UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wendy’s International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Contents

Notice of Annual Meeting of Shareholders
1	Proxy Statement
1	Voting Securities and Principal Holders Thereof
7	Election of Directors
11	Other Director Information, Committees of Directors and Corporate Governance Information
15	Audit Committee Report
16	Compensation Discussion and Analysis
27	Compensation Committee Report
28	Compensation Tables and Other Information
28	Summary Compensation Table
32	Grants of Plan-Based Awards
34	Outstanding Equity Awards at Fiscal Year-End
35	Option Exercises and Stock Vested
35	Pension Benefits
36	Nonqualified Deferred Compensation
37	Termination of Employment for Cause
37	Severance of Employment
38	Termination Following Change in Control (Other than Death)
40	Director Compensation
43	Comparison of Five-Year Total Return for Wendy’s International, Inc., Specified Peer Groups and the S&P 500 Index
44	Certain Transactions Involving Management or 5% Shareholders
44	Ratification of Independent Registered Public Accounting Firm
45	Approval of the new Senior Executive Annual Performance Plan
48	Approval of the 2007 Stock Incentive Plan
57	Shareholder Proposals
64	Other Matters
A-1	Annex A – Audit Committee Charter
B-1	Annex B – Senior Executive Annual Performance Plan
C-1	Annex C – 2007 Stock Incentive Plan
Map to Wendy’s Annual Meeting

WENDY’S INTERNATIONAL, INC.

P.O. Box 256

Dublin, Ohio 43017-0256

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wendy’s International, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Wendy’s International, Inc. (the “Company”) will be held at Wendy’s Corporate Headquarters, One Dave Thomas Boulevard (4288 West Dublin-Granville Road), Dublin, Ohio 43017, on Thursday, April 26, 2007, at 9:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect four Directors, each for a term of three years.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current year.

3.	To approve the Company’s new Senior Executive Annual Performance Plan.

4.	To approve the Company’s 2007 Stock Incentive Plan.

5.	To consider three Shareholder Proposals, if presented at the Annual Meeting, as described on pages 57 to 64 of the Proxy Statement.

6.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 5, 2007 are entitled to notice of and to vote at the Annual Meeting of Shareholders.

YOUR VOTE IS IMPORTANT

Again this year we are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. Voting your shares by the enclosed Proxy, or electronically through the internet or by telephone, does not affect your right to vote in person in the event you attend the meeting.

You are invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed Proxy or as prompted if you vote electronically through the internet or by telephone. For shareholders of record, an admission ticket (which is attached to the enclosed Proxy) and government-issued picture identification will be required to enter the meeting. Shareholders owning common shares through a broker, bank or other record holder must bring evidence of ownership as of March 5, 2007, such as an account statement, proxy issued by the record holder or other acceptable document in addition to a government-issued picture identification. An individual arriving at the meeting site without an admission ticket, account statement, proxy issued by the record holder or other acceptable document and a government-issued picture identification will not be admitted unless the Company can otherwise verify ownership as of the record date. Seating at the meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the meeting. Additional details about admission to the meeting are stated on the back cover of the Proxy Statement.

/s/ Leon M. McCorkle, Jr.

LEON M. McCORKLE, JR.

Secretary

Dublin, Ohio

March 6, 2007

WENDY’S INTERNATIONAL, INC.

P.O. Box 256

Dublin, Ohio 43017-0256

(614) 764-3100

PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held on Thursday, April 26, 2007, and any adjournments thereof, is being solicited on behalf of the Board of Directors of the Company. A shareholder may also choose to vote electronically by accessing the internet site or by using the toll-free telephone number stated on the form of Proxy. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to the Company in writing, by accessing the internet site, by using the toll-free telephone number stated on the form of Proxy, or in open meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated Proxy, by a later-dated electronic vote through the internet site, by using the toll-free telephone number stated on the form of Proxy, or by voting at the open meeting. All properly executed Proxies received by the Board of Directors, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by the Board of Directors which do not specify how shares should be voted will be voted “FOR” the election as Directors of the nominees listed below under “ELECTION OF DIRECTORS”, “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current year, “FOR” approval of the Company’s new Senior Executive Annual Performance Plan, “FOR” approval of the Company’s 2007 Stock Incentive Plan, and “AGAINST” each of the Shareholder Proposals, if presented at the Annual Meeting, as described on pages 57 to 64 of this Proxy Statement.

Solicitation of Proxies may be made by mail, electronic mail, facsimile personal interview and telephone by Officers, Directors and employees of the Company, and by employees of the Company’s transfer agent, American Stock Transfer and Trust Company. In addition, the Company has retained, at an estimated cost of $10,000 plus reasonable expenses, Georgeson Shareholder Communications, Inc., a firm specializing in proxy solicitations. All costs related to the solicitation of Proxies on behalf of the Board of Directors will be borne by the Company, except as noted below. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in sending proxy materials to shareholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that will be borne by the shareholder.

This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on March 12, 2007.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights

The total number of outstanding shares entitled to vote at the meeting is 96,058,051, and only shareholders of record at the close of business on March 5, 2007, are entitled to notice of and to vote at the meeting or any adjournments thereof. Each shareholder is entitled to one vote for each share held and has cumulative voting rights in the election of Directors. A shareholder wishing to exercise cumulative voting rights must notify the President, a Vice President or the Secretary of the Company in writing not less than 48 hours before the meeting. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder requesting cumulative voting, each shareholder will have a number of votes equal to the number of

Directors to be elected multiplied by the number of shares owned by such shareholder and will be entitled to distribute votes among the nominees as the shareholder sees fit. If cumulative voting is requested, as described above, the enclosed Proxy, and votes recorded through the internet or by telephone, would grant discretionary authority to the Proxies named therein to cumulate votes and to distribute the votes among the candidates.

Notice Requirement Relating to the 2007 Annual Meeting of Shareholders

The Board of Directors has adopted the following requirement which is applicable to the 2007 Annual Meeting of Shareholders of the Company. Any shareholder that intends to propose a nomination of a director candidate or otherwise submit any proposal relating to the composition of the Board of Directors for consideration at the Annual Meeting of Shareholders must notify the Corporate Secretary of such nomination or proposal in writing by no later than the close of business on March 15, 2007 in order to be considered timely and appropriate for consideration by the shareholders at the Annual Meeting. The notice should contain all information concerning any such nominee that would be required to be included in a proxy statement relating to any solicitation of proxies with respect to such nominee by the shareholder and the text of any such proposal; the name and address, as they appear in the Company’s books, of the shareholder; the number of common shares of the Company that are beneficially owned by the shareholder; and any material interest of the shareholder in such business. Written notice must be sent to: Corporate Secretary, P.O. Box 256, Dublin, Ohio 43017-0256. No matter will be submitted to vote at the Annual Meeting if written notice has not been given to the Corporate Secretary by such date. No other business other than that set forth in the formal notice of the meeting shall be considered timely for consideration at the 2007 Annual Meeting.

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission (“SEC”)) with respect to the persons known to the Company to own beneficially more than 5% of the outstanding common shares of the Company as of the dates set forth below:

(1) Title of class	(2) Name of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class *
Common shares	Trian Fund Management, L.P. and other joint filers (a)	7,998,200	(a)	8.3%
Common shares	Highfields Capital Management LP and other joint filers (b)	6,841,697	(b)	7.1%

*	Based on 96,058,051 common shares outstanding and entitled to vote as of March 5, 2007.

(a)	Information based solely on a Schedule 13D filed with the SEC on December 13, 2005, as amended by filings on Schedule 13D/A with the SEC on January 18, 2006, March 3, 2006, April 28, 2006, May 31, 2006 and December 4, 2006, by Trian Partners GP, L.P. (“Trian GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Trian Partners, L.P. (“Trian Onshore”), Trian Partners Master Fund, L.P. (“Trian Offshore”), Trian Partners Master Fund (Non-ERISA), L.P. (“Trian Offshore (Non-ERISA)”), Trian Partners Parallel Fund I, L.P. (“Parallel Fund”), Trian Partners Parallel Fund I General Partner, LLC (“Parallel Fund GP”), Trian Partners Parallel Fund II, L.P. (“Parallel Fund II”), Trian Partners Parallel Fund II GP, L.P. (“Parallel Fund II GP”), Trian Partners Parallel Fund II General Partner, LLC (“Parallel Fund II GP LLC”), Trian Fund Management, L.P. (“Trian Management”), Trian Fund Management GP, LLC (“Trian Management GP”, and together with the foregoing, the “Trian Entities”), Nelson Peltz, Peter W. May, Edward P. Garden (the Trian Entities and Messrs. Peltz, May and Garden are hereinafter referred to collectively as the “Trian Filing Persons”), Castlerigg Master Investments Ltd. (“CMI”), Sandell Asset Management Corp. (“SAMC”), Castlerigg International Limited (“CIL”), Castlerigg International Holdings Limited (“CIHL”) and Thomas E. Sandell (“Sandell”, and collectively with CMI, SAMC, CIL and CIHL, the “Sandell Filing Persons” and, together with the Trian Filing Persons, the “Trian/Sandell Filing Persons”).

On November 4, 2005, SAMC and Trian Management entered into an agreement (the “Trian/Sandell Agreement”) pursuant to which the parties agreed to coordinate their efforts with respect to (i) the purchase of up to a 9.9% beneficial ownership interest in the Company and (ii) the proposal of certain actions and/or transaction to the Company. As a result, the Trian/Sandell Filing Persons may be deemed to be a “group” for purposes of the Exchange Act and each Trian/Sandell Filing Person may be deemed to “beneficially own” all of the common shares of the Company owned by each other Trian/Sandell Filing Person. The Trian/Sandell Agreement was to terminate at the conclusion of the 2006 annual meeting of the Company’s shareholders (including any adjournments or postponements thereof) or earlier if the Company shall have announced that it has entered into a definitive agreement whereby all of the Company’s common shares are to be acquired by a third party.

On April 27, 2006, Trian Management and SAMC entered into an amendment to the Trian/Sandell Agreement (the “First Amendment”) pursuant to which the termination date of the Trian/Sandell Agreement was extended until the earlier to occur of (i) December 31, 2006 and (ii) the announcement by the Company that it has entered into a definitive agreement with respect to the sale of all of its common shares to a third party.

On December 1, 2006, Trian Management and SAMC entered into a second amendment to the Trian/Sandell Agreement (the “Second Amendment”) pursuant to which (a) on or after January 1, 2007, Section 1 of the Trian/Sandell Agreement, which provides in part that Trian Management has final approval with respect to the timing, amounts and prices of purchases and sales of common shares of the Company and that all common shares acquired and sold in accordance with the Trian/Sandell Agreement will be allocated on a pro rata basis to the Sandell Filing Persons and the Trian Filings Persons, will no longer be effective, and (b) subject to the procedures and limitations set forth in the Second Amendment, (i) SAMC granted to Trian Management certain rights of first refusal and rights of first offer in the event that on or after January 1, 2007 SAMC elects to transfer any of the common shares of the Company that any Sandell Filing Person beneficially owns and (ii) each of Trian Management and SAMC granted to one another certain tag-a-long rights in the event that a Trian Filing Person or a Sandell Filing Person elects to transfer at least 155,000 common shares of the Company in one or more related private sale transactions with an unaffiliated third party. The Second Amendment further provides that the Trian/Sandell Agreement will terminate at the time that either the Trian Filing Persons or the Sandell Filing Persons no longer beneficially own any common shares of the Company.

The principal business address and the address of the principal office of each of the Trian Filing Persons is: 280 Park Avenue, 41st Floor, New York, New York 10017, except that the principal business address of Trian Offshore and Trian Offshore (Non-ERISA) is: c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896GT, Harbour Centre, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BWI. The principal business address and the address of the principal office of the SAMC and Sandell is: 40 West 57th Street, New York, New York 10019. The principal business address and the address of the principal office for each of CMI, CIL and CIHL is: c/o Citco Fund Services (Curacao) N.V., Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands Antilles.

Trian GP LLC is the general partner of Trian GP, which is the general partner of Trian Onshore, Trian Offshore and Trian Offshore (Non-ERISA). Parallel Fund GP is the general partner of Parallel Fund. Parallel Fund II GP LLC is the general partner of Parallel Fund II GP, which is the general partner of Parallel Fund II. Trian Management GP is the general partner of Trian Management, which serves as (i) the management company for Trian Onshore, Trian Offshore, Trian Offshore (Non-ERISA) and Parallel Fund and (ii) the investment manager for a separate account owned by TCMG-MA, LLC (the “Separate Account”), an indirect subsidiary of Triarc Companies, Inc. (“Triarc”). Trian Management has full discretion and authority to make all investment and voting decisions in respect of the Separate Account. Each of Trian GP LLC, Parallel Fund GP, Parallel Fund II GP LLC and Trian Management GP are owned and controlled by Nelson Peltz, Peter W. May and Edward P. Garden, who therefore are in a position to determine the investment and voting decisions made by the Trian Entities.

Each of Trian Onshore, Trian Offshore, Trian Offshore (Non-ERISA), Parallel Fund and Parallel Fund II is primarily engaged in the business of investing in securities. Trian GP is primarily engaged in the business of serving as the general partner of Trian Onshore, Trian Offshore and Trian Offshore (Non-ERISA). Trian GP LLC is primarily engaged in the business of serving as the general partner of Trian GP. Parallel Fund GP is primarily engaged in the business of serving as the general partner of Parallel Fund. Parallel Fund II GP is primarily engaged in the business of serving as the general partner of Parallel Fund II. Parallel Fund II GP LLC is primarily engaged in the business of serving as the general partner of Parallel Fund II GP. Trian Management is primarily engaged in the business of serving as a management company for certain of the Trian Entities and as investment manager for the Separate Account. Trian Management GP is primarily engaged in the business of serving as the general partner of Trian Management. Nelson Peltz’s present principal occupation or employment is (i) serving as Chief Executive Officer and Chief Investment Officer of Trian Management and, as such, managing the investments of Trian Onshore, Trian Offshore, Trian Offshore (Non-ERISA), Parallel Fund, Parallel Fund II and the Separate Account and (ii) serving as Chairman and Chief Executive Officer and a director of Triarc. Peter May’s present principal occupation or employment is (i) serving as President and Portfolio Manager of Trian Management and, as such, managing the investments of Trian Onshore, Trian Offshore, Trian Offshore (Non-ERISA), Parallel Fund, Parallel Fund II and the Separate Account and (ii) serving as President and Chief Operating Officer and a director of Triarc. Edward Garden’s present principal occupation or employment is (i) serving as Portfolio Manager of Trian Management and, as such, managing the investments of Trian Onshore, Trian Offshore, Trian Offshore (Non-ERISA), Parallel Fund, Parallel Fund II and the Separate Account and (ii) serving as Vice Chairman and a director of Triarc.

CIL is a private investment fund that is primarily engaged in the business of investing in securities and other investment opportunities. CIL invests substantially all of its assets indirectly in CMI, a master trading vehicle. CIHL is the controlling shareholder of CMI and CIL is the controlling shareholder of CIHL. SAMC is the discretionary investment manager of CIL and CMI. Sandell is the controlling shareholder of SAMC and therefore may be deemed to share in the voting and dispositive power with SAMC over the securities beneficially owned by CMI or CIL.

According to the Schedule 13D/A filed with the SEC on December 4, 2006, Trian Onshore, Trian Offshore and Trian Offshore (Non-ERISA) beneficially and directly owns and has sole voting power and sole dispositive power with regard to 727,033, 2,777,305 and 162,506 common shares, respectively, except to the extent that other Trian/Sandell Filing Persons as described below may be deemed to have shared voting power and shared dispositive power with regard to such common shares. Parallel Fund and Parallel Fund II beneficially and directly owns and has sole voting power and sole dispositive power with regard to 134,952 and 30,567 common shares, respectively, except to the extent that other Trian/Sandell Filing Persons as described below may be deemed to have shared voting power and shared dispositive power with regard to such common shares.

According to the Schedule 13D filed with the SEC on December 4, 2006, certain of the Trian/Sandell Filing Persons beneficially own 249,824 common shares that are directly owned by the Separate Account.

Each of Trian GP, Trian GP LLC, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden, by virtue of their relationships to Trian Onshore, Trian Offshore and Trian Offshore (Non-ERISA), may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the common shares that Trian Onshore, Trian Offshore and Trian Offshore (Non-ERISA) directly and beneficially own. Each of Trian GP, Trian GP LLC, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden disclaims beneficial ownership of such common shares for all other purposes. Each of Parallel Fund GP, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden, by virtue of their relationships to Parallel Fund, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the common shares that Parallel Fund directly and beneficially owns.

Each of Parallel Fund GP, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden disclaims beneficial ownership of such common shares for all other purposes. Each of Parallel Fund II GP LLC, Parallel Fund II GP, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden, by virtue of their relationships to Parallel Fund II, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the common shares that Parallel Fund II directly and beneficially owns. Each of Parallel Fund II GP LLC, Parallel Fund II GP, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden disclaims beneficial ownership of such Shares for all other purposes. Each of Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden, by virtue of their relationships to the Separate Account discussed above, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the common shares that the Separate Account directly owns. Each of Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden disclaims beneficial ownership of such common shares for all other purposes.

CMI beneficially and directly owns and has sole voting power and sole dispositive power with regard to 3,916,013 common shares, except to the extent that other Trian/Sandell Filing Persons as described below may be deemed to have shared voting power and shared dispositive power with regard to such common shares.

Each of CIL, CIHL, SAMC and Sandell, by virtue of their relationships to CMI and each of Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden, by virtue of the Trian/Sandell Agreement, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the common shares that CMI directly and beneficially owns. Each of SAMC, Sandell, Trian Management, Trian Management GP, Nelson Peltz, Peter W. May and Edward P. Garden disclaims beneficial ownership of such common shares for all other purposes.

As discussed elsewhere in this Proxy Statement (see page 12), the Company entered into an Agreement with the Trian/Sandell Filing Persons on March 2, 2006 relating to the appointment of Messrs. Levin, Oran and Rothschild as Directors of the Company and setting forth certain agreements between the parties relating to the Trian/Sandell Filing Persons’ investment in the Company. The full text of the agreement is attached as Exhibit 10(v) to the Company’s Form 10-K filed with the SEC on March 6, 2006.

(b)	Information based solely on a Schedule 13G/A jointly filed with the SEC on February 14, 2007 by Highfields Capital Management LP (“Highfields Capital Management”), Highfields GP LLC (“Highfields GP”), Highfields Associates LLC (“Highfields Associates”), Jonathon S. Jacobson, and Richard L. Grubman, with respect to the common shares directly held by Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”) and Highfields Capital III L.P. (collectively with Highfields I and Highfields II, the “Funds”).

Highfields Capital Management is the investment manager to each of the Funds. Highfields GP is the general partner of Highfields Capital Management. Highfields Associates is the general partner of the Funds. Messrs. Jacobson and Grubman are managing members of Highfields GP and senior managing members of Highfields Associates.

Each of Highfields Capital Management, Highfields GP, Highfields Associates, Mr. Jacobson and Mr. Grubman reported beneficial ownership of 6,841,697 common shares and the sole voting power and sole dispositive power over 6,841,697 common shares. The address for each of Highfields Capital Management, Highfields GP, Highfields Associates, Mr. Jacobson and Mr. Grubman is: c/o Highfields Capital Management, John Hancock Tower, 200 Clarendon Street, 51st Floor, Boston, MA 02116.

Security Ownership of Management

The following table sets forth, as of March 5, 2007, information with respect to the Company’s common shares owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table set forth on page 28 of this Proxy Statement and by all Directors and Executive Officers as a group:

Name of beneficial owner or group	Common shares and restricted shares currently held (a)		Common shares that can be acquired within 60 days (b)	Total beneficial ownership	Percent of class
Kerrii B. Anderson	113,384		339,897	453,281	*
Ann B. Crane	5,996		1,067	7,063	*
Janet Hill	6,896		38,348	45,244	*
Thomas F. Keller	9,102		7,117	16,219	*
William E. Kirwan	5,367		18,786	24,153	*
David P. Lauer	143,794	(c)	31,194	174,988	*
Jerry W. Levin	—	(d)	1,067	1,067	*
J. Randolph Lewis	4,682		1,067	5,749	*
James F. Millar	4,496		17,636	22,132	*
Stuart I. Oran	—	(d)	1,067	1,067	*
James V. Pickett	80,921		48,347	129,268	*
Peter H. Rothschild	—	(d)	1,067	1,067	*
John R. Thompson	7,082		1,067	8,149	*
Brendan P. Foley, Jr.	3,700		2,672	6,372	*
Leon M. McCorkle, Jr.	19,836		1,709	21,545	*
Jeffrey M. Cava	20,747		1,709	22,456	*
Jonathan F. Catherwood	21,162		1,709	22,871	*
John T. Schuessler	1,000	(e)	—	1,000	*
Kathie T. Chesnut	1,463	(f)	—	1,463	*
John M. Deane	1,542	(g)	—	1,542	*
All Directors and Executive Officers as a group (19 persons)	449,732		521,738	971,470	1.0%

*	Represents beneficial ownership of less than 1% of the outstanding common shares of the Company.
(a)	The amounts reflected in this column include common shares owned directly or indirectly in which there is voting and/or investment power, in addition to restricted shares, which have voting rights. To the Company’s knowledge, none of these shares have been pledged.
(b)	In accordance with SEC rules, the amounts reflected in this column include options and restricted stock units with the right to acquire the underlying common shares within 60 days following March 5, 2007, in addition to options and restricted stock units vesting within 60 days following March 5, 2007.
(c)	Includes 128,827 common shares held in a trust for which Mr. Lauer, in his capacity as one of the trustees, has shared voting and investment power.
(d)	Messrs. Levin, Oran and Rothschild were named Directors effective March 6, 2006.
(e)	Mr. Schuessler retired as Chief Executive Officer and President effective April 17, 2006.
(f)	On July 11, 2006, Mrs. Chesnut transferred employment to Fresh Enterprises, Inc., a subsidiary of the Company until November 28, 2006. Her employment with that subsidiary terminated in connection with the Company’s disposition of that entity effective November 28, 2006.
(g)	Mr. Deane’s employment as Executive Vice President of Operations terminated effective May 31, 2006.

In addition to the amounts shown above, as of March 5, 2007, Dr. Kirwan held 5,795 phantom shares under the Company’s Deferred Compensation Plan. Under that plan, phantom shares are payable in common shares of the Company not earlier than six months after termination as a Director with the Company. Phantom shares do not have voting rights.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and Executive Officers to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. The Company assists its Directors and Executive Officers in completing and filing those reports. The Company believes that all filing requirements applicable to its Directors and Executive Officers were complied with during the last completed fiscal year, except that one Form 4, disclosing an award of 30,600 restricted shares resulting from the settlement of a performance share award, was filed one day late by the Company on behalf of Kerrii B. Anderson.

ELECTION OF DIRECTORS

The Board of Directors has designated the following nominees for election as Directors of the Company with their terms to expire in 2010:

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Janet Hill	59	Vice President, Alexander & Associates, Inc., Washington, D.C. Mrs. Hill provides corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. Alexander & Associates, Inc. is a corporate consulting firm. (1)	1994

John R. Thompson	55	Senior Vice President and General Manager, BestBuy.com, a subsidiary of Best Buy Co., Inc., Richfield, Minnesota. Mr. Thompson joined Best Buy in April, 2001 as Senior Vice President of Supply Chain and Business Systems. He was Chief Information Officer and Senior Vice President for Customer Service, Information Systems, Distribution, Logistics and e-Business at Liz Claiborne, Inc. from February, 1995 to March, 2001. Mr. Thompson was Chief Information Officer and Executive Vice President at Goody’s Family Clothing, Inc. from February, 1993 to February, 1995. Best Buy is a retailer of consumer electronics, home-office equipment, entertainment software and major appliances. (1)	2004

J. Randolph Lewis	57	Senior Vice President, Distribution and Logistics, Walgreen Co., Deerfield, Illinois. Mr. Lewis joined Walgreen Co. in March, 1992 as Vice President, Logistics and Planning. He was promoted to his current position in March, 1996. Prior to joining Walgreen Co. he was a partner in the consulting division of Ernst & Young. Walgreen Co. is the nation’s largest drugstore chain. (1)	2004

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Stuart I. Oran	56

Managing Member, Roxbury Capital Group LLC, which he founded in April, 2002, New York, New York. Roxbury Capital Group is engaged in advisory and private equity investment activities relating to acquisitions, capital formation, corporate restructurings and oversight of portfolio companies. Since September 1, 2006, Mr. Oran has also been Senior Managing Director of Porticoes Finance LLC, a commercial lending business. From July, 1994 to March, 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, including Executive Vice President–Corporate Affairs, Senior Vice President–International (responsibility for United’s business and operations outside the United States and Canada) and Senior Vice President–Business Aviation for United and President and Chief Executive Officer of Avolar (United’s business aviation business). Prior to joining UAL and United, Mr. Oran was a corporate partner at the law firm of Paul, Weiss, Rifkind, Wharton and Garrison LLP from 1974 to 1994.

On December 9, 2002, UAL Corporation and its subsidiaries, including United Airlines, filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code.

			2006

The following Directors will continue to serve after the 2007 Annual Meeting:

Terms Expiring in 2008

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Kerrii B. Anderson	49	Chief Executive Officer and President. Mrs. Anderson joined the Company on September 1, 2000 as Executive Vice President and Chief Financial Officer. She was named interim Chief Executive Officer and President on April 17, 2006 and Chief Executive Officer and President on November 9, 2006. Prior to joining the Company, Mrs. Anderson had held the titles of Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. since 1987. She was also Secretary of M/I Schottenstein Homes, Inc. from 1987 to 1994 and Assistant Secretary from 1994 until she joined the Company. (1)	2000

William E. Kirwan	68	Chancellor, University System of Maryland, Adelphi, Maryland. Dr. Kirwan assumed this position effective August 1, 2002. He had previously served as President of The Ohio State University for four years and as President of the University of Maryland for nine years.	2001

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Ann B. Crane	50	President and Chief Executive Officer, Crane Group, Columbus, Ohio. Ms. Crane has been President of Crane Group since 1996 and assumed the position of Chief Executive Officer in January, 2003. Crane Group is a diversified company comprised of several manufacturing businesses primarily serving the home building and commercial markets, real estate investments and equities.	2003

Jerry W. Levin	62	Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm organized by Mr. Levin in February, 2005, New York, New York. Mr. Levin also serves as Chairman and interim Chief Executive Officer of Sharper Image Corporation. Mr. Levin was Chairman and Chief Executive Officer of American Household, Inc. (formerly the Sunbeam Corporation), a consumer products company, from June, 1998 until January, 2005. In 1989, he joined MacAndrews & Forbes Holdings Inc. which controlled a number of companies, including The Coleman Company, Inc. and Revlon, Inc. Mr. Levin held executive positions in each of these companies including the title of Chairman from 1989 to 1998. Mr. Levin was also with the Pillsbury Company initially as head of corporate development and then as chief executive of several operating units within the Pillsbury Company that included Haagen-Dazs and the firm’s restaurant group (comprised of Burger King, Steak & Ale, Bennigan’s, Chart House and Godfather’s Pizza) from 1974 to 1989. (1)	2006

Terms Expiring in 2009

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
James V. Pickett	65	Chairman of the Board. Chairman, The Pickett Realty Advisors Inc., Dublin, Ohio. Mr. Pickett has served as President and Chief Executive Officer of various companies generally known as The Pickett Companies since 1969. The Pickett Companies are involved in real estate development, ownership and management. Mr. Pickett was the Vice Chairman of Banc One Capital Corporation from February 1, 1993 to August 4, 1999. He was also a Principal of Stonehenge Financial Holdings, Inc., an investment management firm, from August 6, 1999 to July 31, 2004. Mr. Pickett was appointed Chairman of the Board on April 17, 2006.	1982

Thomas F. Keller	75	R.J. Reynolds Professor Emeritus of Business Administration and Dean Emeritus, Fuqua School of Business, Duke University, Durham, North Carolina. Dr. Keller was the R.J. Reynolds Professor of Business Administration at the Fuqua School of Business at Duke University until he retired on September 1, 2004. He was Dean of the Fuqua School of Business until he retired from that position on May 31, 1996. He was also Dean of the Fuqua School of Business Europe from July 1, 1999 to June 30, 2001. (1)	1991

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
David P. Lauer	64	Retired President and Chief Operating Officer, Bank One, Columbus, NA, Columbus, Ohio. Mr. Lauer was Office Managing Partner of the Columbus office of Deloitte & Touche LLP from January, 1989 until he retired in June, 1997. He was also a member of the board of directors of Deloitte & Touche LLP from 1988 to 1995. He was appointed to his former position with Bank One, Columbus, NA in June, 1997. Mr. Lauer retired from that position in January, 2001. He has been a Certified Public Accountant since 1968. (1)	2000

James F. Millar	59	Retired Executive Director–Strategic Initiatives, Cardinal Health, Inc., Dublin, Ohio. Mr. Millar was President and Chief Executive Officer–Healthcare Products and Services of Cardinal Health, Inc. from 2002 to 2004. He was President and Chief Operating Officer of Cardinal Health’s Pharmaceutical Distribution, Provider Services and Medical Products businesses from 2000 to 2002, and Group President–Pharmaceutical Distribution and Provider Services from 1997 to 2000. Mr. Millar joined Cardinal Health, Inc. in 1987 and throughout his tenure held numerous senior executive positions until his retirement effective March 3, 2005. Cardinal Health, Inc. is the leading provider of products and services supporting the healthcare industry.	2001

Peter H. Rothschild	51	Managing Member of Daroth Capital LLC since its founding in 2001, New York, New York. Mr. Rothschild is also President and CEO of Daroth Capital Advisors LLC (a subsidiary of Daroth Capital LLC). Daroth Capital LLC is involved in investing and advising clients on financings, mergers and acquisitions and restructuring. Daroth Capital Advisors LLC, a member of the National Association of Securities Dealers, provides investment banking advice and raises capital for its clients. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, the predecessor company to Dresdner Kleinwort Wasserstein, from 1996 to 2001. He was also a senior Managing Director and Head of the Natural Resources Group at Bear Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups from 1990 to 1996. Mr. Rothschild served as Managing Director and Head of the Industrial Group at Drexel Burnham Lambert from 1984 to 1990. (1)	2006

(1)	Mrs. Hill serves as a director of Dean Foods Company and Sprint Nextel Corporation; Mr. Thompson serves as a director of Belk, Inc.; Mr. Lewis serves as a director of Tim Hortons Inc.; Mrs. Anderson serves as a director of Laboratory Corporation of America Holdings; Mr. Levin serves as a director of Sharper Image Corporation, Ecolab Inc. and U.S. Bancorp; Dr. Keller serves as a director of Biogen Idec Inc.; Mr. Lauer serves as a director of Diamond Hill Investment Group, Huntington Bancshares Incorporated, Tim Hortons Inc. and R.G. Barry Corporation; Mr. Rothschild serves as a director of Deerfield Triarc Capital Corp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS LISTED ABOVE. Unless otherwise directed, the persons named in the Proxy will vote the Proxies FOR the election of Mrs. Hill, Mr. Thompson, Mr. Lewis and Mr. Oran as Directors of the Company, each to serve for a term of three years and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the Proxies will be voted for such other person or persons as may be designated by the Directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a Director.

Under Ohio law and the Company’s Regulations, the nominees receiving the greatest number of votes will be elected as Directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of Directors or toward the election of the individual nominees specified on the Proxy. However, as further described below, under the Board’s Governance Guidelines, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation from the Board.

OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND

CORPORATE GOVERNANCE INFORMATION

The Board of Directors originally adopted Principles of Governance and Governance Guidelines in February, 2001. The Board last amended its Governance Guidelines in February, 2007. The Governance Guidelines address Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Principles of Governance and Governance Guidelines, the Board of Directors meets quarterly in executive session (without management present). James V. Pickett, Chairman of the Board, presides at executive sessions of the independent Directors.

The Governance Guidelines provide that the Board’s goal is that a substantial majority of the Directors should be independent Directors. A Director will be designated as independent if he or she (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by New York Stock Exchange listing standards; (iii) has no business conflict with the Company or its subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board of Directors. The Board of Directors has affirmatively determined that the following Directors are independent under that definition:

Ann B. Crane	J. Randolph Lewis
Janet Hill	James F. Millar
Thomas F. Keller	Stuart I. Oran
William E. Kirwan	James V. Pickett
David P. Lauer	Peter H. Rothschild
Jerry W. Levin	John R. Thompson

In making its determination that the foregoing Directors are independent, the Board considered all relevant facts and circumstances, not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation. In evaluating each Director’s independence, the Board considers relationships that may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. During its evaluation, the Board considered Mr. Lauer’s continuing directorship with Huntington Bancshares and the possibility that its subsidiary, The Huntington Bank, could from time to time be involved in financial transactions with the Company.

The Board recently amended the Governance Guidelines to provide that in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, the Director’s length of service, the Director’s particular qualifications and contributions to the Company, the reasons underlying the majority withheld vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 100 days following the shareholders’ meeting date.

The Governance Guidelines further provide that the Directors are invited and expected to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders in 2006.

The Corporate Governance section of the Company’s corporate and investor website (www.wendys-invest.com) contains the Principles of Governance and Governance Guidelines. The Company’s corporate and investor website also contains a description of its strategic plan, including the elements of the plan and the role of the Directors in the development, formulation and oversight for future performance and refinement of the plan.

A total of 16 meetings of the Board of Directors of the Company were held during 2006. No Director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which that Director served during the period each served as a Director.

Information on compensation for Directors who are not employees of the Company is set forth on pages 40 to 42 herein.

The Company entered into an agreement, dated as of March 2, 2006 (the “Trian Agreement”), with the Trian/Sandell Filing Persons. Pursuant to the Trian Agreement, the Company agreed to increase the size of its Board of Directors and appoint as Directors to fill the three newly created vacancies Peter H. Rothschild, Stuart I. Oran and Jerry W. Levin, with terms expiring in 2006, 2007 and 2008, respectively (Mr. Rothschild was subsequently elected to a three-year term expiring in 2009). The Company also agreed that at its 2007 Annual Meeting, the Board would nominate Mr. Oran for re-election as a Director of the Company, with a term expiring in 2010. The Trian/Sandell Filing Persons have in turn agreed to certain commitments and standstill provisions through June 30, 2007 (subject to early termination in, among other circumstances, the event the Company does not abide by specified commitments in the Trian Agreement). The full text of the Trian Agreement is attached as Exhibit 10(v) to the Company’s Form 10-K filed with the SEC on March 6, 2006.

In accordance with New York Stock Exchange requirements, the Board of Directors has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which have written charters and are comprised solely of independent Directors as discussed above. The Principles of Governance, Governance Guidelines, the Standards of Business Practices, a Code of Business Conduct (applicable to directors) and written charters for the Nominating and Corporate Governance, Compensation and Audit Committees are available on the Company’s investor website at www.wendys-invest.com and a copy of the foregoing will be made available (without charge) to any shareholder upon request.

The Company has adopted a code of ethics that applies to all of its officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This code of ethics, designated as the Standards of Business Practices by the Company, can be found on the Company’s corporate and investor website at www.wendys-invest.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Standards of Business Practices that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Company’s corporate and investor website.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is independent as discussed above. In February, 2006 the Committee recommended, and the Board of Directors approved, a revised Nominating and Corporate Governance Committee Charter, which can be found on the Company’s corporate and investor website.

The members of the Nominating and Corporate Governance Committee are Messrs. Pickett (Chair), Kirwan, Lauer, Levin and Millar. The Committee met four times during 2006. The Nominating and Corporate Governance Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Committee also reviews the Principles of Governance and Governance Guidelines, makes recommendations to the Board with respect to other corporate governance principles applicable to the Company, oversees the annual evaluation of the Board and management, and reviews Board and management succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a Director. Potential candidates are identified with the assistance of an outside search firm and evaluated according to the qualification criteria as set forth in the Board’s Governance Guidelines:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Board training and experience in business, government, education or technology;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the best interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity, and other relevant factors as the Board may determine.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2008 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than November 13, 2007, to James V. Pickett, P.O. Box 256, Dublin, Ohio 43017-0256. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

Each member of the Compensation Committee is independent as discussed above. In February, 2007 the Committee recommended, and the Board of Directors approved, a revised Compensation Committee Charter, which can be found on the Corporate Governance section of the Company’s corporate and investor website.

The members of the Compensation Committee are Messrs. Millar (Chair), Kirwan, Levin and Lewis, and Mses. Crane and Hill. The Compensation Committee met nine times during 2006. The Compensation

Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and discussing with the Company’s management the compensation discussion and analysis included in the proxy statement, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, making administrative and compensation decisions under equity compensation plans approved by the Board, and adopting and administering one or more cash bonus plans, subject to shareholder approval, which will qualify compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and implementing and administering such plans.

Compensation Committee Interlocks and Insider Participation

In 2006, Kerrii B. Anderson, the Company’s Chief Executive Officer and President, served as a Director of Tim Hortons Inc., which was a subsidiary of the Company until it was spun-off on September 29, 2006. She also served on the Compensation Committee of the Board of Directors of Tim Hortons Inc. As contemplated by the Boards of the Company and Tim Hortons in separating the two companies, Mrs. Anderson resigned from the Board and Compensation Committee of Tim Hortons Inc. on February 1, 2007. Paul D. House is (and was during 2006) Chief Executive Officer and President of Tim Hortons Inc. In 2006, Mr. House was a Director of the Company. Also as contemplated, Mr. House resigned as a Director of the Company’s Board on February 1, 2007.

Audit Committee

Each member of the Audit Committee is independent as discussed above. In January, 2004, the Committee recommended, and the Board of Directors approved, a revised Audit Committee Charter, which is attached as Annex A to this Proxy Statement.

The members of the Audit Committee are Messrs. Keller (Chair), Lauer, Pickett and Thompson. The Committee met 11 times during 2006. The Audit Committee’s functions include providing assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the Company’s system of internal controls, the internal audit function, the Company’s code of ethical conduct, retaining and, if appropriate, terminating the independent registered public accounting firm, and approving audit and non-audit services to be performed by the independent registered public accounting firm.

The Board of Directors has determined that all current Audit Committee members are financially literate and that each of Thomas F. Keller, David P. Lauer and James V. Pickett is an “audit committee financial expert” as such term is defined by the SEC under Item 407(d) of Regulation S-K. The Board of Directors has affirmatively determined that each current member of the Audit Committee is independent in accordance with the listing standards of the New York Stock Exchange.

Mr. Lauer currently serves on the audit committees of more than three public companies. The Board of Directors has determined that such service does not impair Mr. Lauer’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent registered public accounting firm are pre-approved. The Committee’s Pre-Approval Policy can be found on the Company’s corporate and investor website. No services were provided by the independent registered public accounting firm in 2006 that were approved by the Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Committee after such services have been performed).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years of the Company.

	2006	2005
Audit fees (1)	$2,384,000	$2,887,300
Audit-related fees (2)	$870,800	$1,237,100
Tax fees (3)	$110,900	$312,200
All other fees (4)	$0	$0

Total	$3,365,700	$4,436,600

(1)	Includes services rendered for the integrated audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In 2005, this amount included audit and review services related to the anticipated initial public offering of Tim Hortons Inc. The costs associated with Tim Hortons Inc. decreased in 2006 with the full spin in late 2006.

(2)	Includes assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements not reported as “audit fees”. Audit-related fees for both years include accounting research and services provided to advertising funds. In 2005, this amount reflects primarily consultations with Company management related to the anticipated initial public offering of Tim Hortons Inc. The consultation costs decreased in 2006 following the initial public offering of Tim Hortons Inc.

(3)	Includes services rendered for tax compliance, tax advice and tax planning. Tax fees for both years primarily include services related to the organization of the Company’s subsidiaries, other tax and tax planning advice and services rendered in connection with federal and international tax audits. In 2005, this amount included fees associated with tax consultations related to the anticipated initial public offering of Tim Hortons Inc.

(4)	No products or services were provided to the Company other than those reported as audit, audit-related or tax fees.

AUDIT COMMITTEE REPORT

In performing its responsibilities, the Audit Committee, in addition to other activities, (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented, and the Public Company Accounting Oversight Board’s Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting performed in conjunction with an Audit of Financial Statements); and (iii) received the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006 for filing with the SEC.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence.

Respectfully submitted,

Audit Committee

Thomas F. Keller, Chair

David P. Lauer

James V. Pickett

John R. Thompson

COMPENSATION DISCUSSION AND ANALYSIS

What are the objectives of the Company’s compensation program?

The primary focus of our executive compensation programs is to improve Company performance year-over-year and over a longer-term period. The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage the Company to meet these goals and to retain them over the long-term. To this end, for those executives named in the Summary Compensation Table (see page 28), the annual and long-term incentive plans were designed to provide a significant financial link between Company results (income growth and total return) to shareholders and total compensation earned.

In developing the programs, a key consideration was to have plans that were easy to understand and administer while being competitive with the programs offered by other restaurant companies and other large organizations with which the Company competes for executive talent.

Over the past several years, management and the Compensation Committee (the “Committee”) have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business goals, and during 2006, completed a thorough evaluation of the programs, with the intention of making program changes for 2007 and beyond. These changes are described later in this report, in the section titled Planned 2007 Compensation Program.

What is the compensation program designed to reward?

Historically, our philosophy has been to reward team performance, measured by overall Company results and results for each brand. The annual incentive plans for 2006, which included the Senior Executive Annual Performance Plan for Mr. Schuessler, our retired CEO, and for Mrs. Anderson, our CEO and former CFO, and the Executive Annual Performance Plan for other Executive Officers, rewarded growth in net income and earnings before interest and taxes (“EBIT”) for each brand.

The long-term incentive plan also rewards team performance over a multi-year period focusing on relative total shareholder return, earnings per share and net income performance against plan, through grants of performance shares, restricted stock and restricted stock units.

How does the Committee operate?

The Committee’s functions and members are described on pages 13 and 14 of this Proxy Statement. The Committee’s Charter is posted on the Company’s corporate and investor relations website (www.wendys-invest.com). The Committee meets as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Chairperson of the Committee is responsible for leadership of the Committee, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board. The Chairperson, with the assistance of management, also sets the agenda for Committee meetings.

Among other things, the Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies, if authorized by the Board. The Committee has retained Towers Perrin, a nationally-recognized human resources and executive compensation consulting firm, to assist the Committee in determining and recommending executive and Director compensation.

What are the elements of compensation?

The elements of the Company’s compensation program are:

•	Base salary

•	Annual incentives

•	Long-term incentives, which, for 2006, were provided through the use of performance shares and restricted stock units

•	Retirement and other benefits

Each of these elements of pay is described below.

Base Salaries

Base salaries are intended to reward Executive Officers and other employees based upon their roles within the Company and for their performance in those roles. Base salaries are established when an Executive Officer is hired, based on market benchmarks for the position, and adjusted based on the Executive Officer’s skills, capabilities, accomplishments and experience in similar roles.

Base salaries are benchmarked using competitive data. For the CEO and CFO, the Committee used peer restaurant companies as described below and a broader group of restaurant companies from the Chain Restaurant Compensation Association (“CRCA”) Survey. For other Executive Officer positions, base salary benchmarks are developed using data from Towers Perrin’s Executive Compensation Database consisting of more than 300 companies representing a broad spectrum of industries and, for operations positions, data from the CRCA Survey. Base salaries are targeted at the 50th percentile of the benchmark competitive data. All pay benchmarks are established using regression analysis to size the data to reflect the Company’s size and scope.

The peer companies include other large, quick-service or casual restaurant companies. The companies in the peer group used to evaluate pay for the CEO and CFO positions in 2006 were as follows:

•	Applebee’s International, Inc.

•	Bob Evans Farms, Inc.

•	Brinker International, Inc.

•	CBRL Group, Inc.

•	CKE Restaurants, Inc.

•	Darden Restaurants, Inc.

•	Denny’s Corporation

•	Domino’s Pizza, Inc.

•	Jack in the Box Inc.

•	McDonald’s Corporation

•	Ruby Tuesday, Inc.

•	Sonic Corp.

•	Starbucks Corporation

•	YUM! Brands, Inc.

Base salary adjustments are generally considered on an annual basis, and take into account the Executive Officer’s individual performance, pay relative to the 50th percentile, changes in responsibilities, and future potential. The Committee considers and makes recommendations to the Board on salary changes for the CEO and other Executive Officers after discussing performance and responsibilities of each Executive Officer with the CEO. Changes in salaries for the CEO and other Executive Officers are approved by the Board (the CEO does not participate in the Board’s deliberations on salaries for Executive Officers).

Annual Incentives

Annual incentives are used to focus Executive Officers and other Officers on the Company’s annual performance plan, and to reward them for achieving pre-established performance goals. This plan, along with the long-term incentive plan, puts a significant portion of each Executive Officer’s pay at risk, so that these incentives are only earned when key performance goals are attained.

Annual incentive opportunities were targeted at the 75th percentile of competitive practice for 2006. The amount paid for performance in 2006 was based upon actual performance relative to Enterprise net income goals (subject to pre-established disregarded items as described in the next paragraph) for the named Executive Officers listed in the Summary Compensation Table. Executive Officers with performance ratings that fell in the bottom two of five rating categories were ineligible for any incentive award for 2006.

In 2006 there were four key performance levels: threshold, budget, target, and maximum, with interpolation for performance between these levels. The threshold performance goals required improvement over prior year and would have resulted in payment of 50% of the target award if this level of performance was attained. The budget performance level was established based on the Company’s annual plan, with 70% of the target bonus opportunity payable for performance at this level. The Enterprise net income requirement for payout of the full target bonus opportunity for 2006 was $260,538,440, which represented a 9.6% increase over prior year performance. For the purposes of the annual incentive plans, Enterprise net income was determined disregarding the impact of (i) costs incurred in connection with the initial public offering and spin-off of Tim Hortons Inc., including costs related to additional employees hired by Tim Hortons Inc. or its subsidiaries as a result of its becoming a separate reporting company, (ii) interest costs or other expense incurred by Tim Hortons Inc. related to revolving credit and other debt financing arrangements entered into by Tim Hortons Inc. in 2006, (iii) the sale of equity of Tim Hortons Inc. in the initial public offering (which decreased the Company’s reported earnings attributable to earnings of Tims Hortons Inc.), (iv) the Tim Hortons Inc. initial public offering and spin-off on the Company’s 2006 income tax expense, (v) costs (including charges) incurred in connection with the sale or other disposition of one or more other business units of the Company, (vi) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, or (vii) new accounting standards or interpretations issued in 2006. In addition, the actual performance was adjusted to add the budgeted consolidated earnings of Tim Hortons Inc. and any other business unit sold or otherwise disposed of to the earnings results of the Company for the periods in 2006 for which the earnings results of Tim Hortons Inc. and other business units sold or otherwise disposed of were not included in the consolidated earnings results of the Company.

The maximum performance level for 2006 required more than 26% growth in Enterprise net income, exclusive of the disregarded items listed above, and would have resulted in a payout of 150% of target, if achieved.

Bonus opportunities for the named Executive Officers were denominated as specific dollar amounts in 2006, based upon the executive’s level. These opportunities ranged from 65% to 162% of salary. Except as described below, actual performance for 2006 resulted in bonuses paid at 130% of target for the named Executive Officers. Mr. Schuessler’s bonus payout was computed in accordance with the terms of his retirement agreement, see page 21. Mrs. Chesnut and Mr. Deane did not receive any bonus based on 2006 performance.

The Committee also established an incentive pool for 2006 to be used to recognize and retain certain individuals critical to the success of various initiatives implemented in 2006, including members of the Executive Officer group (excluding Mrs. Anderson). Those initiatives included, among others, the initial public offering and spin-off of Tim Hortons Inc. and the reduction of approximately $100 million of costs in 2007 over its expected general and administrative and other costs in 2006. Pursuant to the terms of this incentive program, these retention awards were not paid to any named Executive Officers since the incentive opportunity under the regular annual incentive plan reached a specified level.

Long-Term Incentives

Long-term incentives in the form of Company equity are used to promote an ongoing focus on improvements in the Company’s total return to shareholders, by ensuring that, over time, a significant amount of each Executive Officer’s total wealth opportunities are dependent upon this return.

2006 was the third year in which performance shares, restricted stock or restricted stock units were used as the vehicles to focus Executive Officers on the longer-term success of the Company. Performance shares were granted to those Executive Officers designated by the Committee, as a means to preserve the deductibility of their compensation under Code Section 162(m). At the end of a one-year period, these shares are settled in earned performance shares, if the Company had positive earnings per share (a description of how settlement occurred appears below). Restricted stock units were awarded to other Executive Officers. These restricted stock units vest ratably over four years. The actual value of these units will ultimately be dependent on the value of the Company’s stock over time.

Before 2006, the Company had used a fixed share grant guideline, set at the 60th percentile of the relevant comparator group, to establish the target grant each year. Grants were made based on a percentage of each participant’s salary grade midpoint, so that all participants in a grade received the same number of shares or units.

Historically, the Company established its grant guideline for a three-year period. However, in 2006, the Committee determined that the targeted grant should be denominated as a dollar value, equal to the 60th percentile of the relevant comparator group, and converted to shares or units on the grant date, typically May 1 of each year. This change from a fixed share guideline was made to recognize the total compensation value realized by executives from equity grants in prior years, and to better align the size of grants with the Company’s 60th percentile long-term incentive philosophy. Had this change not been made for 2006, the value of the performance share and restricted stock unit grants would have been above the 60th percentile target due to the Company’s increased stock price compared to May 1, 2005.

For Executive Officers who did not receive performance shares in 2006, the full target award would have been granted as restricted stock units in 2006 for achievement of both median total shareholder return relative to the S&P 500 and the attainment of earnings per share for 2005 of $1.98. The amount of restricted stock units awarded to other Executive Officers in 2006 was decreased by 10% based on earnings per share performance for 2005 that was below plan and relative three-year total shareholder return that fell at the 73rd percentile of the S&P 500.

The performance shares awarded to designated Executive Officers in 2006 settled in earned performance shares. The number of earned performance shares issued in settlement was dependent on Wendy’s net income performance relative to plan in 2006 over the prior year. These adjustments could increase or decrease the number of earned performance shares issued in settlement of the performance share awards by up to 20%. Based on the Company’s actual net income in 2006 (adjusted as described in footnote 6 to the Summary Compensation Table, see pages 29 to 31), the amount of earned performance shares issued in 2007 in settlement of performance shares awarded in 2006 increased by 20%. These shares vest ratably over four years. The actual value of these shares will ultimately be dependent on the value of the Company’s stock over time.

In addition to the long-term incentive grants described above, the Committee awarded Mrs. Anderson additional restricted stock units for her services as interim CEO. These units included dividend equivalent rights and vest ratably over a four year period. No changes were made to Mrs. Anderson’s base salary or bonus opportunities in conjunction with her acceptance of the interim CEO role.

Retirement and Other Benefits

The Company’s benefits program includes retirement plans and group insurance plans. The objective of the program is to provide Executive Officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which could interrupt the Executive Officer’s employment and/or income received as an active employee. Retirement plans, including the supplemental executive retirement plans that cover the Executive Officers, are designed to provide a competitive level of retirement income to Executive Officers and to reward them for continued service with the Company. The retirement program for Executive Officers consists of two tax-qualified plans that cover all full-time management and administrative employees, and the supplemental executive retirement plans.

Additional information regarding retirement benefits is provided in the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying footnotes (see pages 35 to 37). The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the supplemental long-term disability plan, which covers Executive Officers and other Officers.

Prior to the end of 2006, the Company provided three other types of benefits to Executive Officers and other Officers and key employees. These benefits included use of a Company vehicle, use of Company aircraft for personal travel and an executive health care program. The Company terminated its Company vehicle program on October 1, 2006 for corporate-based Officers. Participants in that program on the termination date received a one-time cash payment equivalent to 18 months’ car allowance.

The Company also changed its policy for personal use of Company aircraft effective October 25, 2006. Under the new policy, executives are no longer permitted to make personal use of Company aircraft, except that family members may accompany an executive on business travel if space permits and any personal flights scheduled as of October 25, 2006 could be taken if the executive paid the Company its cost of owning and operating the aircraft for the flight. No new personal use flights could be scheduled after October 25, 2006. Additional information about personal use of Company aircraft in 2006 is described in footnote 4 to the Summary Compensation Table.

The executive health care program was terminated as of December 31, 2004.

How does each element fit into the overall compensation objectives, and affect decisions regarding other elements?

In general, the compensation policies have provided for a more significant emphasis on long-term equity compensation than on current cash compensation for the CEO and CFO positions. This pay mix supports their roles in enhancing value to shareholders over the long-term. For Executive Officers below this level, annual incentive opportunities were weighted more heavily than the long-term equity component for 2006. For all Executive Officers, the variable pay components, at target (annual and long-term incentives), represented more than half of the total pay opportunity, with almost 80% of total compensation at risk for the former CEO and the CEO. Through this mix of pay, non-performance has a significant affect on the amount of compensation realized by Executive Officers.

While each element is compared to the market separately, with the target opportunities established for each element on an independent basis, the Committee evaluates the overall total direct compensation package (base salary, annual incentive and long-term incentive) relative to market conditions. The Committee engaged Towers Perrin to conduct an analysis of the pay for the Company’s Executive Officers compared to the relevant comparator groups described in the Base Salary section, above. This information was used to establish the appropriate target opportunities to ensure that they are being set at the desired level. The Committee also reviewed a tally sheet for the CEO and CFO that encompassed all elements of compensation and benefits.

Code Section 162(m) generally limits the ability of a publicly-held corporation, such as the Company, to claim a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the CEO (or person acting in that capacity) at the close of the corporation’s fiscal year and the four most highly compensated officers of the corporation, other than the CEO, at the end of the corporation’s fiscal year, unless the requirements specified in applicable Internal Revenue Service regulations are met. The $1 million compensation deduction limitation does not apply to “performance-based compensation”. The Company believes that compensation paid under the Senior Executive Annual Performance Plan, its stock option plans, the performance shares awarded to Mrs. Anderson under the 2003 Stock Incentive Plan and options or performance units awarded under the 2007 Stock Incentive Plan, if approved by shareholders, qualifies as “performance-based compensation” for purposes of Section 162(m).

The Company accounts for equity awards in accordance with Statement of Financial Accounting Standards No. 123R and the accounting treatment of the various types of compensation awarded to Executive Officers and other employees is one factor considered by the Committee in making compensation decisions.

Executive Agreements

Change in Control Agreements

The Company has previously entered into agreements with each of the Executive Officers that provide for benefits to the executive if terminated without cause after a change in control of the Company, or by the Executive Officer for good reason. These agreements would only result in severance benefits after a change in control if the executive is terminated within five years after such an event, for benefits other than unvested equity awards. Unvested equity awards (stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units) will vest immediately upon a change in control, consistent with the provisions of the Company’s existing equity compensation plans. The agreements are described more fully beginning on page 39.

These agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

Retirement Agreement with Mr. Schuessler

Mr. Schuessler retired as Chairman of the Board and CEO effective April 17, 2006. In connection with this retirement, the Company entered into a Retirement Agreement with Mr. Schuessler. Pursuant to the terms of this agreement, Mr. Schuessler agreed to serve as a consultant to the Company through April 17, 2008 and also agreed to confidentiality and non-compete provisions. Under this agreement, Mr. Schuessler is entitled to receive $3 million, payable in installments through April 17, 2008 subject to compliance with the terms of the agreement.

Mr. Schuessler was entitled to receive an additional cash payment to the extent that the Nominal 2006 Cash Bonus Amount exceeded $900,000. The Nominal 2006 Cash Bonus Amount was equal to the amount Mr. Schuessler would be entitled to be paid pursuant to the Company’s Senior Executive Annual Performance Plan, in accordance with the performance objectives and measures adopted by the Committee on March 17, 2006 and without reduction at the Committee’s discretion, if Mr. Schuessler had still been employed by the Company on the payment date for 2006 awards under that plan.

In addition, Mr. Schuessler retained the ability to exercise his vested non-qualified stock options until the earlier of the option expiration date or 48 months after April 17, 2006. He also received shares and units issued pursuant to grants made in March and April 2004. He will not receive shares in connection with the performance shares that were awarded to him in March 2005 and March 2006.

Mr. Schuessler and his dependents are also entitled to participate in the Company’s group health insurance plan for up to seven and one-half years after April 17, 2006. The Company pays Mr. Schuessler an amount equal to the premium cost for participation through April 17, 2008, after which he will be responsible for this cost.

Mr. Schuessler was also reimbursed $34,453 for legal and financial planning costs incurred in conjunction with his retirement and will receive all benefits accrued in his account as of April 17, 2006, under the Company’s retirement plans.

Agreement with Interim CEO

On May 1, 2006, Kerrii B. Anderson received an award of 16,234 restricted stock units for her service as interim Chief Executive Officer and President of the Company. This award converted to 33,624 restricted stock units following the spin-off of Tim Hortons Inc. The restricted stock units can be settled only in common shares of the Company and include dividend equivalent rights. For Mrs. Anderson, 25% of the restricted stock units will vest on May 1, 2007 and an additional 25% will vest on May 1 of each of the next three years. The vesting dates would be accelerated if the Company is involved in certain change in control transactions as specified in the Company’s 2003 Stock Incentive Plan. If Mrs. Anderson’s employment is terminated for any reason other than (i) death, (ii) disability, (iii) retirement or

(iv) termination by the Company (including constructive discharge) other than for cause on or before April 25, 2008, any remaining restricted stock units will be forfeited as of the date of such termination. If her employment is terminated by reason of her (i) death, (ii) disability, (iii) retirement or (iv) if her employment is terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008, all remaining restricted stock units will vest as of the date of such termination. Dividends on restricted stock units, payable only as additional restricted stock units, are credited on all restricted stock units outstanding as of the dividend payment date. The additional restricted stock units issued under the terms of the dividend equivalent rights will vest at the same time as the underlying restricted stock units.

The Committee also authorized execution of an agreement with Mrs. Anderson that provided that all performance shares, Earned Performance Shares, restricted shares and restricted stock units previously granted by the Company to Mrs. Anderson would vest in the event her employment is terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008. The agreement also provided that in the event her employment was terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008, Mrs. Anderson would be entitled to receive a cash payment for any unexercised stock options held by her equal to the difference between the fair market value of the Company’s common shares and the exercise price of the options on the date of termination and a cash payment equal to two times her annualized base salary.

As noted earlier, base salary and bonus amounts payable to Mrs. Anderson for her service as interim CEO were not changed from the amounts previously approved in 2006.

Employment Agreement with CEO

On January 22, 2007, the Company entered into an employment agreement with Mrs. Anderson. The employment agreement became effective as of November 10, 2006, the day after the Company announced her appointment as CEO and President, and has a three year term, with an automatic renewal of successive one-year periods (unless either party gives notice of intent not to renew at least 120 days prior to the term of employment then in effect). The employment agreement provides for an initial annual base salary of $950,000, which may be increased from time to time at the discretion of the Board of Directors or the Committee.

The agreement provides also for an annual cash bonus payout opportunity based on performance targets, both of which will be established by the Committee. Mrs. Anderson’s annual bonus payout for fiscal 2006 was $1,998,750 and was determined by aggregating (i) the pro-rata bonus based on target bonus criteria established for the CFO position (Mrs. Anderson served as the Company’s CFO for 3.5 months in 2006) plus (ii) the pro-rata bonus based on the 2006 target bonus of $1.8 million established for the CEO position (Mrs. Anderson served as the Company’s CEO for 8.5 months, including months she served as interim CEO, in 2006). For fiscal 2007 and years thereafter, Mrs. Anderson’s annual target bonus will, at a minimum, be set at 100% of her base salary then in effect and she will also be eligible for threshold and maximum bonus amounts as established by the Committee. The agreement provides also for an annual award, commencing in 2007, of equity-based compensation having an aggregate value of 285% of the base salary as of the grant date; however, Mrs. Anderson’s eligibility for and the amount of those grants are subject to the Company’s compensation policy for senior executives, as determined by the Board of Directors or the Committee from time to time. During the term of the employment agreement, Mrs. Anderson will also be entitled to participate in the Company’s executive employee benefit plans and programs.

If the Company terminates Mrs. Anderson’s employment for “cause” (as defined in the employment agreement), she will only be entitled to any accrued, but unpaid, obligations. If Mrs. Anderson is terminated without cause or resigns for “good reason” (as defined in the employment agreement), she will be entitled to (i) all accrued, but unpaid, obligations, (ii) a pro-rata portion of the target bonus of the year in which the termination occurs, (iii) one year’s base salary plus payment of the target bonus opportunity for the one-year period following termination, (iv) any stock options or stock appreciation rights that would have otherwise vested within 12 months of the termination, and (v) continuation of employee benefits for one year following the termination event. If Mrs. Anderson dies or becomes disabled during the term of the agreement, her employment will terminate and she (or her estate as the case may be) will be entitled to (a) all amounts earned or accrued and not previously paid, (b) a pro-rata portion of the target bonus of the year in which the termination occurs, (c) the immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards, and (d) continuation of employee benefits for one year following the termination event. Mrs. Anderson has also agreed to certain non-competition provisions during the term of the employment agreement and for up to 18 months thereafter, depending on the manner of termination. The terms of the January 22, 2007 employment agreement supersede the terms of the interim CEO agreement described above.

Mrs. Anderson will be reimbursed $20,000 for legal costs incurred in connection with the employment agreement.

Severance Policy

The Company also has a severance policy that is applicable to Officers generally, including Executive Officers. Under that policy, which is subject to review and amendment by the Company from time to time, an Officer whose employment is terminated by the Company as a result of a reduction in force, position elimination or a failure to keep pace with the strategic demands of his or her position and who executes a release in the form requested by the Company is generally entitled to continue to receive two weeks of salary continuation, and continued participation in other benefit plans, for each year of service, with a minimum of 39 weeks for Vice President level officers and 52 weeks for officers of the Senior Vice President level or higher. However, “specified employees” under Code Section 409A will receive their severance payment before March 15 of the year following the year in which the termination occurs.

Stock Ownership Guidelines

The Company has stock ownership guidelines covering all Executive Officers. The guideline for Executive Officers named in the Summary Compensation Table is three times base salary. The guideline for other Officers is 100% of base salary. The time frame to reach the stated guideline amount is April 2009. Officers hired or promoted after April, 2005 have four years from the date of hire or promotion, or from the date they are first named in the Summary Compensation Table (if applicable), to reach the stated guideline amount.

Shares counted toward achievement of these ownership objectives include shares directly or indirectly owned by the executive officer (whether certificated or in “street name”), vested stock options, shares of the Company held in the Company’s Profit Sharing and Savings Plan and shares of the Company held in the Company’s Deferred Compensation Plan. The value of vested stock options is determined by computing the difference between the previous year’s average stock price and the grant price of vested, unexercised stock options. The value of shares owned is determined by computing average stock price during the previous year times the number of shares owned.

Roles of Executive Officers in Determining Compensation

Certain Executive Officers have roles in the compensation process, as follows:

•	The CEO generally makes recommendations to the Committee regarding salary increases for other Executive Officers during the regular merit increase process.

•	In addition, the CEO provides his/her perspective on recommendations provided by the consulting firm hired by the Committee regarding compensation program design issues.

•	Other Executive Officers, at the request of the Committee, work with the outside consultant hired by the Committee, to provide data about past practices, awards, costs and participation in various plans, as well as information about the Company’s annual and longer-term goals. When requested by the Committee, selected Executive Officers may also review consultant recommendations on plan design and structure and provide a perspective to the Committee on how these recommendations may affect recruitment, retention and motivation of Company employees.

What is the Company’s policy regarding the timing of stock option awards?

The Company has not awarded stock options since 2004. However, the Company has awarded other types of equity compensation (performance shares, restricted stock and restricted stock units) since that time. The annual award date is May 1, a date that customarily falls shortly after the Company’s regularly-scheduled Board and Committee meetings in the second quarter, the shareholders’ meeting and the announcement of first quarter financial results. Using the same award date each year also eases administration of the equity compensation program. As noted below, the Company expects to award stock options and performance units beginning in 2007, assuming shareholders approve the 2007 Stock Incentive Plan. The annual award date for those awards is expected to be May 1 unless an earlier grant date is necessary to comply with Code Section 162(m). The award date is a date determined by the Committee.

Under the terms of the Company’s various equity compensation plans (including the 2007 Stock Incentive Plan), only the Committee can make equity awards to Executive Officers. That authority has not been delegated to any Executive Officer or other employee of the Company.

Planned 2007 Compensation Program

During 2006, in conjunction with the spin-off of Tim Hortons and the development of a new strategic plan, the Committee reviewed the Company’s compensation philosophy pertaining to Executive Officers and developed a new executive compensation program. The objectives of this change were to develop an executive compensation program reflecting the Company’s new scope and focus, and to:

•	Provide for a strong link between pay and performance, including the performance of each individual executive;

•	Create a strong interest in enhancing shareholder value and the Company’s stock price; and

•	Establish targeted pay levels that are more aligned with current market practices, the level of difficulty associated with achievement of the annual plan, and the Committee’s perspective on an appropriate pay target for the annual incentive plan.

Elements of the 2007 Program

The elements of direct compensation will remain the same in 2007, consisting of base salary, an annual incentive opportunity, and a long-term incentive compensation program. However, each of these elements will undergo changes for 2007, as follows:

Base Salaries

•	New base salary structures will be established for each Executive Officer position; the midpoint of each structure will be set at the median of the relevant comparator group, with a range of plus or minus 20%.

•	Base salary structures for all other Officers will continue to be targeted at the 50th percentile.

Annual Incentive Plan

•

Annual incentive opportunities will now be targeted at the 60th percentile, instead of the 75th percentile, as in the past. Incentive opportunities will be established for each Officer level commensurate with the market 60th percentile and will be expressed as a percentage of each Officer’s salary.

•	The measures used in the incentive plan will also be modified to include individual performance for 2007 and beyond. As in the past, Officers with performance ratings that fall in the bottom two of five rating categories will be ineligible for any award under the annual incentive plan for that year.

•	The payout opportunity for the threshold or entry performance level will be reduced from 50% of the target opportunity to 30%. The Committee has also established a higher performance standard in order to achieve the maximum payout under the plan.

•	The threshold, target and maximum earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net income performance levels established for 2007 are set forth below. Actual performance will be determined by disregarding the impact of (i) discontinued operations, (ii) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, (iii) costs associated with the termination of the Company’s qualified pension plans, or (iv) new accounting standards or interpretations issued in 2007.

Level	EBITDA	Net Income
Threshold	$275,000,000	$78,900,000
Target	$335,000,000	$115,500,000
Maximum	$385,000,000	$146,000,000

Long-Term Incentive Plan

•	The long-term incentive plan will be comprised of two elements beginning in 2007, subject to approval of the 2007 Stock Incentive Plan by shareholders.

•	Annual grants of performance shares and restricted stock units will be replaced by annual stock option grants and long-term performance unit awards, each representing half of the total target opportunity.

•	Individual performance will also impact the size of the equity grants that each participant receives, beginning in 2007.

•	Stock options will have a seven year term and three year ratable vesting.

•	The long-term performance unit award will be earned over a three year performance period based on cumulative three year EBITDA and return on net working assets over the three year cycle. Return on net working assets is defined as current assets from continuing operations (excluding restricted assets and cash) plus property, plant and equipment, goodwill acquired in connection with restaurant acquisitions and a base cash carrying balance of $100 million, minus current liabilities from continuing operations (excluding restricted liabilities and debt). The number of common shares issued on settlement of the performance units will depend on actual performance against the stated objectives. Actual performance will be determined by disregarding the impact of (i) discontinued operations, (ii) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, net of cost reduction benefits attributable to such restructuring during the three year performance period, (iii) costs associated with the termination of the Company’s qualified pension plans, (iv) new accounting standards or interpretations issued during the measurement period, or (v) refranchising more than 10 Company restaurants to franchisees, net of restaurants acquired from franchisees, during the three year performance period. If threshold performance is not achieved, no common shares will be issued. If performance exceeds 120% of the target, then the number of common shares issued in settlement will be 150% of the number of performance units. The three year EBITDA and net working assets objectives for 2007 awards and the percentage of target shares issued in settlement will be determined based on the following objectives:

3 Year Average Return on Net Working Assets (30% Weighting)			Percent of Target Shares Earned
	13.7%		45%	80%	115%	150%
	11.4%		30%	65%	100%	135%
	9.1%		15%	50%	85%	120%
	< 9.1%		0%	35%	70%	105%
		< $	948	$948	$1,185	$1,422
			3 Year Cumulative EBITDA ($MM) (70% Weighting)

•	If, as set forth in the 2007 Stock Incentive Plan, certain mergers, consolidations or reorganizations, liquidations, dissolutions or a sale or other disposition of all or substantially all of the assets of the Company occur (regardless of whether the grantee is terminated), all unvested equity awards will vest, and any restrictions on restricted stock will lapse. If any other change in control event, as described in the 2007 Stock Incentive Plan, occurs and a grantee is terminated without “cause” by the Company or he or she terminates his or her employment for “good reason” (as such terms are defined in the plan) within three years after the change in control and prior to the equity awards vesting or the restrictions lapsing, then (i) all options will become immediately exercisable and may be exercised for a period of one year following the termination, (ii) all restrictions on outstanding restricted stock will lapse and restricted stock units will become fully vested, and (iii) all restrictions on outstanding performance shares will lapse and outstanding performance units will become vested (in each case as if all performance objectives had been satisfied at the highest level by the Company and the grantee) and the grantee will be paid in cash for the value of a performance unit award within 30 days.

Other Changes

•	In 2007, the Board of Directors approved a revised form of agreement that would provide for benefits to executives terminated without cause after a change in control of the Company, or by the executive for good reason. The revised form of agreement (which has not been offered to any Executive Officer) contains the same terms as the agreements described on pages 21, 39, and 40, except that (i) the employment term is shortened to three years from five years; (ii) the Company’s obligation to pay any excise tax due under Code Section 4999 or any similar tax is deleted; (iii) the amount payable under the revised agreement will be reduced to the extent that such reduction results in a larger payment to the employee net of any excise tax due under Code Section 4999; and (iv) any unvested stock options, stock appreciation rights, restricted stock units, performance shares or performance units will only vest, and any restrictions on restricted stock will only lapse, if the executive is terminated without cause by the Company or the executive terminates for good reason within the revised employment term, unless the change in control occurs as a result of certain mergers, consolidations, reorganizations, liquidations, dissolutions or a sale or other disposition of substantially all of the assets of the Company, in which case such unvested equity will vest, and any restrictions on restricted stock will lapse, upon the change in control.

The Board of Directors also authorized the Committee to determine whether and when the revised form of agreement will be offered to Executive Officers and other Officers. Previously, the Executive and Finance Committee had been authorized to make that determination. The Company does not expect to offer the previous form of agreement to any Executive Officers or other Officers in the future.

•	As a result of Code Section 409A, contributions to the Supplemental Executive Retirement Plan (“SERP”) were frozen effective December 31, 2004. A new Supplemental Executive Retirement Plan No. 2 (“SERP No. 2”) was adopted effective January 1, 2005 to provide benefits under the same formula until January 1, 2007. Effective January 1, 2007, participation in SERP No. 2 was limited to Officers appointed on or before October 26, 2006 and the annual contribution schedule was reduced to target the average income replacement percentage used by the Company’s peer group. In addition, a new Supplemental Executive Retirement Plan No. 3 was established for Officers appointed after October 26, 2006 containing the same provisions as SERP No. 2, except that the annual contribution will be limited to restoration of benefits lost due to compensation limitations imposed on the Company’s qualified Profit Sharing and Savings Plan under the Code.

The Committee approved this new compensation program on October 25, 2006. It was approved unanimously by the full Board of Directors on October 26, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board that the CD&A be included in the Company’s Form 10-K and Proxy Statement.

Respectfully submitted, Compensation Committee James F. Millar, Chair Ann B. Crane Janet Hill William E. Kirwan Jerry W. Levin J. Randolph Lewis

COMPENSATION TABLES AND OTHER INFORMATION

The following table summarizes compensation awarded or paid to, or earned by, each of the named Executive Officers during the Company’s last fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Kerrii B. Anderson, Chief Executive Officer and President (5)	2006	620,058	1,439,070	(6)	—	1,998,750	6,846	109,589	4,174,313

Brendan P. Foley, Jr., Senior Vice President, General Controller and Assistant Secretary	2006	194,140	77,304	(7)	—	169,000	4,000	42,143	486,587

Leon M. McCorkle, Jr., Executive Vice President, General Counsel and Secretary	2006	371,400	239,896	(7)	—	598,000	7,403	133,235	1,349,934

Jeffrey M. Cava, Executive Vice President, Human Resources, Administration and Bakery	2006	388,600	215,897	(7)	—	598,000	4,205	95,929	1,302,631

Jonathan F. Catherwood, Executive Vice President, Mergers, Acquisitions and Treasurer	2006	383,692	215,897	(7)	—	598,000	4,478	76,136	1,278,203

John T. Schuessler, Former Chief Executive Officer and President (8)	2006	404,842	1,165,290		—	1,440,000	63,919	75,676	3,149,727

Kathie T. Chesnut, Former Executive Vice President (9)	2006	359,212	725,061		—	—	21,262	613,625	1,719,160

John M. Deane, Former Executive Vice President, Operations (10)	2006	154,108	107,736		944,267	—	6,143	483,395	1,695,649

(1)	The value of stock awards shown in this column include all amounts expensed in the Company’s financial statements in 2006 for equity awards pursuant to SFAS 123R, and includes awards made in 2006 and prior years. The Company’s accounting treatment for equity awards is set forth in Notes 1 and 6 to the Company’s 2006 consolidated financial statements.

(2)	No earnings were paid on non-equity incentive plan compensation earned during 2006.

(3)	These amounts represent the aggregate change in the actuarial present value of each named Executive Officer’s accumulated benefit under the Company’s Account Balance Pension Plan (which was frozen as of the end of 2006) from the pension plan measurement date used for financial statement reporting purposes from the end of 2005 to the end of 2006. No named Executive Officer participates in any other qualified or non-qualified defined benefit plan sponsored by the Company. No above-market or preferential earnings on nonqualified deferred compensation plans were paid or credited in 2006.

(4)	The amounts shown in this column are comprised of the items set forth in the following table:

	Company Car/ Car Allowance	Supplemental Long-Term Disability Premiums	Personal Use of Company Aircraft	Non-Cash Awards	Other Payments		Employer Contribution to the Company’s Profit Sharing and Savings Plan	SERP Allocation
Mrs. Anderson	$34,860	$2,666	$28,905	$47	$—		$8,800	$34,311
Mr. Foley	$30,115	$1,845	$—	$47	$—		$8,800	$1,336
Mr. McCorkle	$32,746	$3,205	$—	$64	$—		$8,800	$88,420
Mr. Cava	$32,746	$3,418	$—	$47	$—		$8,800	$50,918
Mr. Catherwood	$32,746	$2,178	$—	$50	$—		$8,800	$32,362
Mr. Schuessler	$5,725	$1,259	$23,400	$—	$36,492	(a)	$8,800	$—
Mrs. Chesnut	$34,455	$2,954	$—	$—	$567,416	(b)	$8,800	$—
Mr. Deane	$13,214	$1,231	$—	$—	$460,150	(c)	$8,800	$—

(a)	Reflects reimbursements of legal fees and health insurance premium costs pursuant to the retirement agreement between the Company and Mr. Schuessler dated April 17, 2006.
(b)	Reflects aggregate payments made to Mrs. Chesnut pursuant to her employment agreement described in footnote 9 to the Summary Compensation Table.
(c)	Reflects aggregate payments made, and value of property delivered, to Mr. Deane pursuant to his settlement agreement and release described in footnote 10 to the Summary Compensation Table.

The values for the Company Car / Car Allowance and Personal Use of Company Aircraft were determined on the basis of aggregate incremental cost to the Company. Incremental cost for aircraft use was calculated based on average variable operating cost per flight hour multiplied by flight hours for each named Executive Officer. The average variable operating cost per hour was calculated based on aggregate variable costs for each year, including fuel, engine reserves (engine reserves are an accrued expense for future maintenance on aircraft engines), repair and maintenance costs, travel expenses for flight crew and temporary pilot costs, hangar and parking ramp fees, landing fees, catering and miscellaneous handling charges, divided by aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, depreciation, hangar rent, utilities, insurance and taxes, are not included in incremental cost since these expenses are incurred by the Company irrespective of personal use of aircraft. Amounts shown for the Company Car / Car Allowance also include a one-time payment after the Company’s car program was terminated in 2006.

(5)	Mrs. Anderson was Executive Vice President and Chief Financial Officer of the Company until April 17, 2006, at which time she was appointed interim Chief Executive Officer and President. She was appointed Chief Executive Officer and President on November 9, 2006.

(6)	On March 17, 2006, the Compensation Committee (the “Committee”) of the Company’s Board of Directors awarded performance shares under the Company’s 2003 Stock Incentive Plan to Mrs. Anderson, who at the time was Executive Vice President and Chief Financial Officer. Mrs. Anderson was awarded 16,210 performance shares. This converted to 33,574 shares following the spin-off of Tim Hortons Inc.

Subject to the satisfaction of the service vesting condition described below, the number of shares of the Company’s common stock (the “Earned Performance Shares”) to be issued to Mrs. Anderson in settlement of the performance shares will be 40,288 and was determined by multiplying the stated number of performance shares awarded by the performance multiplier (based on actual reported net income for fiscal 2006 determined in accordance with an established formula). The Company’s actual reported net income for fiscal 2006 was determined by disregarding the impact of (i) costs incurred in connection with the initial public offering and any spin-off or other disposition of Tim Hortons Inc., including costs related to additional employees hired by Tim Hortons Inc. or its subsidiaries as a result of its becoming a separate reporting company, (ii) interest costs or other expense incurred by Tim Hortons Inc. related to revolving credit and other debt financing arrangements entered into by Tim Hortons Inc. in 2006, (iii) the sale of equity of Tim Hortons Inc. in the initial public offering (which decreased the Company’s reported earnings attributable to earnings of Tim Hortons Inc.), (iv) the Tim Hortons Inc. initial public offering and any spin-off or other disposition of Tim Hortons Inc. on the Company’s 2006 income tax expense, (v) costs (including charges) incurred in connection with the sale or other disposition of one or more business units of the Company, (vi) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, or (vii) new accounting standards or interpretations issued in 2006.

In addition, the actual reported net income was adjusted to add the budgeted consolidated earnings of Tim Hortons Inc. and any other business unit sold or otherwise disposed of to the earnings results of the Company for any period in 2006 for which the earnings results of Tim Hortons Inc. and any other business unit sold or otherwise disposed of were not included in the consolidated earnings results of the Company. The number of performance shares awarded were also adjusted due to the spin-off of Tim Hortons Inc. on September 29, 2006, such that the fair market value of the performance shares (calculated as though the fair market value of a performance share was equal to the fair market value of a common share of the Company) immediately prior to the spin-off was equal to the fair market value of the performance shares (calculated in the same manner) immediately after the spin-off, and the number of shares of the Company’s common stock issued in settlement of the Earned Performance Shares will be adjusted proportionately to the adjustment in the number of performance shares. The Committee may exercise its discretion to reduce the number of Earned Performance Shares actually earned in accordance with the provisions of the Company’s 2003 Stock Incentive Plan.

Since all of the aforesaid conditions were satisfied, and the Committee has certified attainment of the performance objectives, 25% of the Earned Performance Shares will vest on May 1, 2008 and an additional 25% of the Earned Performance Shares will vest on May 1 of each of the next three years. If Mrs. Anderson’s employment is terminated for any reason prior to May 1, 2007, all performance shares will be forfeited (and Mrs. Anderson would not be entitled to settlement in Earned Performance Shares). Once Earned Performance Shares are issued, the vesting dates applicable to any unvested Earned Performance Shares would be accelerated if the Company is involved in certain change in control transactions as specified in the Company’s 2003 Stock Incentive Plan. If Mrs. Anderson’s employment is terminated for any reason other than death, disability or retirement, any remaining Earned Performance Shares will be forfeited as of the date of such termination. If Mrs. Anderson’s employment is terminated by reason of her death, disability or retirement, all remaining Earned Performance Shares will vest as of the date of such termination.

On May 1, 2007, Mrs. Anderson will be issued dividend equivalent rights in respect of the Earned Performance Shares. The dividend equivalent rights will provide that any dividends or distributions that would have been paid or made with respect to the Earned Performance Shares will be converted into additional Earned Performance Shares based on the fair market value of the Company’s common shares on the date such dividend or distribution is made (provided that no fractional shares will be issued), the additional Earned Performance Shares thus acquired will be subject to the same restrictions on transfer, risk of forfeiture and vesting schedule as the Earned Performance Shares initially granted.

Neither the performance shares nor the Earned Performance Shares will have voting rights.

On May 1, 2006, Mrs. Anderson received an award of 16,234 restricted stock units (“RSUs”) for her service as interim Chief Executive Officer and President of the Company. This award converted to 33,624 RSUs following the spin-off of Tim Hortons Inc. The RSUs can be settled only in common shares of the Company and include dividend equivalent rights. For Mrs. Anderson, 25% of the RSUs will vest on May 1, 2007 and an additional 25% of the RSUs will vest on May 1 of each of the next three years. The vesting dates would be accelerated if the Company is involved in certain change in control transactions as specified in the Company’s 2003 Stock Incentive Plan. If Mrs. Anderson’s employment is terminated for any reason other than death, disability, retirement or termination by the Company (including constructive discharge) other than for cause on or before April 25, 2008, any remaining RSUs will be forfeited as of the date of such termination. If her employment is terminated by reason of her death, disability, retirement or if her employment is terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008, all remaining RSUs will vest as of the date of such termination. Dividends on RSUs, payable only as additional RSUs, are credited on all RSUs outstanding as of the dividend payment date. The additional RSUs issued under the terms of the dividend equivalent rights will vest at the same time as the underlying RSUs.

(7)	On May 1, 2006, each of Messrs. McCorkle, Cava and Catherwood were awarded 3,266 RSUs and Mr. Foley was awarded 2,072 RSUs. These awards converted to 6,764 RSUs and 4,291 RSUs, respectively, following the spin-off of Tim Hortons Inc. 25% of the RSUs awarded will vest on May 1, 2007. An additional 25% vests on each successive May 1. Vesting would be accelerated if the Company is involved in certain change in control transactions as specified in the Company’s 2003 Stock Incentive Plan. If the Executive Officer’s employment is terminated for any reason other than death, disability or retirement, any remaining RSUs will be forfeited as of the date of such termination. If the Executive Officer’s employment is terminated by reason of his or her death, disability or retirement, the remaining RSUs would be vested as of the date of such termination. The RSUs include dividend equivalent rights. Dividends on RSUs are payable only as additional RSUs and are credited on RSUs outstanding as of the dividend payment date. The additional RSUs issued under the terms of the dividend equivalent rights will vest at the same time as the underlying RSUs.

(8)	Mr. Schuessler retired as Chief Executive Officer and President effective April 17, 2006. The amounts shown reflect compensation earned by Mr. Schuessler prior to April 17 and amounts paid Mr. Schuessler pursuant to the terms of his retirement agreement (see page 21).

(9)	On July 11, 2006, in connection with a transfer of employment of Mrs. Chesnut, from her position as Executive Vice President of the Company to a similar position with Fresh Enterprises, Inc. (“Fresh”), a subsidiary of the Company until November 28, 2006, Mrs. Chesnut and Fresh entered into an employment agreement. Pursuant to the terms of that agreement, in connection with the sale of Fresh on November 28, 2006, the Company paid Mrs. Chesnut $567,416 in exchange for the releases and waivers agreed to by Mrs. Chesnut and for her compliance with the obligations set forth in the agreement. Mrs. Chesnut will be entitled to participate in the Company’s group health insurance plan for a period not to exceed five years from November 28, 2006 on the same terms as are available to other former employees generally. Because she terminated employment in connection with the disposition of Fresh, Mrs. Chesnut became vested in all outstanding restricted stock and RSU awards of the Company on her termination. She also retained her vested benefits accrued as of her termination date under the Company’s retirement plans.

(10)

On May 31, 2006, in connection with the organizational change previously reported by the Company, the Company entered into a Settlement Agreement and Release with Mr. Deane and his employment with the Company terminated as of May 31, 2006. Pursuant to the terms of the agreement, the Company paid Mr. Deane $403,850 in exchange for the releases and waivers agreed to by Mr. Deane and for his compliance with the obligations set forth in the agreement. Mr. Deane also was reimbursed $35,000 for tax, accounting, financial planning, legal and outplacement service costs and was permitted to keep certain computer and communication equipment valued at $3,300. Mr. Deane will be entitled to participate in the Company’s group health insurance plan for a period not to exceed five years from May 31, 2006 on the same terms as are available to other former employees generally and the Company paid Mr. Deane $18,000 in lieu of a contribution by the Company to, or a reimbursement to Mr. Deane for, coverage premiums and expenses by Mr. Deane for insurance coverage for 18 months under the health insurance plan.

Between April 24, 2006 and his termination date, Mr. Deane continued to vest in restricted stock awards and to exercise his vested non-qualified stock options. Mr. Deane also retained his vested benefits accrued as of his termination date under the Company’s retirement plans.

The following table summarizes grants of plan-based awards made to each of the named Executive Officers during the Company’s last fiscal year.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Kerrii B. Anderson	3/17/06	3/17/06							12,968	16,210	19,452		1,055,028
	5/1/06	4/25/06										16,234	1,000,014
	5/1/06	4/25/06										30,600	1,884,960
	11/10/06	11/9/06	768,750	(5)	1,537,500	(5)	2,306,250	(5)

Brendan P. Foley, Jr.	2/2/06 5/1/06	2/2/06 4/25/06	65,000		130,000		195,000					2,072	127,635

Leon M. McCorkle, Jr.	2/2/06 5/1/06	2/2/06 4/25/06	230,000		460,000		690,000					3,266	201,186

Jeffrey M. Cava	2/2/06 5/1/06	2/2/06 4/25/06	230,000		460,000		690,000					3,266	201,186

Jonathan F. Catherwood	2/2/06 5/1/06	2/2/06 4/25/06	230,000		460,000		690,000					3,266	201,186

John T. Schuessler	2/2/06 3/17/06	2/2/06 3/17/06	900,000		1,800,000		2,700,000		41,545	51,932	62,318		3,379,994	(6)

Kathie T. Chesnut	2/2/06 5/1/06	2/2/06 4/25/06	230,000		460,000		690,000					3,266	201,186

John M. Deane	2/2/06	2/2/06	230,000		460,000		690,000						0

(1)

The Company has two bonus plans which apply to Executive Officers, the Senior Executive Annual Performance Plan (the “Senior Executive Plan”) and the Executive Annual Performance Plan (the “Executive Plan”). The Committee designated Mrs. Anderson and Mr. Schuessler as participants in the Senior Executive Plan for fiscal 2006. In addition, the Committee determined that the incentive award opportunities to those participants under the Senior Executive Plan would be based on the extent to which the Company met or exceeded specified net income goals for fiscal 2006, and that the actual performance would be determined by disregarding the impact of (i) costs incurred in connection with the initial public offering and any spin-off or other disposition of Tim Hortons Inc., including costs related to additional employees hired by Tim Hortons Inc. or its subsidiaries as a result of its becoming a separate reporting company, (ii) interest costs or other expense incurred by Tim Hortons Inc. related to revolving credit and other debt financing arrangements entered into by Tim Hortons Inc. in 2006, (iii) the sale of equity of Tim Hortons Inc. in the initial public offering (which decreased the Company’s reported earnings attributable to earnings of Tims Hortons Inc.), (iv) the Tim Hortons Inc. initial public offering and any spin-off or other disposition of Tim Hortons Inc. on the Company’s 2006 income tax expense, (v) costs (including charges) incurred in connection with the sale or other disposition of one or more business units of the Company, (vi) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, or (vii) new accounting standards or interpretations issued in 2006. In addition, the actual performance would be adjusted to add the budgeted consolidated earnings of Tim Hortons Inc. and any other business unit sold or otherwise disposed of to the earnings results of the Company for any period in 2006 for which the earnings results of Tim Hortons Inc. and any other business unit sold or otherwise disposed of were not included in the consolidated earnings results of the Company.

Under the Executive Plan, the Committee establishes performance objectives and the Chief Executive Officer determines the participants, the individual award opportunities for those participants, and the allocation of performance objectives between overall corporate results and business unit results in consultation with the Committee. The Committee determined that the incentive award opportunities to participants under the Executive Plan would be based on the extent to which the Company met or exceeded specified net income goals for fiscal 2006, subject to the same adjustments as described above for the Senior Executive Plan. Each of the named Executive Officers, other than Mr. Schuessler and Mrs. Anderson, were participants under the Executive Plan for fiscal 2006.

(2)	Amounts shown in these columns show the number of common shares that would be earned if the Company achieves stated net income targets for fiscal 2006. The terms of these performance share awards are described in footnote 6 to the Summary Compensation Table. Since Mr. Schuessler retired prior to May 1, 2007, all performance shares were forfeited (and Mr. Schuessler was not entitled to settlement in Earned Performance Shares).

(3)	Amounts shown in this column are the number of RSUs awarded to each named Executive Officer. The material terms of these awards are described in footnote 7 of the Summary Compensation Table.

(4)	The value of stock awards granted in 2006 is based on the grant date fair value computed in accordance with SFAS 123R as set forth in Notes 1 and 6 to the Company’s 2006 consolidated financial statements.

(5)	Pursuant to the employment agreement entered into with Mrs. Anderson on January 22, 2007, Mrs. Anderson’s annual bonus payout for fiscal 2006 was $1,998,750 and was determined by aggregating (i) the pro-rata bonus based on target bonus criteria established for the CFO position (Mrs. Anderson served as the Company’s CFO for 3.5 months in 2006) plus (ii) the pro-rated bonus based on the 2006 target bonus of $1.8 million established for the CEO position (Mrs. Anderson served as the Company’s CEO for 8.5 months, including months she served as interim CEO, in 2006). The amounts shown reflect these pro-rata bonus criteria.

(6)	Since Mr. Schuessler retired prior to May 1, 2007, all performance shares were forfeited (and Mr. Schuessler was not entitled to settlement in Earned Performance Shares).

The following table provides information about outstanding equity awards at fiscal year-end for each of the named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)			Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kerrii B. Anderson	182,270 149,130	18.28 13.51	4/28/2012 4/22/2013	WEN THI	99,310 88,359	(5); (8)	WEN THI	3,286,168; 2,588,877	33,574	1,110,964

Brendan P. Foley, Jr.	0			WEN THI	10,411 1,798	(6); (9)	WEN THI	344,500; 52,070	0	0

Leon M. McCorkle, Jr.	0			WEN THI	17,952 15,037	(7); (10)	WEN THI	594,032; 435,472	0	0

Jeffrey M. Cava	0			WEN THI	17,952 15,037	(7); (10)	WEN THI	594,032; 435,472	0	0

Jonathan F. Catherwood	0			WEN THI	17,952 15,037	(7); (10)	WEN THI	594,032; 435,472	0	0

John T. Schuessler	0				0			0	0	0

Kathie T. Chesnut	0				0			0	0	0

John M. Deane	0				0			0	0	0

(1)	All year-end dollar values were computed based on the fiscal year-end closing price of $33.09 for Wendy’s and $28.96 for Tim Hortons Inc.

(2)	All outstanding stock options are currently exercisable and have been adjusted to reflect the impact of the spin-off of Tim Hortons Inc.

(3)	Included in this column are restricted shares and RSUs awarded in 2004, 2005 and 2006, and additional shares issued or accrued under dividend equivalent rights. These amounts have been adjusted to reflect the impact of the spin-off of Tim Hortons Inc. 25% of the restricted shares awarded in 2004 vested on April 22, 2005 and an additional 25% vest on each successive April 22. 25% of the restricted shares and RSUs awarded in 2005 vested on May 1, 2006 and an additional 25% vests on each successive May 1. 25% of the RSUs awarded in 2006 vested on May 1, 2007 and an additional 25% vests on each successive May 1. Also included in this column for Mr. Foley are RSUs that were awarded on February 3, 2005. 25% of those RSUs vested on February 3, 2006 and an additional 25% vests on each successive February 3. Footnotes (5) through (10) below reflect these vesting provisions as applied to the shares listed in the table.

Also included in this column are unvested Tim Hortons Inc. shares distributed on the underlying restricted shares in connection with the spin-off on September 29, 2006. The Tim Hortons Inc. shares remain subject to the same restrictions and vesting schedule as that of the underlying restricted shares.

(4)	Included in this column are unearned performance shares awarded in 2006. These amounts have been adjusted to reflect the impact of the spin-off of Tim Hortons Inc. The terms of vesting for these shares are described in footnote 6 to the Summary Compensation Table.

(5)	4% of these shares vest April 22, 2007 and 25% of these shares vest on May 1, 2007. The remaining shares vest in 25% installments on each successive anniversary of the award.

(6)	1% of these shares vest February 3, 2007, 5% of these shares vest on April 22, 2007 and 26% of these shares vest on May 1, 2007. The remaining shares vest in 25% installments on each successive anniversary of the award.

(7)	13% of these shares vest on April 22, 2007 and 22% of these shares vest on May 1, 2007. The remaining shares vest in 25% installments on each successive anniversary of the award.

(8)	7% of these shares vest on April 22, 2007 and 25% of these shares vest on May 1, 2007. 9% of the remaining shares vest on April 22, 2008. The remaining shares vest in 37% installments on May 1, 2008 and May 1, 2009, with remaining 17% balance of shares vesting on May 1, 2010.

(9)	9% of these shares vest on February 3, 2007 and 36% of these shares vest on April 22, 2007. The remaining shares vest in 17% installments on February 3, 2008 and February 3, 2009 respectively, and 66% of the shares will vest on April 22, 2008.

(10)	21% of these shares vest on April 22, 2007 and 19% of these shares vest on May 1, 2007. 34% of the remaining shares vest on April 22, 2008. The remaining balance of shares vest in 33% installments on May 1, 2008 and May 1, 2009.

The following table summarizes options exercised and stock awards that vested during the last completed fiscal year.

OPTION EXERCISES AND STOCK VESTED (1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kerrii B. Anderson	148,847	2,628,244	12,837	791,987
Brendan P. Foley, Jr.	7,871	122,398	2,169	83,370
Leon M. McCorkle, Jr.	183,304	2,478,656	4,443	274,354
Jeffrey M. Cava	0	0	4,443	274,354
Jonathan F. Catherwood	82,418	1,219,419	4,443	274,354
John T. Schuessler	1,012,841	13,075,496	280,796	9,065,382
Kathie T. Chesnut	66,020	946,884	22,395 THI 15,037	872,245 THI 459,515
John M. Deane	66,712	1,008,578	5,455	336,693

(1)	All amounts listed are for Company options or other equity awards except as specifically stated. The stock awards for Mrs. Chesnut reflect the lapse of restrictions on Company restricted stock and the Tim Hortons Inc. shares distributed on the underlying Company restricted stock in connection with the spin-off on September 29, 2006.

The following table summarizes information about pension benefits accrued under the Company’s defined benefit retirement plans.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Kerrii B. Anderson	Wendy’s International, Inc. Pension Plan	6	23,057	0
Brendan P. Foley, Jr.	Wendy’s International, Inc. Pension Plan	4	9,238	0
Leon M. McCorkle, Jr.	Wendy’s International, Inc. Pension Plan	9	42,864	0
Jeffrey M. Cava	Wendy’s International, Inc. Pension Plan	4	10,288	0
Jonathan F. Catherwood	Wendy’s International, Inc. Pension Plan	5	16,008	0
John T. Schuessler	Wendy’s International, Inc. Pension Plan	29	0	407,026
Kathie T. Chesnut	Wendy’s International, Inc. Pension Plan	16	188,156	0
John M. Deane	Wendy’s International, Inc. Pension Plan	6	0	20,011

(1)	The amounts shown in this column are based on the same assumptions used in the preparation of the Company’s 2006 consolidated financial statements, which are described in Notes 1 and 13 to the Company’s 2006 consolidated financial statements.

The Company’s Pension Plan is a cash balance, qualified retirement plan. Under the Pension Plan as in effect since January 1, 2001, each participant was credited with a basic benefit determined by years of service. The Company contribution was 1.5% of current compensation for participants with less than 5 years of service, 2.0% of current compensation for participants with at least five years but less than 10 years of service, and 2.5% of current compensation for participants with 10 or more years of service. As of the end of the Company’s fiscal 2006, the Pension Plan was frozen and no further contributions will be made. Notwithstanding the contribution rates set forth above, the maximum annual compensation amount for which contributions can be made to the Pension Plan under the Code is currently $220,000. All accounts were credited with interest at an annual rate equal to the greater of 5% or the average of the one-year Constant Maturity Treasury Rates for each of the 12 months ending with the month of November, plus 1%.

The Company grants employees of acquired entities with up to one year of service when determining their eligibility to enter the Pension Plan; however, the Company does not grant extra years of service for benefits or vesting in any situation.

After termination of employment, a participant may elect to receive payment of vested benefits in a lump sum or annuity. There are no special, early retirement adjustment factors available for participants who begin to receive their benefits before age 65, the Pension Plan’s normal retirement age.

The following table describes benefits accrued under the Company’s supplemental executive retirement plans and its Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kerrii B. Anderson	0	34,311	19,135	0	436,141
Brendan P. Foley, Jr.	0	1,336	209	0	5,733
Leon M. McCorkle, Jr.	0	88,420	39,151	0	897,101
Jeffrey M. Cava	0	50,918	2,723	0	108,094
Jonathan F. Catherwood	0	32,362	6,262	0	163,856
John T. Schuessler	0	0	117,307	0	2,420,660
Kathie T. Chesnut	0	0	32,826	0	621,898
John M. Deane	0	0	9,139	0	191,927

(1)	Amounts shown in this column are included in the “All Other Compensation” column of the Summary Compensation Table.

Under the SERP, Officers were credited only with earnings calculated for the majority of the benefit using the rate credited in the Company’s Pension Plan, 5% for 2006, and for a small portion of the benefit as if invested in the participant’s Profit Sharing and Savings Plan account, which the participant may rebalance daily. Under the terms of the SERP, benefits vest after five years of service or on death or disability. Vested benefits will be paid after termination in the form elected by the participant or in a lump sum if no election is on file or the participant has died. A participant can elect to receive benefits in a single lump sum or in installment payments over a period not exceeding five years. If a participant had submitted a distribution election form less than 12 months before that participant’s termination, the participant would be paid a single lump sum unless he or she agreed to a 10% forfeiture of the benefit. The SERP does not permit distributions prior to a participant’s termination.

Under SERP No. 2, Officers were credited with contributions depending on their age, years of service and calculated offsets for Company contributions to the Pension Plan, the Profit Sharing and Savings Plan and social security taxes. Participants were also credited with earnings calculated using the rate credited in the Pension Plan (5%). Under the terms of SERP No. 2, benefits vest after five years of service or on death or disability. Vested benefits will be paid after termination in the form elected by the participant or in a lump sum if no election is on file or if the participant has died, become disabled or terminated in connection with a change in control. A participant can elect to receive benefits in a single lump sum or in installment payments over a period not exceeding 15 years. Each change made by a participant in an elected form of distribution will delay payment for five years. SERP No. 2 does not permit distributions prior to a participant’s termination.

Under the Deferred Compensation Plan, a participant may elect to defer all or any part of his or her base compensation and/or annual bonus until termination of employment. A deferral election must be received by the Company before December 31 (or within 30 days of first becoming eligible to participate in the Deferred Compensation Plan) and is irrevocable once made. A participant will be credited with earnings as if invested in the deemed investments selected by the participant from a variety of investments selected by the Company. A participant may change his or her elected investments at least monthly except that amounts deemed invested in Company stock must remain in Company stock until distributed after termination. Under the terms of the Deferred Compensation Plan, benefits will be paid after termination in the form elected by the participant or in a lump sum if no election is on file or the participant has died, become disabled or been terminated for cause. A participant can elect to receive benefits in a single lump sum or in installment payments over a period not exceeding 15 years. Each change made by a participant in an elected form of distribution will delay payment for five years. The Deferred Compensation Plan does not permit distributions prior to a participant’s termination. None of the named Executive Officers contributed to the Deferred Compensation Plan in 2006.

The following table summarizes estimated benefits that would have been payable to each named Executive Officer if such Officer had been terminated by the Company with cause on December 31, 2006.

TERMINATION OF EMPLOYMENT FOR CAUSE

	Mrs. Anderson	Mr. Foley	Mr. McCorkle	Mr. Cava	Mr. Catherwood
Retirement Benefits (1)	$655,169	$94,740	$1,137,669	$210,822	$322,341
Vacation Benefits (2)	$73,077	$11,538	$28,846	$22,558	$29,692

Total	$728,246	$106,278	$1,166,515	$233,380	$352,033

(1)	On termination for any reason, employees are entitled to receive their vested benefits in the two qualified retirement plans, the supplemental executive retirement plans and the Deferred Compensation Plan sponsored by the Company.

(2)	Under Company policy, vacation benefits are based on salary and years of service.

The following table summarizes estimated benefits that would have been payable to each named Executive Officer if such Officer had been terminated by the Company without cause on December 31, 2006. Severance benefits are provided under an Employment Agreement for Mrs. Anderson (described in more detail on pages 22 and 23) and for all named Executive Officers under the Company’s severance policy (described in more detail on page 23).

SEVERANCE OF EMPLOYMENT

	Mrs. Anderson	Mr. Foley	Mr. McCorkle	Mr. Cava	Mr. Catherwood
Severance Payment (1)	$1,900,000	$200,000	$375,000	$391,000	$386,000
Equity (2)	$5,619,384	$8,877	$—	$—	$—
Health and Welfare Benefits (3)	$10,133	$3,101	$8,163	$7,647	$9,626
Vacation Benefits (4)	$73,077	$11,538	$28,846	$22,558	$29,692
Retirement Benefits (5)	$655,169	$94,740	$1,137,669	$210,822	$322,341

Total	$8,257,763	$318,256	$1,549,678	$632,027	$747,659

(1)	Except for Mrs. Anderson, severance provisions are one year of base salary. These amounts will be paid as salary continuation until March 1 of the year following termination, at which time any remaining amount would be paid as a single lump sum. Mrs. Anderson would receive 12 monthly payments which in the aggregate would be equal to the base salary plus target bonus opportunity during the one year period following termination.

(2)	Except for Mrs. Anderson, executives would receive only those equity awards for which they would become vested during the course of their salary continuation period, which, in this illustration, would be December 31, 2006 through March 1, 2007. The terms of Mrs. Anderson’s employment agreement provide for 12 months accelerated vesting of stock options and stock appreciation rights held by Mrs. Anderson (as of December 31, 2006, Mrs. Anderson did not hold any unvested stock options or stock appreciation rights). Mrs. Anderson retains the right to exercise the vested stock options and stock appreciation rights until the later of (i) 75 days following the termination date, (ii) December 31 of the year of termination or (iii) the earlier of (a) 365 days following the date of termination or (b) the end of the term of the option or stock appreciation right, provided however, that these post-termination exercise rights are only operative to the extent permitted under Code Section 409A and final Treasury Regulations thereunder.

(3)	Anticipated cost of medical, dental and hospitalization benefits for the severance period.

(4)	Vacation benefits earned prior to December 31, 2006.

(5)	On termination for any reason, employees are entitled to receive their vested benefits in the two qualified retirement plans, the supplemental executive retirement plans and the Deferred Compensation Plan sponsored by the Company.

The following table summarizes estimated benefits that would have been payable to each named Executive Officer if such Officer had been terminated by the Company without cause on December 31, 2006, following a change in control of the Company.

TERMINATION FOLLOWING CHANGE IN CONTROL (OTHER THAN DEATH)

	Mrs. Anderson	Mr. Foley	Mr. McCorkle	Mr. Cava	Mr. Catherwood
Severance (1)	$3,117,750	$668,042	$1,426,525	$1,402,083	$1,459,525
Incentive (2)	$2,306,250	$168,750	$690,000	$690,000	$690,000
Equity (3)	$7,183,655	$396,694	$1,030,456	$1,030,456	$1,030,456
Excise Tax Gross-Up	$5,796,140	$547,713	$—	$1,416,589	$—
Retirement Benefits (4)	$655,169	$94,740	$1,137,669	$210,822	$322,341
CIC Retirement Benefits (5)	$164,617	$87,510	$274,993	$320,970	$167,713
Health and Welfare Benefits (6)	$31,008	$9,303	$25,263	$23,215	$29,687
Vacation Benefits (7)	$73,077	$11,538	$28,846	$22,558	$29,692

Total	$19,327,666	$1,984,290	$4,613,752	$5,116,693	$3,729,414

(1)	Severance provisions as stated in the Key Executive Agreement (as defined below) between the Company and each named Executive Officer are three times base salary and the average of each of the prior three years’ incentive payments. The material terms of the Key Executive Agreements are more fully described below.

(2)	Maximum incentive payable under the Executive Plan for 2006.

(3)	Value as of December 31, 2006 of unvested Company restricted shares (plus the unvested Tim Hortons Inc. shares distributed in connection with these restricted shares in the spin-off on September 29, 2006, which remain subject to the same restrictions, and the accumulated cash balance comprised of the value of a fractional Tim Hortons share as of September 29, 2006, accrued cash dividends earned on the Tim Hortons restricted shares and interest), unvested RSUs, and unvested performance shares (if applicable) as if the performance objectives were satisfied at the highest level (120%).

(4)	On termination for any reason, employees are entitled to receive their vested benefits in the two qualified retirement plans, the supplemental executive retirement plans and the Deferred Compensation Plan sponsored by the Company.

(5)	Present value of benefits under the qualified retirement and supplemental executive retirement plans calculated as of December 31, 2009 over the current value of those benefits (as of December 31, 2006).

(6)	Anticipated cost of continuing for three years’ life insurance, disability, medical, dental and hospitalization benefits.

(7)	Vacation benefits earned prior to December 31, 2006.

The Company has entered into employment agreements (“Key Executive Agreements”) with each of the Executive Officers named in the Summary Compensation Table as well as certain other Officers. The Key Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

The Key Executive Agreements provide that in the event of a “change in control” (as defined therein), the key executives will be employed by the Company in their present positions for a period of approximately five years, or until the executive dies, is terminated for “cause” by the Company or terminates employment himself or herself without “good reason” (as such terms are defined therein), whichever occurs first (the “Employment Term”).

In the event of a change in control, the key executives will be entitled to continue to receive during their Employment Term the annual salary, bonus and other benefits made available to them by the Company immediately prior to the change in control. The Board of Directors will review annually the performance of each key executive during such Employment Term to determine whether or not such salary and bonus should be increased.

A key executive’s employment may be terminated under the Key Executive Agreement for cause by the Company as defined therein. If a key executive is terminated for cause by the Company, the Company has no further obligation to pay any compensation or to provide benefits to the key executive.

A key executive may terminate his or her employment under the Key Executive Agreement after a change in control for good reason if the Company (i) changes the key executive’s status, title, position or responsibilities in a way that does not represent a promotion, (ii) either reduces the key executive’s base salary or provides an annual salary increase less than the increase in a defined consumer price index, (iii) requires the key executive to relocate beyond a 30 mile radius from the executive’s business office location immediately prior to the change in control, (iv) takes action which results in a material reduction in compensation and benefits otherwise payable to the key executive, (v) materially breaches the Key Executive Agreement, or (vi) fails to notify the key executive that a successor to the Company has agreed to assume and perform under the Key Executive Agreement. If a key executive’s employment is terminated by the Company without cause prior to a change in control, but the executive reasonably demonstrates that the termination of employment (i) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a change in control, or (ii) otherwise occurred in connection with, or in anticipation of, a change in control which had been threatened or proposed, then such termination will be deemed to have occurred after a change in control for the purposes of the Key Executive Agreement, provided that a change in control shall actually have occurred.

If the employment of a key executive is terminated under a Key Executive Agreement during the Employment Term by the executive for good reason or by the Company other than for cause, the Company will be obligated to make a lump-sum payment to the key executive of three times the sum of the executive’s then-current salary plus average annual bonuses over the prior three years. If the key executive had not previously received bonus payments for three full plan years under the annual bonus plans and was an eligible participant under such plans at the time his or her employment was terminated, he or she will be deemed to have received a bonus in prior years equal to the bonus paid to such key executive’s predecessor in the same position. If there was not a predecessor in the same position, the key executive will be deemed to have received a bonus in prior years equal to the average of the bonuses paid to participants in positions comparable to the executive’s then-current position. The lump-sum payment will not be subject to offset. If the employment of the key executive is terminated under a Key Executive Agreement by the executive for good reason or by the Company other than for cause, the key executive will also be entitled to (i) a pro rata portion of the bonus for the year in which termination of employment occurs, determined as if all performance targets had been fully met at the highest level by the Company and the key executive, (ii) continuation of group insurance benefits for three years, subject to offset for any benefits from subsequent employment, if any, (iii) if applicable, purchase his or her Company automobile at the then-current book value (the Company terminated its car program applicable to corporate-based officers in 2006), and (iv) a lump-sum payment equal to the present value of accrued retirement benefits after adding three additional years of benefit accrual, reduced by any vested benefits. In addition, any stock options or stock appreciation rights granted under plans of the Company will become immediately vested and exercisable, and any restrictions on any stock awarded to the key executive by the Company shall lapse.

If any payments or other benefits payable to an executive under a Key Executive Agreement or otherwise is subject to the excise tax under Code Section 4999 or any similar tax, the Company is obligated under the Key Executive Agreement to pay to the executive an additional amount which, after deduction of any income, withholding and excise tax thereon, equals the excise tax.

The Company has established a benefits protection trust to provide for the payment of benefits to the key executives and to provide for the payment of reasonable legal fees or expenses incurred in good faith by the key executives in enforcing their rights under the Key Executive Agreements or any other benefit plans in which they participate.

The following table summarizes the compensation (including deferred compensation earnings) paid to those Directors who are not employees of the Company and also the awards of RSUs under the 2003 Stock Incentive Plan.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Ann B. Crane	68,500		56,759	0	0	0	125,259
Janet Hill	68,750		86,841	16,493	0	0	172,084
Paul D. House (3)	0		0	0	0	0	0
Thomas F. Keller	94,000		161,277	16,493	0	0	271,770
William E. Kirwan	76,500	(4)	161,277	16,493	0	0	254,270
David P. Lauer	85,250		161,277	16,493	0	0	263,020
Jerry W. Levin	52,250		29,604	0	0	0	81,854
J. Randolph Lewis	70,250		44,941	0	0	0	115,191
James F. Millar	87,750		84,560	16,493	0	0	188,803
Stuart I. Oran	47,250		21,145	0	0	0	68,395
James V. Pickett	146,500		361,293	16,493	0	0	524,286
Peter H. Rothschild	47,250		21,145	0	0	0	68,395
John R. Thompson	72,500		42,797	0	0	0	115,297

(1)	The value of stock awards shown in this column include all amounts expensed in the Company’s financial statements in 2006 for equity awards pursuant to SFAS 123R, and includes awards made in 2006 and prior years. The Company’s accounting treatment for equity awards is set forth in Notes 1 and 6 to the Company’s 2006 consolidated financial statements.

(2)	As described below, each non-employee director is awarded the same number of RSUs annually. Differences in the dollar amounts shown reflect differences in length of service as a director and age.

The aggregate number of stock awards (restricted shares and RSUs) and aggregate number of stock options outstanding (whether or not vested) at December 31, 2006 for each Director listed above is as follows:

Name	Aggregate Number of Stock Awards	Aggregate Number of Stock Options
Ann B. Crane	6,532	0
Janet Hill	6,532	42,459
Paul D. House	0	0
Thomas F. Keller	6,532	4,143
William E. Kirwan	6,532	15,017
David P. Lauer	6,532	26,925
Jerry W. Levin	4,258	0
J. Randolph Lewis	5,819	0
James F. Millar	6,532	16,569
Stuart I. Oran	4,258	0
James V. Pickett	13,311	42,459
Peter H. Rothschild	4,258	0
John R. Thompson	5,819	0

(3)	Mr. House was a Director of the Company until February 1, 2007. He is (and was during 2006) also Chief Executive Officer and President of Tim Hortons Inc., which was a subsidiary of the Company until it was spun-off on September 29, 2006. He did not receive any fees or equity awards in 2006 for his service as a Director of the Company.

(4)	From January, 2004 to May, 2006, Dr. Kirwan deferred all of his director fees into the Wendy’s stock investment option in the Deferred Compensation Plan. During 2006, Dr. Kirwan was credited with 3,645 shares of Wendy’s stock in that plan, bringing the balance of his Wendy’s shares, as of December 31, 2006 to a total of 5,778 shares in the Deferred Compensation Plan.

Directors who are not employees of the Company or its subsidiaries are paid $7,500 quarterly, plus $1,500 for each Board meeting and $1,250 for each qualified committee meeting attended, including telephonic meetings, for all services, plus expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition, for 2006 the Chair of the Audit Committee was paid a retainer of $2,500 quarterly and the Chair of the Compensation Committee was paid a retainer of $1,875 quarterly. Beginning in the second quarter of 2007, the Chair of the Audit Committee will be paid a retainer of $3,750 quarterly and the Chair of the Compensation Committee will be paid a retainer of $2,500 quarterly.

Until April 26, 2006, Mr. Pickett was paid a retainer of $1,875 quarterly for his service as Chair of the Nominating and Corporate Governance Committee and an additional retainer of $1,875 quarterly for his service as lead Director. Beginning with the Company’s third fiscal quarter of 2006, Mr. Pickett was paid a retainer of $25,000 quarterly (in lieu of any other retainers) for his service as Chairman of the Board.

Directors who are not employees of the Company are eligible to participate in the Company’s medical healthcare plan and are also reimbursed for expenses related to attendance at director education seminars attended pursuant to the Board’s director education program. Directors who are not employees of the Company do not participate in the Company’s retirement plans. However, those Directors can elect to participate in the Company’s Deferred Compensation Plan (which is described on page 37 above).

In 2006, Directors who were not employees of the Company or its subsidiaries also received an annual award of 2,040 RSUs under the 2003 Stock Incentive Plan. Those RSUs were awarded on May 1 and converted to 4,225 RSUs following the spin-off of Tim Hortons Inc. 25% of the RSUs awarded will vest on each of the first four anniversaries of the award date for those RSUs.

On May 1, 2006, Mr. Pickett also received an award of 3,247 RSUs for his service as Chairman of the Board. This award converted to 6,725 RSUs following the spin-off of Tim Hortons Inc. on September 29, 2006. The RSUs can be settled only in common shares of the Company and include dividend equivalent rights. 50% of the RSUs will vest on May 1, 2007 and the remaining 50% will vest on May 1, 2008. The vesting dates would be accelerated if the Company is involved in certain change in control transactions as specified in the 2003 Stock Incentive Plan. If Mr. Pickett’s service as a Director is terminated for any reason other than death, disability or retirement, any remaining RSUs will be forfeited as of the date of such termination. If his service as a Director is terminated by reason of his death, disability or retirement, all remaining RSUs will vest as of the date of such termination. Dividends on RSUs, payable only as additional RSUs, are credited on all RSUs outstanding as of the dividend payment date. The additional RSUs issued under the terms of the dividend equivalent rights will vest at the same time as the underlying RSUs.

If the 2007 Stock Incentive Plan is approved by shareholders, beginning in 2007, Directors who are not employees of the Company or its subsidiaries will be granted a number of RSUs and related dividend equivalent rights each year on May 1 equal to $45,000, or such larger amount as may be approved by the Committee prior to the grant date, divided by the fair market value of a share on that date and rounded to the nearest whole share (the “Formula RSUs”). One-third of the Formula RSUs will vest on each of the first three anniversaries of the grant date of the Formula RSUs. Each non-employee Director also will be granted a number of non-qualified stock options each year on May 1 equal to $45,000, or such larger amount as may be approved by the Committee prior to the grant date, divided by the value of such option and rounded to the nearest whole share. The purchase price for a formula option is the fair market value on the grant date. One-third of the formula options will vest on each of the first three anniversaries of the grant date and such options will remain exercisable for a term not to exceed seven years.

If the 2007 Stock Incentive Plan is not approved by the shareholders at the 2007 Annual Meeting of Shareholders, Directors who are not employees of the Company or its subsidiaries as of May 1 of a year would receive on that date an annual award of 2,040 RSUs under the 2003 Stock Incentive Plan as compensation for future board services. 25% of the RSUs awarded each year would vest on each of the first four anniversaries of the award date for those RSUs.

COMPARISON OF FIVE-YEAR TOTAL RETURN FOR WENDY’S INTERNATIONAL, INC., SPECIFIED PEER GROUPS AND THE S&P 500 INDEX

The following graph compares the yearly percentage change in the Company’s cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of all dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) against the cumulative total return of the S&P 500 Stock Index and two peer groups of other companies with restaurant operations (excluding the Company) (the “Peer Group Index” and the “Former Peer Group Index”). The only difference to the Peer Group Index is that Domino’s Pizza, Inc. has been added to the group. The companies which comprise the Peer Group Index reflect the Company’s scope of operations and the competitive market in the restaurant industry for senior executive talent. On September 29, 2006, the Company distributed to its shareholders all of the shares of Tim Hortons Inc. common stock that it owned in a stock dividend. The graph below accounts for this stock dividend as though it were paid in cash ($35.33 value) and reinvested in common shares of the Company.

COMPARISON OF FIVE-YEAR TOTAL RETURN (1)

FOR WENDY’S INTERNATIONAL, INC.,

SPECIFIED PEER GROUPS AND THE S&P 500 INDEX

	2001	2002	2003	2004	2005	2006
WEN	$100.00	93.46	136.57	138.42	197.33	241.47
PEER GROUP INDEX (2)	$100.00	77.87	114.47	159.95	165.91	209.94
FORMER PEER GROUP INDEX (3)	$100.00	77.87	114.47	160.06	165.33	209.45
S&P 500 INDEX	$100.00	77.90	100.25	111.15	116.61	135.03

(1)	Assumes $100 invested on December 31, 2001, in Wendy’s International, Inc. common shares, the Peer Group Index, the Former Peer Group Index and the S&P 500 Index. Total return assumes dividend reinvestment, including the value of stock dividends paid.

(2)	The Peer Group Index has been computed by the Company, and is comprised of the following 14 companies: Applebee’s International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Darden Restaurants, Inc.; Denny’s Corporation; Domino’s Pizza, Inc.; Jack in the Box Inc.; McDonald’s Corporation; Ruby Tuesday, Inc.; Sonic Corp.; Starbucks Corporation; and YUM! Brands, Inc. This Index has been weighted by market capitalization of each component company.

(3)	The Former Peer Group Index has been computed by the Company, and is comprised of the following 13 companies: Applebee’s International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Darden Restaurants, Inc.; Denny’s Corporation; Jack in the Box Inc.; McDonald’s Corporation; Ruby Tuesday, Inc.; Sonic Corp.; Starbucks Corporation; and YUM! Brands, Inc. This Index has been weighted by market capitalization of each component company.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% SHAREHOLDERS

Effective May 1, 2006, David J. Near assumed the position of Chief Operations Officer at the Company. Mr. Near and his brother, Jason, each have a 50% interest in Pisces Foods, L.P., a franchisee of Wendy’s that operates 29 Wendy’s restaurants in the Austin, Texas market. As a franchisee of the Company, Pisces Foods, L.P. paid $1,753,413 in royalties, $1,315,060 to the advertising fund and $1,708 in other fees (for all 29 restaurants combined) in fiscal 2006. Pisces Foods, L.P. also purchases in the normal course of its operations certain food products, supplies and other items from the Company on terms similar to those offered to the Company’s other franchisees with no preferential terms or provisions. Pisces Foods, L.P. previously entered into the Company’s standard franchisee agreement for each restaurant it operates, and the terms of those franchise agreements are similar to the agreements governing the Company’s other franchisees with no preferential terms or provisions. In connection with assuming his role at the Company, Mr. Near has relinquished management of the day-to-day operations of Pisces Foods, L.P. to his brother. Notwithstanding the foregoing, David Near expects to continue for the foreseeable future, to retain his ownership interest in Pisces Foods, L.P.

With respect to conflicts of interest that may arise from time to time between the Company and any of the Directors, the Governance Guidelines state that the Board, after consulting with counsel, determines whether conflicts of interest exist on a case-by-case basis, with the objective, among others, that the Directors voting on an issue are not conflicted with respect to that issue. The Directors expect that each of them will disclose actual or potential conflicts to further these objectives. In addition, not less than annually, each Director affirms the existence or absence of actual or potential conflicts and that affirmation is reported to the Nominating and Corporate Governance Committee.

The Board has assigned responsibility for reviewing related party transactions to its Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any Director or Officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The Audit Committee reports to the Board, for its review, on all related party transactions considered.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the common shares represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accounting firm for the current year. Under applicable law, listing requirements and the Company’s Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or a broker non-vote is the same as a “no” vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of the Company’s independent registered public accounting firm.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

APPROVAL OF THE NEW SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN

The Compensation Committee has adopted, and the Board of Directors has ratified, subject to the approval of the Company’s shareholders, the new Senior Executive Annual Performance Plan, which, if approved, will replace the former Senior Executive Annual Performance Plan, which was in place for fiscal years 2002 through 2006.

The Board of Directors believes that it is desirable to continue the Company’s incentive compensation program and recommends that shareholders vote FOR approval of the plan. The plan will become effective upon approval by the Company’s shareholders.

The material terms of the plan, including the performance goals, are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the new Senior Executive Annual Performance Plan, which is included as Annex B to this Proxy Statement.

Purpose of Plan

The purpose of the plan is to enhance the Company’s ability to attract, motivate, reward and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company’s shareholders by providing additional compensation, in the form of cash awards based on the achievement of stated performance objectives of the Company and/or its operating units.

Administration

The plan will be administered by the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the plan (the “Committee”). The Committee consists entirely of “outside directors” within the meaning of the Treasury Regulations promulgated under Code Section 162(m). The Committee has full authority to establish and interpret rules and regulations relating to the plan, to select plan participants, to determine the performance objectives and corresponding award opportunities for each participant, to approve all the awards and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the plan.

Eligibility

Generally, all of the Officers of the Company and its subsidiaries are eligible to participate in the plan for any fiscal year. However, participation is limited to those officers selected each fiscal year by the Committee. As of March 5, 2007, only Mrs. Anderson has been designated as a participant in the plan for the 2007 fiscal year.

Determination of Performance Goals and Awards

For each fiscal year, the Committee will determine the performance objectives and the corresponding award opportunities for each participant. Performance objectives may be expressed in terms of (i) earnings per share, (ii) earnings, (iii) return on assets, (iv) return on invested capital, (v) revenue, (vi) operating income, (vii) cash flow, (viii) total shareholder return, (ix) net income, (x) same store sales (measured by volume or percentage growth and for Company, franchised or all stores), (xi) Company restaurant operating margins or (xii) any combination of the foregoing. Any of the performance objectives may be expressed as an objective before specified items. Performance objectives may be expressed as a combination of Company and/or operating unit performance objectives, may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

Generally, a participant earns an award for a fiscal year based on the Company’s and/or the applicable operating unit’s achievement of the applicable performance objectives. However, the Committee may in its sole discretion decrease (but not increase) the amount of an award that would otherwise be payable to a participant. The maximum award any participant may receive for any fiscal year is $5 million.

Adjustments

The Committee may, to the extent permitted under Code Section 162(m) and the Treasury Regulations promulgated thereunder without adversely affecting the treatment of the award as “performance-based compensation,” provide for the manner in which performance will be measured against the performance objectives or adjust the performance objectives to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

Payment of Awards

As soon as practicable after the close of a fiscal year and prior to the payment of an award, the Committee will review the Company’s and/or operating units’ performance and certify in writing the extent to which the applicable performance objectives have been achieved. Generally, each award to the extent earned is paid in a single lump sum cash payment as soon as practicable following the Committee’s certification, although a participant may elect to defer all or a portion of an award if permitted by a deferred compensation plan adopted by, or an agreement entered into with, the Company or any of its subsidiaries (provided that the deferral does not adversely affect the treatment of the award as performance-based compensation). Except to the extent deferred in compliance with Code Section 409A, all awards are intended to be settled no later than the March 15th immediately following the close of the fiscal year in which such award is made. Generally, no award is payable to a participant unless the participant is employed by the Company or one of its subsidiaries on the payment date. However, if a participant’s employment is terminated by reason of the participant’s death, disability or retirement after age 60 with 10 years of continuous service with the Company, the participant will be entitled to a pro-rata portion of the award otherwise payable for that year.

Upon a “change in control” (as defined in the plan) of the Company, the minimum award payable to each participant for the year in which the change in control occurs will be the greatest of (i) the award or bonus paid to the participant for the prior year, (ii) the award amount payable assuming the target level of the performance objectives is achieved, and (iii) the award that would be payable based on the Company’s actual performance through the date of the change in control.

In addition, if following a change in control and prior to the payment of awards for the fiscal year in which the change in control occurs, a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the plan), the participant will be entitled to the award otherwise payable for the fiscal year had the participant remained employed with the Company through the payment date of awards for such year. Further, if a participant’s employment is terminated without cause prior to a change in control, but the participant can reasonably demonstrate that the termination arose in connection with, or in anticipation of, a change in control, the termination will be treated as if it occurred after a change in control, if a change in control actually occurs.

Amendment and Termination

The Committee may amend or terminate the plan at any time, other than through and including the fiscal year in which a change in control occurs (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (ii) otherwise in connection with a change in control. In addition, no amendment or termination may affect any award made under the plan prior to such amendment or termination.

Certain Federal Income Tax Consequences

For federal income tax purposes, the amount of an award under the plan generally will be includible in income by the recipient and deductible by the Company. Code Section 162(m) generally limits the ability of a publicly-held corporation, such as the Company, to claim a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation’s fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation’s fiscal year. Section 162(m), however, allows a deduction for payments of “performance-based compensation”, the material terms of which have been disclosed to, and approved by, shareholders. The Company has structured the plan with the intention that compensation paid under it (other than in connection with a change in control of the Company) will be qualified “performance-based compensation” under Section 162(m) and will be deductible. To qualify, the Company is seeking shareholder approval of the plan.

Under certain circumstances, the payment of an award under the plan in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. To the extent it is so considered, the recipient may be subject to a 20% excise tax and the Company may be denied a tax deduction. If the executive is a party to a Key Executive Agreement (described beginning on page 39), however, the Company would be obligated under that agreement to pay to the executive an additional amount which, after deduction of any income, withholding and excise tax, equals the excise tax.

New Plan Benefits

As of March 5, 2007, only Mrs. Anderson has been designated as a participant in the plan for the 2007 fiscal year. The following table sets forth the amounts which she will receive for the 2007 fiscal year under the plan, if approved by the shareholders, and the Company achieves its target performance objectives in 2007. The amount paid under the plan for the 2007 fiscal year would increase if the Company exceeds its target performance objectives, and would decrease if the Company does not achieve its target performance objectives. No bonuses would be paid under the plan if the shareholders do not approve the plan or the Company does not achieve threshold performance objectives.

NEW PLAN BENEFITS

Senior Executive Annual Performance Plan

Name and Position	Dollar Value ($)
Kerrii B. Anderson, Chief Executive Officer and President	$950,000	(1)

(1)	Assumes achievement of target EBITDA and net income performance objectives for 2007 as described on page 25.

The Company does not expect that any other Executive Officers, employees or Directors will participate in the plan for the 2007 fiscal year.

Vote Required

The affirmative vote of the holders of a majority of the common shares that are voted on the proposal is necessary to approve the plan. Under applicable law and the Company’s Regulations, the effect of an abstention is the same as a “no” vote. Broker non-votes will not be counted in determining the number of common shares necessary for approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NEW SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of approving the plan.

APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

The 2007 Stock Incentive Plan (the “2007 Plan”) is intended to accomplish four major objectives (i) encourage the judgment, initiative and efforts of employees and Directors who are not employees of the Company (“Non-Employee Directors”) toward the continuing success of the Company, (ii) increase stock ownership levels of key employees and Non-Employee Directors, (iii) assist the Company in attracting, retaining and motivating key employees and Non-Employee Directors, and (iv) significantly reduce the long-term effect of the equity compensation program on the Company’s earnings per share. Key employees may include not only the Executive Officers of the Company but also may include other Officers or employees of the Company who are able to contribute significantly to the success and growth of the Company.

The Compensation Committee has adopted, and the Board of Directors has ratified, subject to approval of the Company’s shareholders, the 2007 Plan. The Board of Directors believes that it is desirable to continue the Company’s equity compensation program and recommends that shareholders vote FOR approval of the 2007 Plan. The 2007 Plan will become effective upon approval by the Company’s shareholders.

The following is a brief summary of the material provisions of the 2007 Plan, which summary is qualified in its entirety by reference to the copy of the 2007 Plan, attached to this Proxy Statement as Annex C.

General Information

The 2007 Plan provides for equity compensation awards in the form of stock options, restricted stock, RSUs, stock appreciation rights, dividend equivalent rights, performance shares, performance units and share awards (collectively, “Awards”) to eligible employees and Directors of the Company or its subsidiaries. As of March 5, 2007, there are 12 Non-Employee Directors, seven Executive Officers and approximately 6,900 employees, other than Executive Officers, who are eligible to receive Awards under the 2007 Plan.

The Company has three other equity compensation plans under which shares could be issued, the WeShare Stock Option Plan (the “WeShare Plan”), the 1990 Stock Option Plan (the “1990 Plan”) and the 2003 Stock Incentive Plan (the “2003 Plan”). As of the end of its fiscal year 2006, the total number of shares that could be issued under those plans was 1,315,084. Of that amount, the total number of shares that could be issued under the 2003 Plan was 817,908 (and only 290,961 of that amount could be awarded as restricted stock, RSUs, performance shares, performance units or share awards, the remainder could only be awarded as stock options or stock appreciation rights). If the 2007 Plan is approved by shareholders, the Company will not make future grants under the WeShare Plan or the 1990 Plan.

Common Shares Available Under the 2007 Plan

The 2007 Plan authorizes up to six million common shares for grants of Awards. The common shares offered under the 2007 Plan may be authorized but unissued shares, treasury shares or any combination thereof. To the extent that any Award based on common shares expires or terminates without having been exercised in full, is forfeited, is settled in cash or is net settled with shares, the common shares allocable to that portion of the Award will be available for other Awards. Also, to the extent that an option is exercised by tendering common shares as payment of the exercise price and/or required tax withholding, the maximum number of shares available under the 2007 Plan will be increased by the number of shares so tendered.

The 2007 Plan provides that the maximum number of common shares for which Awards may be granted to any single participant in any calendar year may not exceed 400,000 for performance shares and 400,000 for options and stock appreciation rights, collectively. The dollar amount of cash or the fair market value of common shares that any single participant may receive in any calendar year for performance units denominated in dollars may not exceed $5 million.

Fair market value under the 2007 Plan is equal to the mean of the high and low prices at which common shares of the Company were traded on the New York Stock Exchange on the relevant date. On March 5, 2007, the fair market value for the common shares of the Company was $31.09.

Plan Administration

The 2007 Plan will be administered by the Board’s Compensation Committee or such other committee as may be appointed by the Board to administer the 2007 Plan, which will consist of not less than three members of the Board. Each member of the Committee will be a Non-Employee Director (within the meaning of Securities and Exchange Commission Rule 16b-3) and an “outside director” (within the meaning of Code Section 162(m) and the regulations thereunder) and will satisfy any applicable stock exchange requirements.

The Committee has the authority to select the individuals, including foreign nationals, to whom, and the time or times at which, Awards will be granted, the number of common shares to be subject to each grant, the terms and conditions of each Award, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 2007 Plan.

The Committee cannot make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the 2007 Plan) or amendment where the adjustment or amendment would reduce or have the effect of reducing the exercise price of an option or stock appreciation right previously granted under the 2007 Plan, whether through amendment, cancellation, replacement grants or other means, unless the Company’s shareholders approve the adjustment or amendment.

Awards under the 2007 Plan

Restricted Stock; Formula RSUs; RSUs

Restricted Stock. The 2007 Plan provides for Awards of restricted stock, which will contain such restrictions, terms and conditions as the Committee shall determine. Unless the Committee determines otherwise, the grantee of an award of restricted stock will have the right to vote the shares and to receive all dividends and other distributions on the shares prior to vesting. However, the Committee may, in its discretion, determine that dividends on the restricted stock will be deferred until the lapsing of the restrictions imposed on the shares and either held in cash or reinvested in shares of restricted stock.

Formula RSUs. Beginning in 2007, each Non-Employee Director will be granted a number of RSUs and related dividend equivalent rights each year on May 1 equal to $45,000, or such larger amount as may be approved by the Committee prior to the grant date, divided by the fair market value of a share on that date and rounded to the nearest whole share (the “Formula RSUs”). One-third of the Formula RSUs will vest on each of the first three anniversaries of the grant date of the Formula RSUs. The grantee of an award of Formula RSUs will have no right to vote the shares or to receive dividends and other distributions on the shares prior to vesting. Prior to the first day of the year in which a grant would be made, a Non-Employee Director may irrevocably elect to defer the issuance and delivery of shares to which the Director may become entitled related to that grant until after the termination of such Director’s service on the Board.

RSUs. The Committee may make Awards of RSUs under the 2007 Plan, which will represent the right of the grantee to receive a payment upon vesting or on any later date specified by the Committee equal to the fair market value of common shares as of the date the RSU was granted, the vesting date or any other date as determined by the Committee. The Committee may place a limitation on the amount payable in respect of each RSU at the time of grant and may provide for the settlement of RSUs in cash or in common shares.

Stock Options

The 2007 Plan provides both for incentive stock options as defined under Code Section 422 (“ISOs”) and non-qualified stock options (“Non-Qualified Options”) (collectively, “Options”). The 2007 Plan provides that the purchase price for all common shares covered by each Option granted cannot be less than 100% of the fair market value of the common shares on the date of grant. In the case of any ISO granted to an individual who, on the effective date of grant, owns shares possessing more than 10% of the total combined voting power of the Company, the exercise price per share must be at least 110% of the fair market value of the common shares on the date of grant.

The purchase price for common shares covered by an Option must be paid in full at the time of exercise of the Option by cash or check in United States Dollars, by the delivery of common shares of the Company having a fair market value on the date of exercise equal to the exercise price or by tender of other property acceptable to the Committee.

No individual may be granted ISOs under the 2007 Plan if the grant would cause the aggregate fair market value (determined as of the date the ISOs are granted) of the common shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under all stock option plans maintained by the Company and its subsidiaries to exceed $100,000.

The Committee has the authority to determine the term of an Option, up to a maximum of 10 years, and each option will be exercisable as determined by the Committee. The Committee may accelerate the exercisability of an Option at any time.

At any time after an Option granted under the 2007 Plan becomes exercisable, the Committee has the right, in its sole discretion and without the consent of an optionee, to cancel the Option and pay to the optionee the excess of the fair market value of the common shares covered by the Option over the option exercise price at the date the Committee provides written notice of its intention to exercise the right. Such amount may be paid in cash, common shares of the Company or a combination thereof, as the Committee may determine. To the extent that payment is made in common shares, the number of such common shares will be determined by dividing the amount of the payment to be made by the fair market value of the common shares on the date of the notice of election to the optionee.

Formula Options. Beginning in 2007, each Non-Employee Director will be granted a number of Non-Qualified Options each year on May 1 equal to $45,000, or such larger amount as may be approved by the Committee prior to the grant date, divided by the value of such option and rounded to the nearest whole share. The purchase price for a Formula Option is the fair market value on the grant date. One-third of the Formula Options will vest on each of the first three anniversaries of the grant date and such options shall remain exercisable for a term not to exceed seven years.

Stock Appreciation Rights

A stock appreciation right (“SAR”) may be granted under the 2007 Plan either alone or in conjunction with an Option. A SAR related to an Option generally terminates upon the expiration, forfeiture or exercise of the related Option, and is exercisable only to the extent that the related Option is exercisable. The Committee will determine the exercisability, vesting and duration of a SAR unrelated to an Option, provided that the maximum term of a SAR may not exceed 10 years.

Upon the exercise of a SAR related to an Option, the related Option will be canceled to the extent of the number of shares for which the SAR is exercised. Upon exercise of a SAR, the grantee will receive cash, common shares or a combination of both equal to (1) the excess of the fair market value of common shares on the date the SAR was granted or, if the SAR is related to an Option, the option price, times (2) the number of shares as to which the SAR is being exercised. At the time of grant, the Committee may place a limitation on the amount payable upon exercise of a SAR.

Performance Shares; Performance Units

Performance Shares. Performance shares are common shares issued to eligible individuals under the 2007 Plan, which shares will become vested on the terms, conditions and satisfaction of performance objectives as the Committee may determine. Unless the Committee determines otherwise, the grantee of an award of performance shares will have the right to vote the performance shares and to receive all dividends and other distributions on the performance shares prior to vesting. However, the Committee may, in its discretion, determine that dividends on the performance shares will be deferred until the lapsing of the restrictions imposed on the performance shares and either held in cash or reinvested in performance shares.

Performance Units. The value of a performance unit may be denominated in common shares or a specified dollar amount. Each performance unit will represent the right to receive, in the case of share-denominated units, the fair market value of a share (or a percentage thereof (which may be more than 100%) depending on the level of Performance Objective (defined below) attainment) on the date the performance unit was granted, the date the performance unit became vested or any other date specified by the Committee or, in the case of dollar-denominated units, the specified dollar amount (or a percentage thereof (which may be more than 100%) depending on the level of Performance Objective attainment). At the time of grant, the Committee may place a limitation on the maximum amount payable in respect of a vested performance unit. Payment may be made in common shares, cash, or a combination thereof, including restricted stock if the Committee so determines at the time of grant.

Performance Objectives

Performance objectives applicable to performance shares or performance units may be expressed in terms of earnings per share, earnings, return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return, net income, same store sales (measured by volume or percentage growth and for Company, franchised or all stores), Company restaurant operating margins or any combination thereof. Any of these performance objectives may be expressed as an objective before specified items and may be in respect of the performance of the Company, any of its subsidiaries, operating units or combination thereof (the “Performance Objectives”). The Committee has the power to modify the Performance Objectives after they have been established as may be appropriate, including, for example, to reflect specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. However, no modification may be made if it would adversely affect the treatment of any performance award as “performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder. Prior to the lapse of restrictions on performance shares or the payout in respect of performance units to an individual who is subject to Section 162(m), the Committee must certify the extent to which the Performance Objectives have been satisfied.

Dividend Equivalent Rights

Dividend equivalent rights may be granted in conjunction with another Award or as a separate Award. Grantees of dividend equivalent rights will be entitled to receive payments in single or multiple installments, as determined by the Committee, equivalent to all or some portion of the cash dividends payable with respect to common shares (as specified in the applicable Award agreement). Payments may be made in cash, common shares or a combination thereof. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the dividend equivalent rights relate. If the amounts payable are deferred, the Committee will determine whether the deferred amounts are to be held in cash, reinvested in shares or deemed notionally to be reinvested in shares.

Share Awards

The Committee may grant an Award of common shares as additional compensation for services rendered or in lieu of cash or other compensation to which an eligible employee or Non-Employee Director is entitled. Grants of share awards will be made on the terms and conditions as the Committee may determine in its discretion.

Performance-Based Compensation

Unless otherwise provided in an Award agreement, each Option, SAR, performance share and performance unit granted under the 2007 Plan is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(c) and the regulations thereunder. The Committee will not be entitled to exercise any discretion otherwise authorized under the 2007 Plan with respect to Awards intended to constitute performance-based compensation if the ability to exercise or the exercise of the discretion would cause the compensation attributable to the Awards to fail to qualify as performance-based compensation.

Deferral of Payments or Vesting

The Committee may provide for the deferral of the issuance or vesting in common shares or the payment of cash in respect of an Award granted under the 2007 Plan. The terms of any such deferral will be set forth in the applicable Award agreement and will be done in a manner that maintains an exemption from, or that complies with, Code Section 409A.

Amendment and Termination

The Board of Directors may amend or terminate the 2007 Plan at any time. However, the Board will not make any change in the Awards that will impair the rights of the grantee therein without the consent of the grantee.

Change in Control

The 2007 Plan contains provisions concerning the treatment of Awards upon a “change in control” (as defined in the 2007 Plan). These provisions will apply unless the Committee determines otherwise in an applicable Award agreement or in an employment or other agreement between the grantee and the Company.

In the event of a change in control as defined in Section 29.6(A) or (B) of the 2007 Plan and (i) a grantee’s employment is terminated without “cause” by the Company or a grantee terminates employment with the Company for “good reason” (as such terms are defined in the 2007 Plan) or (ii) a grantee who is a Non-Employee Director terminates service on the Board in connection with or as a result of such change in control, provided that each such termination occurs within a period beginning on the date of such change in control and ending on the third anniversary of such change in control, then all Options, Formula Options and SARs held by the grantee will become immediately exercisable and may be exercised for a period of one year following the termination (but in no event beyond the maximum term of the Option, Formula Option or SAR). In addition, all restrictions on outstanding restricted stock will lapse and RSUs and Formula RSUs will become fully vested. All restrictions on outstanding performance shares will lapse and outstanding performance units will become vested, in each case as if all Performance Objectives had been satisfied at the highest level by the Company and the grantee. Further, with respect to performance units, the grantee will be entitled to receive a cash payment within 30 days after such termination in respect of the performance units which became vested.

In the event of a change in control as defined in Section 29.6(C) of the 2007 Plan (e.g., certain mergers, consolidations or reorganizations, liquidations, dissolutions or a sale or other disposition of all or substantially all of the assets of the Company) regardless of whether the grantee is terminated, all Options, Formula Options and SARs will become immediately exercisable. In addition, all restrictions on outstanding restricted stock will lapse and RSUs and Formula RSUs will become fully vested. All restrictions on outstanding performance shares will lapse and outstanding performance units will become vested, in each case as if all Performance Objectives had been satisfied at the highest level by the Company and the grantee. Further, with respect to performance units, the grantee will be entitled to receive a cash payment within 30 days after such termination in respect of the performance units which became vested. In the event of a change in control as defined in Section 29.6(C) of the 2007 Plan and if (i) a grantee’s employment is terminated without “cause” by the Company or if a grantee terminates employment with the Company for “good reason” (as such terms are defined in the 2007 Plan) or (ii) a grantee who is a Non-Employee Director terminates service on the Board in connection with or as a result of such change in control, provided that each such termination occurs within a period beginning on the date of such change in control and ending on the third anniversary of such change in control, all Options, Formula Options and SARs held by the grantee on the date of such change in control may be exercised for a period of one year following the termination (but in no event beyond the maximum term of the Option, Formula Option or SAR).

Adjustments

The 2007 Plan provides that the Committee will determine the appropriate adjustments to outstanding Awards and the shares available for future Awards in connection with a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split, reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise (a “Change in Capitalization”). Adjustments may be made to the number and class of common shares of the Company or other stock or securities which are subject to outstanding Awards granted under the 2007 Plan, the maximum number and class of common shares of the Company or other stock or securities which may be granted under the 2007 Plan or to any individual in any calendar year, and the Performance Objectives applicable to performance shares and performance units. If the grantee of an Award is entitled to new, additional or different shares of securities of the Company or any other corporation by reason of a Change in Capitalization, the new, additional or different shares will be subject to all of the conditions, restrictions and performance criteria which were applicable to the common shares subject to the Award prior to the Change in Capitalization.

In the event of a liquidation, dissolution, merger or consolidation of the Company (a “Transaction”), outstanding Awards will be treated as provided for in the agreement entered into in connection with the Transaction or, if not so provided in the agreement, grantees will be entitled to receive the same consideration that each holder of a common share of the Company was entitled to receive in the Transaction in respect of a common share. However, the consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to the transaction.

Transferability

Awards granted under the 2007 Plan are generally non-transferable and, in the case of Options and SARs, may be exercised, during a grantee’s lifetime, only by the grantee. However, in the case of Options, if the grantee becomes incapacitated or if the option agreement so provides, the optionee’s legal representative or estate may exercise the Option during the grantee’s lifetime.

Termination of Employment

The 2007 Plan contains provisions concerning the treatment of Awards upon termination of employment. These provisions will apply unless the Committee determines otherwise in an applicable Award agreement.

Under these provisions, in the event of a grantee’s death or disability, the grantee’s Options, Formula Options and SARs will become immediately exercisable and may be exercised for a period of one year following death or disability (but in no event beyond the maximum term of the Option, Formula Option or SAR). If the grantee dies within 90 days after termination of employment, or services as a Non-Employee Director, the grantee’s Options, Formula Options and SARs that were vested on the date of termination may be exercised for a period of one year following such termination (but in no event beyond the maximum term of the Option, Formula Option or SAR). The grantee’s performance shares and performance units will remain outstanding and the grantee will be entitled to a pro rata portion of the payment otherwise payable in respect of the performance shares or units on the date the performance shares or units would have been paid if the grantee had remained employed with the Company or a subsidiary. Finally, the grantee’s restricted stock, RSUs and Formula RSUs will become immediately vested.

In the event that a grantee who is an employee of the Company or a subsidiary retires after attaining age 60 with at least 10 years of service, or in the event that a grantee who is a Director retires after attaining age 60 with at least three years of service as a Board member, the grantee’s Options, Formula Options and SARs will remain outstanding for a period of 48 months (but in no event beyond the maximum term of the Option, Formula Option or SAR) and unvested Options, Formula Options and SARs will continue to vest in accordance with the applicable vesting schedule. The grantee’s performance shares and performance units will remain outstanding and the grantee will be entitled to a pro rata portion of the payment otherwise payable in respect of the performance shares or units on the date the performance shares or units would have been paid if the grantee had remained employed with the Company or a subsidiary. Finally, the grantee’s restricted stock, RSUs and Formula RSUs will become immediately vested.

In the event that a grantee’s employment with the Company is terminated without cause in connection with a disposition of one or more restaurants or other assets by the Company or its subsidiaries, or in connection with a sale or other disposition of a subsidiary, the grantee’s Options and SARs will remain outstanding for one year and unvested Options and SARs will continue to vest in accordance with the applicable vesting schedule. The grantee’s performance shares and performance units will remain outstanding and the grantee will be entitled to a pro rata portion of the payment otherwise payable in respect of the performance shares or units on the date the performance shares or units would have been paid if the grantee had remained employed with the Company or a subsidiary. Finally, the grantee’s restricted stock and RSUs will become immediately vested.

In the event that a grantee’s service as a Non-Employee Director or employment with the Company or its subsidiaries terminates for any reason other than those described above, all Awards that the grantee holds will be forfeited immediately unless otherwise determined by the Committee at any time prior to or after termination with the grantee’s consent.

Forfeiture for Misconduct

In the event that a grantee has used for profit or disclosed to unauthorized persons confidential information or trade secrets of the Company or its subsidiaries, breached any contract with or violated any fiduciary obligation to the Company or its subsidiaries, engaged in unlawful trading in the securities of the Company or its subsidiaries or another company based on information gained as a result of that grantee’s employment or directorship with the Company or its subsidiaries, all Awards that the grantee holds will automatically be forfeited, unless the Committee determines otherwise.

Tax Withholding

If a grantee recognizes taxable income in connection with the receipt of common shares or cash under the 2007 Plan, the grantee will pay the federal, state and local income taxes and other amounts required by law to be withheld by the Company in connection with the receipt prior to the issuance of the shares or payment of the cash. The grantee may elect that the Company withhold a portion of the common shares issuable with a fair market value equal to the amount of withholding taxes in satisfaction of the obligation to pay the withholding taxes.

Federal Income Tax Consequences

Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of Options granted under the 2007 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based on the federal income tax laws as in effect on the date hereof.

ISOs

An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the common shares of the Company received and the option price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

Upon disposition of common shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the optionee

(a “Disqualifying Disposition”), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the common shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired pursuant to the exercise of an ISO, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to the Company as payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Non-Qualified Options

An optionee receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirement. Common shares acquired upon the exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the common shares for one year or less. If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering the previously acquired common shares to the Company. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the fair market value of the additional common shares as of the date ordinary income is recognized. The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

Tax Treatment Upon a Change in Control

Under certain circumstances, the payment of an award under the 2007 Plan in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. To the extent it is so considered, the recipient may be subject to a 20% excise tax and the Company may be denied a tax deduction. If the executive is a party to a Key Executive

Agreement (described beginning on page 39), however, the Company would be obligated under that agreement to pay to the executive an additional amount which, after deduction of any income, withholding and excise tax, equals the excise tax.

Performance Based Compensation

For federal income tax purposes, the amount of an award under the 2007 Plan generally will be includible in income by the recipient and deductible by the Company. Code Section 162(m) generally limits the ability of a publicly-held corporation, such as the Company, to claim a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation’s fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation’s fiscal year. Section 162(m), however, allows a deduction for payments of “performance-based compensation”, the material terms of which have been disclosed to, and approved by, shareholders. The Company has structured the 2007 Plan with the intention that compensation paid under it (other than in connection with a change in control of the Company) will be qualified “performance-based compensation” under Section 162(m) and will be deductible. To qualify, the Company is seeking shareholder approval of the 2007 Plan.

New Plan Benefits

The Committee awarded performance units to Mrs. Anderson under the 2007 Plan, subject to approval of the 2007 Plan by the Company’s shareholders. Non-Employee Directors will be granted Formula RSUs and Formula Options as described above, if the 2007 Plan is approved by the Company’s shareholders. The following table sets forth the amounts Mrs. Anderson and the Non-Employee Directors as a group will receive for the 2007 fiscal year if the 2007 Plan is approved. The Committee has not made awards to other Executive Officers or employees under the 2007 Plan and therefore amounts that could be awarded are not determinable.

NEW PLAN BENEFITS

2007 Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Units
Kerrii B. Anderson, Chief Executive Officer and President	$1,332,400	40,096	(1)

Non-Employee Directors as a Group	$1,080,000		(2)

(1)	The terms of these performance units are described on pages 25 and 26.

(2)	If the 2007 Plan is approved by shareholders, Formula Options and Formula RSUs will be awarded on May 1, 2007 to each Non-Employee Director. The terms of these awards are described on pages 49 and 50.

Vote Required

The affirmative vote of the holders of a majority of the common shares that are voted on the proposal is necessary to approve the 2007 Plan. Under applicable law, listing requirements and the Company’s Regulations, the effect of an abstention is the same as a “no” vote. Broker non-votes will not be counted in determining the number of common shares necessary for approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE 2007 PLAN. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of the proposal to adopt the 2007 Plan.

SHAREHOLDER PROPOSALS

Set forth below are three shareholder proposals received by the Company for the Annual Meeting of Shareholders. As required by rules of the SEC, the text of the shareholder proposals and supporting statements appear as submitted to the Company by the shareholders. The Board of Directors and the Company accept no responsibility for the contents of the proposals or supporting statements. The Board of Directors has recommended a vote against each of these proposals for the broader policy reasons set forth following each proposal.

SHAREHOLDER PROPOSAL NO. 1

The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793, owner of 100 common shares of the Company, has notified the Company that it intends to propose the following resolution at the Annual Meeting of Shareholders:

Label Products of Cloning or Genetic Engineering

2007 Wendy’s

RESOLVED: Shareholders request that the Board of Directors adopt a policy to identify and label all food products manufactured or sold by the company under the company’s brand names or private labels that may contain genetically engineered (GE) ingredients or products of animal cloning.

Supporting Statement

•	The right to know is a fundamental principle of democratic societies and market economics.

•	The Food and Drug Administration is expected to make a decision in regard to the sale of milk and meat from cloned animals by the end of 2006. (WA Post 10/17/06)

•	The global alliance Action by Churches Together took a stand in support of “right to know” whether there are genetically engineered ingredients in the food purchased or in the seeds sown. (ReliefWeb 6/28/06)

•	132 countries, parties to the Cartagena Protocol, have agreed to documentation requirements for the export and import of genetically engineered organisms. (Financial Times 3/29/06)

•	As of May 19, 2005, Alaska law requires that genetically engineered salmon be labeled as such.

•	The report Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences] 7/2004) states: ... “there remain sizable gaps in our ability to identify compositional changes that result from genetic modification of organisms intended for food... (p.15) Post-marketing surveillance has not been used to evaluate any of the GE crops currently on the market. (p.153)

•	Tests to detect the presence of unapproved Liberty Link long-grain rice which entered the food stream, may cost $300, according to USDA. Japan suspended shipments of US Rice, and the European Commission requires rice imports be certified there is no unauthorized grain. (Reuters 8/28/06)

•	Between 2001–2004, approximately 15,000 hectares (150 square kilometers) in four US states were planted with unapproved Bt10 corn. (New Scientist 3/23/2005) At least nine cargo shipments to Japan have contained the illegal variety. (Reuters 8/23/2005)

•	The FDA determined (2/2003) that 386 pigs involved in bioengineering studies were possibly not properly disposed of, and may have entered the food supply.

Indicators that genetically engineered organisms may be harmful to humans, animals, or the environment include:

•	August 10, 2006, Federal District Court ruled that USDA’s permitting of drug-producing genetically engineered crops in Hawaii violated the Endangered Species Act and the National Environmental Policy Act.

•	Genetically engineered creeping bentgrass, not yet approved commercially, escaped into wild as far as three miles from the test plot. (8/9/06)

•	Five major US agricultural weeds have developed resistance to glyphosate, the herbicide used with genetically engineered Roundup Resistant crops. Addressing this problem includes use of additional herbicides.

•	Research (Environmental Health Perspectives 6/2005) has shown that Roundup, increasingly needed on Roundup Ready crops, is toxic to human placental cells at concentrations lower than agricultural use.

•	There is concern among commercial fishermen about the consequences of genetically modified fish, not yet commercially approved, on wild salmon. (AP 3/9/2005)

A similar proposal in 2006 received over 17% shareholder vote in support.

Management’s Response

The Board of Directors recommends a vote AGAINST this Shareholder Proposal.

The proponent submitted a similar labeling proposal in 2006 and in 2005 it requested the Board to issue a report to the shareholders regarding the scope of Company products that are genetically engineered, environmental impacts of genetically engineered products, a plan for removal of genetically engineered products should circumstances require and evidence of the long-term safety of genetically engineered food products. The 2006 and 2005 proposals were both defeated.

The Company is committed to food safety as its highest priority and understands and supports its customers’ interest in food safety matters. Menu offerings include a wide variety of products that are derived from products or ingredients produced by the agricultural industry. The Company firmly believes that all of the food products served in its restaurants, including those that may contain genetically engineered ingredients, are safe. Furthermore, the Company relies on the United States Food & Drug Administration (“FDA”), the Environmental Protection Agency and the Biotechnology Regulatory Services of the U.S. Department of Agriculture, which are charged with protecting the health and safety of the public and the environment, to properly evaluate and make judgments about environmental and health risks regarding crops derived through biotechnology. The Company believes that these regulatory authorities have not found any meaningful safety, health or environmental risks posed by genetically engineered food products commercially used in the U.S. The Company, nonetheless, has monitored and intends to continue to actively monitor developments in agricultural biotechnology. The Company has and intends to continue to engage a third party consulting firm to review and keep the Company current on all new, evolving scientific and regulatory developments. In addition, the Company has supported, and intends to continue its support of, initiatives issued by the regulatory authorities to ensure that food served at the Company’s restaurants is safe for consumers.

The Company is aware of the concerns of some who oppose the use of biotechnology-derived crops in agriculture, and who seek the widespread adoption of food labeling to identify foods produced through biotechnology. There are also strong contrary views of those who believe that such crops are fundamentally safe, will benefit humanity and the environment by increasing the world’s food supply and decreasing the use of pesticides, and, therefore, labeling of such foods is unnecessary. The Company believes that the determination of whether labeling requirements should be adopted and implemented with respect to biotechnology-derived foods is more appropriately addressed under regulatory authority and leadership on an industry-wide basis, including food producers, processors, distributors and sellers (not just restaurants), and based on the scientific evaluation and decision of regulatory authorities. It would be an imprudent expenditure of the Company’s limited resources to require its management to devote time, attention and funds to research the complex issues involved and institute the labeling policy requested by the proposal.

At present, the FDA does not require that foods produced through biotechnology be labeled unless, as a result of the biotechnology process: the food is significantly different from its traditional counterpart such that the common or usual name no longer adequately describes the new food; an issue exists for the food or a constituent of the food regarding how the food is used or the consequences of its use; a bioengineered food has a significantly different nutritional property; or a new food includes an allergen that consumers would not expect to be present based on the name of the food.

The Company understands that the use of genetic engineering with respect to certain staple foods, such as corn and soybeans, is widespread in the United States. Even when these foods are produced in an unmodified form, under current practices, they are combined with other biotechnology-derived foods during storage, distribution and processing. It would be difficult and costly, if not impossible in the absence of federal laws and regulations, for the Company to require its vendors to identify those of the Company’s products that are derived from biotechnology-derived ingredients. As such, the proposal’s request that the Board of Directors adopt a policy to identify and label all food products sold by the Company that may contain genetically engineered ingredients is not feasible or practical.

The proponent’s proposal presents additional practical problems in light of the nature of the Company’s business. The Company is a system of quick-service restaurants, and the food products sold by the Company, such as hamburgers and chicken sandwiches made to order with a variety of condiments, salads, potatoes, French fries, chili, etc., are prepared and sold as ready-to-eat. These products are not conducive to product labeling in the same manner as unprepared, pre-packaged food.

Because it would be virtually impossible to determine which menu items may contain genetically engineered ingredients, as discussed above, any label would necessarily state that such foods “may” contain genetically engineered ingredients. Because the labeling of genetically engineered ingredients is not generally required, a universal label such as the foregoing would not further a customer’s understanding of which foods contain genetically engineered ingredients, but would rather create confusion among customers and potentially place the Company at a competitive disadvantage to those companies that do not label their products in such a manner.

The Company emphasizes that it is committed to the use of only those products and ingredients in its food that meet its high quality and safety standards. Because genetically engineered food products continue to be the subject of scientific and regulatory attention, any directive regarding the identification and general labeling of genetically engineered ingredients should come from regulatory authorities. The Company will continue to monitor, and is committed to continued compliance with, laws and regulations with respect to the identification and labeling of genetically engineered food.

With respect to labeling food products derived from cloned animals, the Company is still monitoring the developments of animal cloning. At present, the Company does not serve any food products derived from cloned animals. In December 2006, the FDA issued a draft risk assessment report concluding that meat and milk from clones of adult cattle, pigs and goats, and their offspring, are as safe to eat as food from conventionally bred animals. The FDA noted, however, that its release of the report on animal cloning marked the beginning of its interaction with the public on these issues, and the FDA was continuing to ask producers of clones and livestock breeders to voluntarily refrain from introducing food products from these animals into commerce so that it will have the opportunity to consider the public’s comments and to issue any final documents as warranted. The Company believes that labeling food products derived from cloned animals presents feasibility and practicability issues similar to those discussed above relating to labeling food products containing genetically engineered ingredients.

In summary, the Company opposes this proposal because it is not feasible for the Company to identify those of its food products that contain genetically engineered ingredients and because any labeling policy should be adopted and implemented under regulatory authority and leadership on an industry-wide basis. Any label developed in the absence of such guidance would necessarily be so general in nature that it would be uninformative and potentially misleading to consumers and place the Company at a competitive disadvantage. Moreover, if the Company were to undertake to implement this proposal despite its impracticality, it would require the Company to expend significant funds and assume business risks without the prospect of advancing food safety as a result. In addition, based on current available information, any proposal calling for the labeling of food products derived from cloned animals seems premature. Thus, compliance with this proposal would be costly and time-intensive and would not result in any additional benefit to shareholders.

Accordingly, the Board of Directors recommends that shareholders vote AGAINST this Shareholder Proposal.

Vote Required

The affirmative vote of a majority of the common shares that are voted on this Shareholder Proposal is necessary to adopt this Shareholder Proposal. Abstentions and broker non-votes will not be counted in determining the number of common shares necessary for approval. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies against the preceding Shareholder Proposal.

SHAREHOLDER PROPOSAL NO. 2

Domini Social Investments, 536 Broadway, 7th Floor, New York, NY 10012-3915, manager of a portfolio of funds holding 27,300 common shares of the Company, and the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, IL 60201-4118, owner of 15,243 common shares of the Company, have notified the Company that they intend to propose the following resolution at the Annual Meeting of Shareholders:

SUSTAINABILITY REPORT

Whereas:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to be accepted in their communities and to prosper long-term. Increasingly, major investment firms are subscribing to research on companies’ social and environmental practices.

Sustainability refers to development that meets present needs without impairing the ability of future generations to meet their own needs. The Dow Jones Sustainability Group defines corporate sustainability as “a business approach that creates long-term shareholder value by embracing opportunities and managing risks deriving from economic, environmental and social developments.”

Globally, approximately 2,000 companies produce reports on sustainability issues (www.corporateregister.com), including our company’s largest competitor, McDonald’s. McDonald’s states that reporting its social and environmental performance helps to maintain its customers’ trust, and that “companies that lose the trust of their customers lose those customers’ business forever.” McDonald’s describes this trust as one of their greatest competitive advantages.

Last year, Wendy’s website presented previously disparate information sources in one section entitled “Corporate Responsibility,” noting that the company would expand and evolve its report over time. A 2006 shareholder proposal asking our company for a sustainability report expressed concern that this “report” lacked substantive measures of social and environmental performance. That proposal received a noteworthy 38% vote and was supported by Institutional Shareholder Services (ISS), a leading proxy advisory service.

In its recommendation for support of our proposal, ISS noted that the report “does not specifically address a number of key environment, health and safety, and economic issues in detail. ... As such, we believe that more comprehensive reporting on sustainability issues will benefit Wendy’s by helping the Company to better assess the financial risks that certain issues pose to its business and the Company’s future growth.”

Since last year, Wendy’s sustainability report has contracted, rather than expanded. In our view, this “report” continues to fall far short of the report requested by this resolution, lacking substantive and quantitative measures of Wendy’s social and environmental performance.

RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by September 1, 2007.

Supporting Statement

The report should include Wendy’s definition of sustainability, as well as a company-wide review of company policies, practices, and indicators related to measuring long-term social and environmental sustainability.

We recommend that Wendy’s use the Global Reporting Initiative (GRI) Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. GRI (www.globalreporting.org) is an international organization with multi-stakeholder representation. The Guidelines provide guidance on report content, including performance in six categories (economic, environmental, labor practices and decent work conditions, human rights, society, and product responsibility) and provide a flexible reporting system that can be tailored to company operations. McDonald’s uses the Guidelines to prepare its sustainability reports.

Management’s Response

The Board of Directors recommends a vote AGAINST this Shareholder Proposal.

A similar shareholder proposal submitted in 2006 was defeated by the shareholders.

The Company believes that sustainable development is good for business, and the Company is focused on the long-term aspects of its operations. In 2005, the Company published its inaugural Corporate Responsibility Report, publicly available on its investor website at www.wendys-invest.com under the heading “Corporate Responsibility”. The Company believes that it has substantially fulfilled the proponent’s request for a sustainability report by publishing the Corporate Responsibility Report. The Company’s Corporate Responsibility Report contains many of the items called for by the proponent. For example, the proponent requests that the sustainability report should include a definition of sustainability. Under the heading “Sustainability”, the Company’s Corporate Responsibility Report states:

Wendy’s International, Inc. defines sustainability as a focus on the long-term, rather than short-term, growth of people, communities, ecosystems and businesses. Sustainable growth is a measured development that meets the needs of the present without compromising the ability of future generations to meet their own needs. We believe sustainable development is good for business and, accordingly, we focus on the long-term aspects of our operations. Our goal is always to be a positive, permanent fixture in the communities where we operate.

The proponent also requests the Company to include in the sustainability report a company-wide “review” of policies, practices and indicators that measure long-term sustainability. The Company’s Corporate Responsibility Report discloses information related to workplace safety and employment practices, nutrition, ethical standards, community relations and charitable support, animal welfare policies, environmental efforts and financial performance. Based on the disclosures contained in the Company’s Corporate Responsibility Report, the Company believes that it has substantially fulfilled the proponent’s request for a sustainability report.

The proponents correctly note that the Company’s Corporate Responsibility Report has contracted from prior years. The primary reason for this contraction is that in 2006 the Company spun-off Tim Hortons and sold its Baja Fresh concept. These corporate transactions were part of the initiatives undertaken by the Company to enhance shareholder value in fiscal 2006. Upon completing these corporate transactions, the Company removed all of the information previously included in its Corporate Responsibility Report related to Tim Hortons and Baja Fresh. As a result, the Corporate Responsibility Report is now a leaner report focused primarily on the sustainability initiatives of the Wendy’s Old Fashioned Hamburgers concept.

The Company acknowledges that it has not prepared its Corporate Responsibility Report in strict compliance with the GRI Guidelines as recommended by the proponent. The GRI Guidelines are a “one size fits all”, complex, vague and voluminous set of metrics that would require substantial time and funds to adhere to. The proposal does not convey the burden on human resources or the considerable expense involved in preparing a report using the GRI Guidelines other than to note that the sustainability report should be prepared “at reasonable cost.” Information previously available on GRI’s website referenced in the proposal stated that nine companies (each of which responded to a survey conducted by GRI) spent an average of more than $600,000 in preparing sustainability reports using the GRI Guidelines—with one entity spending $3 million on its sustainability report. The proponents state that globally approximately 2,000 companies produce reports on sustainability issues; however, according to the register database on GRI’s website, as of January 2007 only about 110 U.S. companies have produced such reports and only 15 U.S. companies have produced sustainability reports “in accordance” with GRI’s complex standards. The Company is not prepared to use its limited funds and resources to be number 16 on the list.

The Company does not believe that shareholders would be benefited by having the Company expend hundreds of thousands of dollars on preparing a separate sustainability report in accordance with a costly and complex set of guidelines. Instead, the Company intends to allocate its limited resources and assets to the continued development and enhancement of the Corporate Responsibility Report in a prudent manner consistent with the exercise of business judgment. A separate sustainability report as requested by the proponent would merely duplicate the information that is already provided and easily accessible by our shareholders and the public. Thus, the Company believes that preparing a separate sustainability report would be costly, time-intensive and duplicative of the Company’s existing Corporate Responsibility Report. Preparing a separate sustainability report would not result in any additional benefit to shareholders and would constitute a waste of Company funds and resources.

Accordingly, the Board of Directors recommends that shareholders vote AGAINST this Shareholder Proposal.

Vote Required

The affirmative vote of a majority of the common shares that are voted on this Shareholder Proposal is necessary to adopt this Shareholder Proposal. Abstentions and broker non-votes will not be counted in determining the number of common shares necessary for approval. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies against the preceding Shareholder Proposal.

SHAREHOLDER PROPOSAL NO. 3

People for the Ethical Treatment of Animals (PETA), 501 Front Street, Norfolk, Virginia 23510, owner of 120 common shares of the Company, have notified the Company that they intend to propose the following resolution at the Annual Meeting of Shareholders:

Report on Controlled-Atmosphere Killing

RESOLVED, in order to harmonize Wendy’s policies with its actions, shareholders request that the board of directors issue a report to shareholders on the feasibility of requiring its suppliers to phase in controlled-atmosphere killing (CAK)—the least cruel form of poultry slaughter available. This report should be prepared by the end of October 2007 at a reasonable cost and should omit proprietary information.

SUPPORTING STATEMENT

Every chicken sold at Wendy’s is killed using the electric immobilization process, which involves dumping and shackling live birds, shocking them in an electrified water bath, slitting their throats, and defeathering them in tanks of scalding-hot water. Electric immobilization lowers product quality and is cruel:

•	Birds suffer broken bones, bruising, and hemorrhaging when they are dumped and shackled, which lowers meat quality.

•	Birds flap about, and many miss the stun baths entirely; those who are shocked and merely immobilized and still feel pain afterward. Many birds also miss the killing blades. This means that live birds enter the scalding tanks, which decreases yield since these birds are condemned. It also increases contamination (live birds defecate in tanks). According to the United States Department of Agriculture Food Safety and Inspection Service, “poultry products are more likely to be adulterated if...they are produced from birds that have not been treated humanely[.]” 70 Fed. Reg. 56624.

•	Workers handle live birds at every stage. Consequently, abuse has been documented at the plants of America’s top poultry suppliers—including one where workers were found stomping on live birds, spitting tobacco into their eyes, and spray-painting their faces.

CAK is USDA-approved and improves product quality, yield and animal welfare:

•	With CAK, birds are placed into chambers while they are still in their transport crates, where their oxygen is replaced with inert gasses (i.e., argon and nitrogen), efficiently and gently putting them “to sleep.”

•	CAK improves product quality by lowering rates of broken bones, bruising, and contamination; increases shelf life by slowing down the decaying process; eliminates the possibility that conscious birds will be scalded to death (which would decrease contamination and increase yield); and eliminates the possibility of workers abusing the animals since birds are dead before being handled.

•	Every published review of CAK—including one conducted by McDonald’s—concludes that it is superior to electric immobilization with regard to animal welfare, as does Dr. Temple Grandin, a meat-industry advisor touted by Wendy’s on its Web site.

Although CAK improves product quality and the treatment of animals, Wendy’s only makes vague statements alleging movement toward implementing it (i.e., that the company “continues to work with its chicken suppliers to ensure that the newest slaughter procedures are thoroughly tested ... evaluated and ... implemented”). Wendy’s has not shown shareholders or the public any meaningful or verifiable evidence of this movement. In this regard, Wendy’s is behind some of its competitors, including McDonald’s, Denny’s and CKE Restaurants (owner of Hardee’s and Carl’s Jr.), which have all shown concrete movement toward CAK.

Management’s Response

The Board of Directors recommends a vote AGAINST this Shareholder Proposal.

The proponent submitted a similar shareholder proposal in 2005 that was soundly defeated.

The Company’s first priority has always been the safety and quality of its products. The Company is committed to the humane treatment of animals. The Company does not own, raise, transport or process livestock. However, it contracts with suppliers who perform these functions and the Company believes it has the obligation to ensure that each of its suppliers exceeds government regulations by meeting the Company’s more exacting standards pertaining to the humane treatment of animals. The Company believes that handling animals in a humane manner, and preventing neglect or abuse, is the right thing to do.

The Company actively works with its suppliers to research, evaluate and implement advances in the science of animal handling and care. The Company has a long-standing policy with respect to the humane treatment of animals and of working with its suppliers to ensure humane animal handling and care. The Company’s animal welfare principles and responsibilities are published on its investor website under the heading “Corporate Responsibility” at www.wendys-invest.com and its animal welfare program fact sheet is available on its website under “Community” at www.wendys.com.

The Company is continually working with its suppliers to ensure that the newest slaughter procedures are thoroughly tested and scientifically evaluated and, if satisfactory to the Company and its suppliers, implemented by its suppliers. Certain of the Company’s suppliers have already evaluated, and continue to evaluate, controlled atmosphere stunning. These evaluations considered a number of factors, including: animal welfare; scientific research and studies; production methods used commercially both in the U.S. and internationally; food safety and product quality; the safety of humans involved in the slaughter process; technical difficulties in operating equipment and procedures; environmental factors and expected costs. The Company’s suppliers currently believe that the research is incomplete and inconclusive as to whether controlled atmosphere stunning is a better and more humane method of stunning than conventional stunning methods. Moreover, the Company’s suppliers believe that further research should be conducted to evaluate controlled atmosphere stunning and its effects on food safety and product quality issues. Notably, the McDonald’s report referenced by the proponent in its proposal does not endorse implementation of controlled atmosphere stunning, but concludes application of controlled atmosphere stunning “in commercial environments is still in the early stage of development, and therefore, it is premature to make any commitment on future actions at this time.”

The Company’s commitment, leadership and results with respect to animal welfare matters are well established, and recognized, within the industry. The Company works hard to be a good corporate citizen and is a strong advocate of good animal handling practices. Its policies are designed to help to achieve humane treatment of animals. It has been, and will continue to be, committed to upholding and abiding by its established policies and principles. In addition, the Company continually monitors its suppliers for compliance with the policies it establishes. Based on the testing results and scientific data currently available, the Company and its suppliers do not consider it prudent to implement controlled atmosphere stunning at this time. Moreover, the Company believes that the feasibility report requested is unnecessary and would not result in any additional benefit to shareholders. The proposed report would be costly and time-intensive, and is duplicative of many existing policies, initiatives and efforts.

Accordingly, the Board of Directors recommends that the shareholders vote AGAINST this Shareholder Proposal.

Vote Required

The affirmative vote of a majority of the common shares that are voted on this Shareholder Proposal is necessary to adopt this Shareholder Proposal. Abstentions and broker non-votes will not be counted in determining the number of common shares necessary for approval. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies against the preceding Shareholder Proposal.

OTHER MATTERS

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the Proxy Statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2008, a shareholder proposal pursuant to SEC Rule 14a-8 must be received by the Company no later than November 13, 2007. Written requests for inclusion should be addressed to: Corporate Secretary, P. O. Box 256, Dublin, Ohio 43017-0256. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

With respect to any shareholder proposal not submitted pursuant to SEC Rule 14a-8 in connection with the Annual Meeting of Shareholders in 2008, the proxy for such meeting will confer discretionary authority to vote on such proposal unless (i) the Company is notified of such proposal not later than January 27, 2008, and (ii) the proponent complies with the other requirements set forth in SEC Rule 14a-4.

Shareholder Communications to the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, non-management directors (individually or as a group), the Chairman of the Board (the presiding director), or one or more Directors by sending a writing addressed to the Board or to any one or more Directors in care of Corporate Secretary, P. O. Box 237, Dublin, Ohio 43017-0237, in an envelope clearly marked “shareholder communication”. The Corporate Secretary’s office will forward such correspondence unopened to either Mr. Pickett or Mr. Lauer, or to another independent Director as the Board of Directors may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to Investor Relations Department, P.O. Box 256, 4288 West Dublin-Granville Road, Dublin, Ohio 43017-0256, by calling Investor Relations at 614-764-3138 or by sending an e-mail to Investor Relations at investor_relations@wendys.com. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a registered shareholder at a shared address to which a single copy of the document was delivered.

General Information

A COPY OF FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, P. O. BOX 256, 4288 WEST DUBLIN-GRANVILLE ROAD, DUBLIN, OHIO 43017-0256.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 1 OF THIS PROXY STATEMENT.

By order of the Board of Directors.

/s/ Leon M. McCorkle, Jr.

LEON M. McCORKLE, JR.

Secretary

Annex A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

WENDY’S INTERNATIONAL, INC.

Adopted May 2000

(as revised February 2001 and January 2004)

This Charter identifies the purpose, composition, authority, meeting requirements, responsibilities, and annual evaluation procedures of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Wendy’s International, Inc., an Ohio corporation (the “Company”), pursuant to the Board’s Principles of Governance, its Governance Guidelines (“Governance Guidelines”) and other applicable requirements.

I. PURPOSE

The Committee shall (a) provide assistance to the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent public accountants, (iv) the Company’s system of internal controls and the performance of the Company’s internal audit function, and (v) the Company’s code of ethical conduct as articulated in its Standards of Business Practices; (b) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; (c) prepare the report required by the SEC for inclusion in the Company’s annual proxy statement; (d) retain and terminate the Company’s independent public accountants; (e) approve audit and non-audit services to be performed by the independent public accountants; and (f) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent public accountants, the internal auditors and management of the Company.

II. COMPOSITION

The Board shall appoint the Committee, which shall be comprised of not less than three directors. The membership of the Committee shall comply with the independence requirements of the United States Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange, as determined by the Board in its business judgment. Each member of the Committee shall be financially literate; as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise and must otherwise meet the qualifications of an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or the New York Stock Exchange. One of the members shall be appointed chair of the Committee by the Board.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any other fees prohibited by the rules of the SEC or the New York Stock Exchange. In addition, no member of the Committee may be an affiliated person (as such term is defined in rules and regulations of the SEC) of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee if such director simultaneously serves on the audit committee of more than three public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and such determination is properly disclosed in the Company’s proxy statement.

Each member of the Committee shall serve at the discretion of the Board and until his or her successor is appointed. A Committee member (including the chair) may be removed at any time, with or without cause, by the Board. A Committee member may resign at any time by giving written notice to the Board. A Committee member may resign from the Committee without resigning from the Board, but a Committee member shall tender his or her resignation from the Committee upon ceasing to be a member of the Board or ceasing to be “independent” as noted above.

The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interests of the Company.

III. AUTHORITY

The Committee is authorized by, and responsible to, the Board to investigate any activity of the Company which it deems relevant to the fulfillment of its responsibilities. This authority shall include full access to all books, records and employees of the Company and the right to initiate special or additional audits or investigations as it deems necessary. The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee shall have sole authority to negotiate and approve the fees and retention terms of the Company’s independent public accountants. The Committee shall be provided with adequate resources to discharge its responsibilities. The Committee may ask members of management, employees, outside counsel, the independent public accountants or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. All executives and employees are directed to cooperate as requested by the Committee.

The Committee may adopt rules of governance, not inconsistent with this Charter, to assist the Committee in the discharge of its responsibilities.

IV. MEETINGS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of the Chairman of the Board, the President or by any two committee members, preferably in conjunction with regular Director meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Regulations. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures and shall have a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The chair of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

The Committee shall meet periodically with management, the internal auditors and the independent public accountants of the Company in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee should meet with the independent public accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section V. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

V. RESPONSIBILITIES

The Committee members, as directors and as articulated in the Governance Guidelines, will exercise their business judgment in a manner they reasonably believe to be in the best interests of the Company and its shareholders. Committee members are entitled to rely on the honesty and integrity of the Company’s executives and its outside advisors and auditors to the fullest extent permitted by law. In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

A.	In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

1.	The Committee shall annually approve, and will disclose to the Board and to the shareholders, the independent public accountants to be engaged for the examination of the consolidated financial statements of the Company and its subsidiaries for the next fiscal year. On an annual basis, the Committee shall evaluate the independent public accountants’ qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent public accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent public accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent public accountants, and any steps taken to resolve any such issues and (c) all relationships the independent public accountants have with the Company and relevant third parties to determine the independent public accountants’ independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent public accountants, but also consulting, legal, information technology services and other professional services rendered by the independent public accountants and their affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board and shall approve in advance any non-audit services to be provided by the independent public accountants. The Committee shall have the ultimate authority to discharge the independent public accountants.

2.	The Committee shall review the independent public accountants’ proposed audit scope and approach, the fees therefor, and discuss the results of the audit for each fiscal year with the independent public accountants and appropriate management representatives. The Committee shall establish and maintain guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of the audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards. The Committee has adopted and may amend, from time to time, its pre-approval policy with respect to the pre-approving audit and non-audit services to be performed by the independent public accountants.

3.

The Committee shall review and discuss with management and the independent public accountants the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent public accountants of the Company, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent public accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the

Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by generally accepted auditing standards.

4.	The Committee shall discuss with management policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

5.	The Committee shall have oversight responsibility for the Company’s internal audit functions.

6.	The Committee shall discuss with management and the internal auditors the quality and adequacy of the Company’s system of internal controls over financial reporting and its disclosure controls and procedures. The Committee shall discuss with the independent public accountants any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit.

7.	The Committee shall review any request by Company management for a second opinion on a significant accounting issue, any changes in accounting or financial reporting practices and any other significant unusual events which impact the financial statements of the Company.

8.	The Committee shall review on an annual basis the experience and qualifications of the senior members of the audit engagement team and discuss the knowledge and experience of the independent public accountants and the senior members of the audit engagement team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent public accountants. In addition, the Committee shall establish and periodically review hiring policies for employees or former employees of the independent public accountants.

9.	The Committee shall review with the independent public accountants any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the independent public accountants and the Company’s response to that letter. Such review should include:

i.	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

ii.	any accounting adjustments that were proposed by the independent public accountants that were not agreed to by the Company;

iii.	communications between the independent public accountants and its national office regarding any significant issues or matters that otherwise are required to be disclosed to the Committee on which it was consulted by the audit team and matters of audit quality and consistency;

iv.	any changes required in the planned scope of the internal audit; and

v.	the responsibilities, budget and staffing of the Company’s internal audit function.

10.	The Committee shall communicate with the independent public accountants regarding (a) alternative treatments of financial information within the parameters of generally accepted accounting principles, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the New York Stock Exchange may direct by rule or regulation.

11.	The Committee shall periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls. In addition, the Committee shall undertake to inquire of the independent public accountants whether any officer or director of the Company, or any person acting under their direction, has sought to fraudulently influence, coerce, manipulate or mislead the independent public accountants for purposes of rendering the Company’s financial statements materially misleading.

12.	The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

13.	The Committee shall review and discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance. In addition, the Committee shall review the regular internal reports to management prepared by the internal auditors and management’s response thereto.

14.	The Committee shall review with management and the independent public accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. The Committee shall also consider the independent public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and consider alternative accounting principles and estimates.

15.	The Committee shall annually review major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies. In addition, the Committee shall review all analyses prepared by management and/or the independent public accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle methods on the Company’s financial statements.

16.	The Committee shall establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting matters.

17.	Review management’s annual assessment of the effectiveness of the Company’s internal control over financial reporting and the independent public accountant’s attestation report regarding such assessment.

18.	Review with the internal auditors, the Controller and other appropriate management the effectiveness of controls relating to officer expenses and perquisites.

B.	To the extent the Board determines to seek shareholder ratification of the Committee’s selection of the Company’s independent public accountants, the Committee will consider such ratification or failure to ratify as a factor in discharging its federally mandated duty in connection with selection and engagement of the Company’s independent public accountants.

C.	The independent public accountants shall be ultimately accountable to the Committee. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

VI. ANNUAL EVALUATION

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) the frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VII. MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter is intended to be consistent with and supplemented by the Board’s Principles of Governance and Governance Guidelines. This Charter is, and any amendments thereto will be, displayed on the Company’s website and a printed copy will be made available to any shareholder of the Company who requests such.

Last amended by the Board of Directors on January 30, 2004.

Annex B

WENDY’S INTERNATIONAL, INC.

SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN

1. Purpose. The purpose of the Senior Executive Annual Performance Plan (the “Plan”) is to enhance the ability of Wendy’s International, Inc. (the “Company”) and its subsidiaries to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company’s shareholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding participants based on the performance of the Company and/or its Operating Units.

2. Administration. The Plan shall be administered by the Committee. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine the Performance Objectives of the Company and/or Operating Units and corresponding Award opportunities for each Participant for each fiscal year, to approve all Awards, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that the Committee shall not be authorized to increase the amount of any Award payable to a Participant that would otherwise be payable pursuant to the terms of the Plan but may in its sole discretion decrease the amount of an Award that would otherwise be payable to a Participant pursuant to the terms of the Plan, and provided, further, that the Committee shall only exercise such discretion over the Plan and the Awards granted thereunder to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Awards as Performance-Based Compensation. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, its stockholders and the Participants and their beneficiaries.

3. Eligible Officers. Generally, all Officers are eligible to participate in the Plan for any fiscal year. However, participation shall be limited to those Officers selected by the Committee to participate in the Plan for each fiscal year in accordance with Section 4.

4. Determination of Awards. For each fiscal year, the Committee shall establish in writing by the earlier of (a) the date on which one-quarter of the fiscal year has elapsed or (b) the date which is 90 days after the commencement of the fiscal year, and in any event while performance relating to Performance Objectives remains substantially uncertain, the Officers who shall be Participants during such fiscal year, the Performance Objectives and the corresponding Award opportunities for each Participant for the fiscal year, including the extent to which Awards will be payable for performance between each level of the Performance Objectives. The Committee may determine that different Performance Objectives are applicable to different Participants with respect to a specific fiscal year. The Company shall notify each Participant of the applicable Performance Objective for such Participant and his or her corresponding Award opportunities for each fiscal year. The maximum Award any Participant may receive for any fiscal year is $5 million.

5. Payment of Awards. As soon as practicable after the close of a fiscal year and prior to the payment of any Award, the Committee shall review the Company’s and/or Operating Units’ performance and certify in writing the extent to which the applicable Performance Objectives have been achieved. Each Award to the extent earned shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee’s certification described in the preceding sentence. Payments under this Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the March 15th immediately following the close of the fiscal year in which such Award was made; provided, however, that any payment that is delayed due to an unforeseeable event, as that term may be defined in regulations issued under Code Section 409A, shall be paid as soon as practicable. Notwithstanding the foregoing, a Participant may elect to defer all or a portion of any Award otherwise payable in accordance with this Section, if permitted pursuant to a deferred compensation plan adopted by, or an agreement entered into with, the Company or any of its subsidiaries, provided that such deferral does not adversely affect the treatment of the Award as Performance-Based Compensation.

6. Termination of Employment. No Award for a fiscal year shall be payable to any Participant unless he or she is employed by the Company or one of its subsidiaries on the payment date for Awards payable in respect of the fiscal year, unless the Participant’s employment was terminated because of his or her (a) death, (b) disability or (c) retirement after attaining age 60 and the completion of 10 years of continuous service with the Company, in which event the Participant will be entitled to a pro-rata portion (which shall be calculated based on the ratio of the number of calendar days worked in the fiscal year to the total number of calendar days in the fiscal year) of the Award otherwise payable in respect of that fiscal year, subject to the Committee’s discretion in the first proviso of Section 2 hereof.

7. Change in Control. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control of the Company, the following provisions shall apply:

(a) The minimum Award payable to each Participant in respect of the fiscal year in which the Change in Control occurs shall be the greatest of:

(i) the Award or other annual bonus paid or payable to the Participant in respect of the fiscal year prior to the year in which the Change in Control occurs;

(ii) the Award amount that would be payable to the Participant assuming that the Company achieved the target level of the Performance Objectives for such fiscal year; and

(iii) the Award amount that would be payable to the Participant based on the Company’s actual performance and achievement of applicable Performance Objectives for such fiscal year through the date of the Change in Control.

(b) Notwithstanding anything to the contrary contained herein, in the event that following the date of a Change in Control and prior to the payment date for Awards payable in respect of the fiscal year in which the Change in Control occurs a Participant’s employment is terminated by the Company and its subsidiaries without Cause or by the Participant for Good Reason, such Participant shall be entitled to receive the Award otherwise payable pursuant to the terms of the Plan in respect of that fiscal year as if he or she had remained in the employ of the Company through the payment date for Awards payable in respect of such fiscal year.

(c) If a Participant’s employment is terminated by the Company and its subsidiaries without Cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

8. Adjustments. The Committee may, at the time Performance Objectives are determined for a fiscal year, or at any time prior to the final determination of Awards in respect of such fiscal year to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of the Award as Performance-Based Compensation, provide for the manner in which performance will be measured against the Performance Objectives (or to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of an Award as Performance-Based Compensation, may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

9. Designation of Beneficiary. In the event of a Participant’s death prior to full payment of any Award hereunder, unless such Participant shall have designated a beneficiary or beneficiaries in accordance with this

Section 9, payment of any Award due under the Plan shall be made to the Participant’s estate. A beneficiary designation under this Plan, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Benefits Department of the Company. If a beneficiary has been designated under this Plan and such beneficiary dies prior to receiving any payment of an Award or if such designation shall for any reason be illegal or ineffective, Awards payable under the Plan shall be paid to the Participant’s estate.

10. Amendment or Termination. The Committee may amend or terminate the Plan at any time in its discretion; provided, however, that no amendment or termination of the Plan may affect any Award made under the Plan prior to that time; and provided further, however, that the Plan may not be amended or terminated through and including the fiscal year in which a Change in Control occurs (a) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (b) otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, in either case provided a Change in Control shall actually have occurred.

11. Miscellaneous Provisions.

(a) Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Officer or any Participant any right to be retained in the employ of the Company or any of its subsidiaries.

(b) A Participant’s rights and interests under the Plan may not be assigned or transferred, except as provided in Section 9, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant.

(c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

(d) The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

(e) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Company or any of its subsidiaries or to remove the individual from the employment of the Company or any of its subsidiaries at any time, all of which rights and powers are expressly reserved.

(f) The adoption of the Plan is subject to the approval of the shareholders of the Company.

12. Definitions.

(a) “Award” shall mean the cash incentive award earned by a Participant under the Plan for any fiscal year.

(b) “Base Salary” shall mean the Participant’s annual base salary actually paid by the Company and/or any of its subsidiaries and received by the Participant during the applicable fiscal year. Annual base salary does not include (i) Awards under the Plan, (ii) long-term incentive awards, (iii) signing bonuses or any similar bonuses, (iv) imputed income from such programs as executive life insurance, or (v) nonrecurring earnings such as moving expenses, and is based on salary earnings before reductions for such items as contributions under Sections 125 or 401(k) of the Code or pursuant to any nonqualified deferred compensation plan or agreement.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean the termination of a Participant’s employment by reason of the Board’s good faith determination that the Participant (i) willfully and continually failed to substantially perform his or her duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and such failure substantially to perform continues for at least fourteen (14) days, or (ii) has willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) has otherwise materially breached the terms of his or her employment agreement with the Company, if applicable (each, an “Employment Agreement”) (including, without limitation, a voluntary termination of the Participant’s employment by the Participant during the term of such Employment Agreement). No act, nor failure to act, on the Participant’s part, shall be considered “willful” unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company. Notwithstanding the foregoing, the Participant’s employment shall not be deemed to have been terminated for Cause unless and until (A) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of conduct set forth above in clause (i), (ii) or (iii) of the first sentence of this definition and specifying the particulars thereof in detail, and (B) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of Participant’s counsel).

(e) “Change in Control” shall mean the occurrence during the term of the Plan of:

(i) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii) The individuals who, as of the date the Board adopted the Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation or reorganization with or into the Company or a Subsidiary, or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger if:

(1) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Merger (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Merger,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

(3) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that immediately prior to such Merger was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or its common stock.

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increase the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein. The Committee shall consist of at least two (2) members, each of whom shall be an “outside director” within the meaning of the regulations promulgated under Section 162(m) of the Code; provided, however, that for purposes of this sentence, if one or more members of the Committee is not an “outside director” and each member that is not an “outside director” recuses himself or herself or abstains from voting, with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

(h) “Good Reason” shall mean the occurrence after a Change in Control of any of the following events or conditions without the Participant’s express written consent:

(i) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) which, in the Participant’s reasonable judgment, does not represent a promotion from his or her status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant’s reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him or her to any of such positions, except in connection with the termination of his or her employment for disability, for Cause, as a result of his or her death or by the Participant other than for Good Reason;

(ii) a reduction by the Company in the Participant’s Base Salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, or a failure to increase Participant’s Base Salary as of his or her established annual salary review date in any calendar year by a percentage at least as great as the annual increase in the Consumer Price Index for All Urban Consumers and for All Items most recently published by the United States Bureau of Labor Statistics prior to such salary review date;

(iii) the Company’s requiring the Participant to be based at any place outside a 30-mile radius from the Participant’s business office location immediately prior to the Change in Control, except for reasonably required travel on Company business which is not materially greater than such travel requirements prior to the Change in Control;

(iv) the failure by the Company to continue to provide the Participant with compensation and benefits substantially similar (in terms of benefit levels and/or reward opportunities) to those provided for under the Participant’s Employment Agreement, if applicable, and those provided to him or her under any of the employee benefit plans in which the Participant becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by him or her at the time of the Change in Control;

(v) any material breach by the Company of any provision of the Participant’s Employment Agreement with the Company, if applicable; and

(vi) the failure of the Company to notify the Participant within the 30-day period following any transfer of business and assets to any other person by merger, consolidation, sale of assets or otherwise, that the Company has obtained a satisfactory agreement from a successor or assign of the Company to assume and agree to perform the Participant’s Employment Agreement.

(i) “Officer” shall mean any officer of the Company or any of its subsidiaries.

(j) “Operating Unit”, for any fiscal year, shall mean a division, Company subsidiary, group, product line or product line grouping for which an income statement reflecting sales and operating income is produced.

(k) “Participant”, for any fiscal year, shall mean an Officer selected by the Committee to participate in the Plan for such fiscal year.

(l) “Performance-Based Compensation” shall mean “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

(m) “Performance Objectives”, for any fiscal year, shall mean one or more financial performance objectives of the Company and/or Operating Unit(s) established by the Committee in accordance with Section 4, which may include threshold Performance Objectives, target Performance Objectives and maximum Award Performance Objectives. Performance Objectives may be expressed in terms of earnings per share, earnings, return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return, net income, same store sales (measured by volume or percentage growth and for company, franchised or all stores), Company restaurant operating margins, or any combination thereof. Any of these Performance Objectives may be expressed as an objective before specified items. Performance Objectives may be expressed as a combination of Company and/or Operating Unit(s) Performance Objectives and may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

Annex C

WENDY’S INTERNATIONAL, INC.

2007 STOCK INCENTIVE PLAN

Section 1. Purpose. The purpose of this Wendy’s International, Inc. 2007 Stock Incentive Plan (the “Plan”) is to strengthen Wendy’s International, Inc. (the “Company”) by providing an incentive to the employees and directors of the Company and its subsidiaries (the “Subsidiaries”) and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment) and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Share Awards and Stock Units (as each term is herein defined).

Section 2. Administration of the Plan.

2.1 Committee Composition; Powers. The Board shall appoint a committee (the “Committee”) of not less than three (3) members of the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. Each member of the Committee shall be a Non-Employee Director and an Outside Director and shall satisfy any applicable stock exchange requirements. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the Eligible Individuals to whom and the time or times at which Awards and Options shall be granted, the number of Shares to be subject to each Award and Option, the terms and conditions of each Award and Option (and amendments thereto) and the duration of leaves of absence which may be granted to Grantees and Optionees without constituting a termination of their employment, or status as a director for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including without limitation the Company and all Grantees and Optionees.

2.2 Committee Action. Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Option granted under it.

2.3 No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

Section 3. Maximum Number of Shares Subject to Plan.

3.1 Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 6,000,000. The number of Shares that may be the subject of Options and Stock Appreciation Rights granted to an Eligible

Individual in any calendar year may not exceed 400,000 Shares. The number of Shares that may be the subject of Performance Shares granted to an Eligible Individual in any calendar year may not exceed 200,000 Shares. The dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $5,000,000.

3.2 Calculating Shares Available.

(i) Upon the granting of an Award or an Option, the number of Shares available under this Section 3 for the granting of further Awards and Options shall be reduced as follows:

(a) In connection with the granting of an Award or an Option (other than the granting of a Performance Unit denominated in dollars or Dividend Equivalents), the number of Shares available under this Section 3 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the Option Price, the maximum number of Shares available under this Section 3 shall be increased by the number of Shares so tendered.

(b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares available under this Section 3 for the granting of further Options and Awards initially shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares.

(c) In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 3 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards under this Section 3 shall be reduced by the number of Shares so issued.

(ii) Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

Section 4. Restricted Stock; Stock Units.

4.1 Restricted Stock. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 4.1.

(i) Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed all documents which the Committee may require as a condition to the issuance of such Shares, which may include an Agreement evidencing the Award, the appropriate blank stock powers and an escrow agreement. If a Grantee shall fail to execute any document which the Committee may require within the time period prescribed by the Committee at the time the Award of Restricted Stock is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent (which may be in the form of book entry Shares), the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii) Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 4.1(iii), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Lapse of Restrictions.

(a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(b) Effect of Change in Control. Except as otherwise provided in an Agreement, the restrictions upon Shares of Restricted Stock shall lapse upon a Qualified Termination or upon a Change in Control described in Section 29.6(C).

(iv) Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(v) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

4.2 Stock Unit Awards.

(i) Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Stock Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.

(ii) Payment of Awards. Each Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Stock Unit was granted. The Committee may, at the time a Stock Unit is granted, provide a limitation on the amount payable in respect of each Stock Unit. The Committee may provide for the settlement of Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

(iii) Effect of Change in Control. Except as otherwise provided in an Agreement, Stock Units shall become fully vested upon a Qualified Termination or upon a Change in Control described in Section 29.6(C).

Section 5. Non-Employee Director Formula Grants.

5.1 Formula Restricted Stock Unit Grants. Beginning in 2007, subject to the approval of the Plan by the Company’s stockholders as provided for in Section 28, each year each Eligible Director shall be granted the number of Restricted Stock Units under the Plan equal to $45,000, or such larger amount as may be approved by the Committee prior to the grant date, divided by the Fair Market Value of a Share on the grant date specified below and rounded to the nearest whole share. Each Formula Restricted Stock Unit shall be accompanied by one (1) related Dividend Equivalent Right. Such Formula Restricted Stock Units and related Dividend Equivalent Rights shall be granted on May 1 of each year. In the event that an insufficient number of Shares remains available under the Plan to make Awards to all Eligible Directors in a fiscal year, then unless the Plan is amended to provide additional Shares or the Company adopts another stock plan under which the Eligible Directors can participate, the Eligible Directors shall participate on a pro-rata basis.

5.2 Formula Restricted Stock Unit Agreements. All Formula Restricted Stock Units and related Dividend Equivalent Rights shall be evidenced by an Agreement, which shall include the following terms and conditions:

(i) Grantee and Number of Units. Each Agreement shall state the name of the Eligible Director to whom the Formula Restricted Stock Units have been granted and shall state the number of Formula Restricted Stock Units and related Dividend Equivalent Rights granted.

(ii) Dividend Equivalent Units Accompanying Formula Restricted Stock Units. Each Dividend Equivalent Right shall provide that any dividends or distributions that are paid with respect to Shares subject to the Formula Restricted Stock Units to which the Dividend Equivalent Right relates shall be automatically converted into additional Formula Restricted Stock Units based on the Fair Market Value of a Share on the date such dividend is paid (provided that no fractional Formula Restricted Stock Units shall be granted).

(iii) Non-Transferability. The Formula Restricted Stock Units awarded to the Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iv) Vesting. One-third (1/3) of the Formula Restricted Stock Units (including those credited pursuant to Section 5.2(ii) in connection with Dividend Equivalent Rights), rounded up to the nearest whole share, shall vest on each of the first three anniversaries of the grant date of such Formula Restricted Stock Units. Otherwise, each Grantee shall have the rights with respect to such Formula Restricted Stock Units as specified in the Plan.

(v) Effect of Change in Control. Upon a Qualified Termination or upon a Change in Control described in Section 29.6(C) which also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of its assets, in each case within the meaning of Section 409A of the Code, the Formula Restricted Stock Units (including those credited pursuant to Section 5.2(ii) in connection with Dividend Equivalent Rights) shall become fully vested.

(vi) Termination of Services by Grantee. Except as otherwise set forth in Section 5.2(v) or in this Section 5.2(vi), upon the termination of a Grantee’s services as a director, for any reason whatsoever, the unvested Formula Restricted Stock Units and related Dividend Equivalent Rights shall be forfeited as of the date of such termination. In the event a Grantee’s services as a director of the Company is terminated by reason of the Grantee’s death, the Grantee becoming Disabled, or by reason of the Grantee’s Retirement, then any unvested Formula Restricted Stock Units held by the Grantee (including those credited pursuant to Section 5.2(ii) in connection with Dividend Equivalent Rights) shall become immediately vested as of the date of such termination.

(vii) Issuance of Shares. Upon vesting of Formula Restricted Stock Units pursuant to Section 5.2(v) or (vi), upon vesting of Formula Restricted Stock Units pursuant to Section 5.2(iv) provided that the Grantee had not elected to defer such Award in the manner provided under Section 5.2(viii), or upon the termination of a Grantee’s service on the Board with regard to vested Formula Restricted Stock Units for which the Grantee had elected to defer in the manner provided under Section 5.2(viii), (A) the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to the Shares subject to the vested

Formula Restricted Stock Units, free of all restrictions hereunder and (B) the Dividend Equivalent Rights related to the vested Formula Restricted Stock Units shall terminate.

(viii) Deferral of Issuance of Shares. Prior to the first day of each calendar year in which a grant would otherwise be made pursuant to Section 5.1, an Eligible Director may make an irrevocable election under this Section 5.2(viii) to defer the issuance and delivery to which such Director may become entitled related to the Formula Restricted Stock Units and the related dividend equivalent rights that would otherwise be granted during such year until after the termination of such Director’s service on the Board. All elections made under this Section 5.2(viii) shall be made by submitting a Deferral Agreement to the Committee or to such other individual or entity designated by the Committee.

5.3 Formula Option Grants. Beginning in 2007, subject to the approval of the Plan by the Company’s stockholders as provided for in Section 28, each year each Eligible Director shall be granted the number of Options equal to $45,000, or such larger amount as may be approved by the Committee prior to the grant date, divided by the value of such option as of the grant date using the binomial lattice valuation method, or such other method as may be used by the Company to value options for financial accounting purposes, and rounded to the nearest whole share. Such Formula Options shall be granted on May 1 of each year. In the event that an insufficient number of Shares remains available under the Plan to make Awards to all Eligible Directors in a fiscal year, then unless the Plan is amended to provide additional Shares or the Company adopts another stock plan under which the Eligible Directors can participate, the Eligible Directors shall participate on a pro-rata basis.

5.4 Formula Option Requirements. All Formula Options shall be evidenced by an Agreement, which shall include the following terms and conditions:

(i) Optionee. Each Agreement shall state the name of the Eligible Director to whom the Formula Option has been granted.

(ii) Number of Shares. Each Agreement shall state the number of Shares to which that Formula Option pertains.

(iii) Purchase Price. Each Agreement shall state the Option Price, which shall be the Fair Market Value of a Share on the date of grant of such Formula Option.

(iv) Length of Formula Option. Each Formula Option granted pursuant to Section 5.3 shall be granted for a period of seven (7) years from the date of grant of such Formula Option. However, subject to Section 11, each Formula Option shall be exercisable only if the Optionee is an Eligible Individual at the time of such exercise.

(v) Exercise of Formula Option. One-third (1/3) of the Formula Options covered by each grant shall become exercisable on each of the three anniversaries of the grant date for such Formula Options. Otherwise, each Optionee shall have the right to exercise his or her Formula Options in the manner specified in the Plan. Each Formula Option shall be exercised by giving notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, certified check, delivery of Shares (valued at their Fair Market Value) or other property acceptable to the Committee, in payment of the Option Price for the number of Shares specified. From time to time the Committee may establish procedures relating to effecting such exercises, including procedures for cashless exercises through a registered broker-dealer. No fractional Shares (or cash in lieu thereof) shall be issued as a result of exercising a Formula Option. The Company shall make delivery of such Shares as soon as possible; provided, however, that if any law or regulation or securities exchange rule requires the Company to take action with respect to the Shares specified in such notice before issuance thereof, the date of delivery of such Shares shall then be extended for the period necessary to take such action.

(vi) Change in Control.

(A) upon a Qualified Termination, all Formula Options held by the affected Optionee outstanding on the date of such termination shall become immediately and fully exercisable and shall remain exercisable for a period of one (1) year following the date of such termination (but in no event beyond the maximum term of the Formula Option).

(B) upon a Change in Control described in Section 29.6(C), all Formula Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event that the Optionee’s service on the Board is terminated in connection with or as a result of such Change in Control, where such termination occurs within a period commencing on the date of such Change in Control and ending on the third anniversary of such Change in Control, all Formula Options held on the date of such termination shall remain exercisable for a period of one year following the date of such Change in Control (but in no event beyond the maximum term of the Formula Option).

Section 6. Option Grants to Eligible Individuals.

6.1 Selection of Optionees. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any Eligible Individual. In determining the persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any Eligible Individual who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

6.2 Option Requirements. The Options granted pursuant to this Section 6 shall be authorized by the Committee and shall be evidenced by an Agreement, which Agreement shall include the following terms and conditions:

(i) Optionee. Each Agreement shall state the name of the Optionee to whom the Option has been granted.

(ii) Number of Shares. Each Agreement shall state the number of Shares to which that Option pertains.

(iii) Purchase Price. Each Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares covered by such Option on the date of grant of such Option.

(iv) Length of Option. Each Option granted pursuant to this Section 6 shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, each Option shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Optionee is employed by the Company or a Subsidiary at the time of such exercise. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the first sentence on this Section 6.2(iv).

(v) Exercise of Option. Each Optionee shall have the right to exercise his or her Option at the time or times and in the manner specified in the Plan or in the Agreement evidencing such Option. The Committee may accelerate the exercisability of any Option granted to an Eligible Individual or any portion thereof at any time.

6.3 Types of Options. The Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or its “parent corporation” or a “subsidiary corporation” (as such terms are defined in Section 424 of the Code). Notwithstanding anything to the contrary contained in this Section 6, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent corporation or subsidiary corporations unless (i) the Option Price at the time such Option is granted is equal to at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000.00).

6.4 Method of Exercise of Options. Each Option shall be exercised pursuant to the terms of such Option as set forth in the applicable Agreement and pursuant to the terms of the Plan by giving notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, certified check, delivery of Shares (valued at their Fair Market Value) or other property acceptable to the Committee, in payment of the Option Price for the number of Shares specified. From time to time the Committee may establish procedures relating to effecting such exercises, including procedures for cashless exercises through a registered broker-dealer. No fractional Shares (or cash in lieu thereof) shall be issued as a result of exercising an Option. The Company shall make delivery of such Shares as soon as possible; provided, however, that if any law or regulation or securities exchange rule requires the Company to take action with respect to the Shares specified in such notice before issuance thereof, the date of delivery of such Shares shall then be extended for the period necessary to take such action.

6.5 Non-Transferability of Options. Except to the extent that, pursuant to the terms of the Plan or an Agreement, an Optionee’s legal representative or estate is permitted to exercise an Option, an Option is exercisable during an Optionee’s lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution.

6.6 Change in Control. Except as otherwise provided in an Agreement:

(i) upon a Qualified Termination, all Options held by the affected Optionee outstanding on the date of such termination shall become immediately and fully exercisable and shall remain exercisable for a period of one (1) year following the date of such termination (but in no event beyond the maximum term of the Option).

(ii) upon a Change in Control described in Section 29.6(C), all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. Unless otherwise specified in an Award or in an employment or other agreement with the Company, in the event that (A) an Optionee who is an employee of the Company or a Subsidiary whose employment is terminated by the Company or Subsidiary without Cause or by the employee for Good Reason, or (B) an Optionee who is an Outside Director whose service on the Board is terminated in connection with or as a result of such Change in Control, where such termination occurs within a period commencing on the date of such Change in Control and ending on the third anniversary of such Change in Control, all Options held on the date of such termination shall remain exercisable for a period of one year following the date of such Change in Control (but in no event beyond the maximum term of the Option).

6.7 Buy Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the Fair Market Value of the Shares covered by such Option over the Option Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Shares, or partly in cash and partly in Shares, as the Committee deems advisable. To the extent payment is made in Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Share in satisfaction of this buy out provision.

Section 7. Stock Appreciation Rights.

7.1 Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may, either alone or in connection with the grant of an Option, grant to any Eligible Individual Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2 Stock Appreciation Right Related to an Option. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(i) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(ii) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last trading date immediately preceding the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iii) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3 Stock Appreciation Right Unrelated to an Option. A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.

(i) Terms; Duration. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. However, each Stock Appreciation Right shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Grantee is employed by the Company or a Subsidiary at the time of such exercise.

(ii) Amount Payable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iii) Non-Transferability. No Stock Appreciation Right unrelated to an Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative.

7.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by giving written notice to the Company at its principal place of business or other address designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

7.5 Form of Payment. Payment of the amount determined under Section 7.2(ii) or 7.3(ii) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.6 Effect of Change in Control. Except as otherwise provided in an Agreement:

(i) upon a Qualified Termination, all Stock Appreciation Rights held by the affected Grantee as of the date of such termination shall become immediately and fully exercisable and shall remain exercisable for a period of one (1) year following the date of such termination (but in no event beyond the maximum term of the Stock Appreciation Right).

(ii) upon a Change in Control described in Section 29.6(C), all Stock Appreciation Rights shall become immediately and fully exercisable. Unless otherwise specified in an Award or in an employment or other agreement with the Company, in the event that (A) a Grantee who is an employee of the Company or a Subsidiary whose employment is terminated by the Company or Subsidiary without Cause or by the employee for Good Reason, or (B) a Grantee who is an Outside Director whose service on the Board is terminated in connection with or as a result of such Change in Control, where such termination occurs within a period commencing on the date of such Change in Control and ending on the third anniversary of such Change in Control, all Stock Appreciation Rights held on the date of such termination shall remain exercisable for a period of one year following the date of such Change in Control (but in no event beyond the maximum term of the Stock Appreciation Right).

Section 8. Dividend Equivalent Rights. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Dividend Equivalent Rights to any Eligible Individual in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amounts payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee. Notwithstanding the foregoing, a Dividend Equivalent Right granted in connection with or related to an Option or a Stock Appreciation Right shall be granted in a manner and on such terms as will not result in the related Option or Stock Appreciation Right as being treated as providing for deferred compensation under Section 409A of the Code and the regulations promulgated thereunder.

Section 9. Performance Awards.

9.1 Performance Units. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Units, the terms and conditions of which shall be set forth in an Agreement. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Unit represents the right to receive payment as provided in Sections 9.1(i) and (ii) of (a) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (b) in the case of dollar-denominated Performance Units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to become earned, the Performance Cycle within which such Performance Objectives must be satisfied and any additional vesting criteria.

(i) Vesting and Forfeiture. Subject to Sections 9.3(iii) and 9.4, a Grantee shall become vested with respect to the Performance Units at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted. Performance Units with respect to which Performance Objectives have been attained may also be subject to additional vesting conditions based on continued service and such other conditions as may be established by the Committee at the time the Award is granted.

(ii) Payment of Awards. Subject to Section 9.3(iii) and 9.4, payment to Grantees in respect of vested Performance Units shall be made at the time and in the manner set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2 Performance Shares. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Shares, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(i) Rights of Grantee. Performance Shares shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, or on such other date as the Committee may determine, provided that the Grantee has executed all documents which the Committee may require as a condition to the issuance of such Performance Shares, which may include an Agreement evidencing the Award, the appropriate blank stock powers and an escrow agreement. If a Grantee shall fail to execute any document which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent (which may be in the form of book entry Shares), the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii) Non-Transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(iii) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) Lapse of Restrictions. Subject to Sections 9.3(iii) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted. Performance Shares with respect to which Performance Objectives have been attained may also be subject to additional vesting conditions based on continued service or such other conditions as may be established by the Committee at the time the Award is granted.

(iv) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(v) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Performance Shares, free of all restrictions hereunder.

9.3 Performance Objectives.

(i) Establishment. Performance Objectives for Performance Awards may be expressed in terms of earnings per share, earnings, return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return, net income, same store sales (measured by volume or percentage growth and for Company, franchised or all stores), Company restaurant operating margins, or any combination thereof. Any of these Performance Objectives may be expressed as an objective before specified items. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Operating Units or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(ii) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

(iii) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

9.4 Effect of Change in Control. Unless the Committee determines otherwise at the time of grant of a Performance Award:

(i) in the event of a Qualified Termination:

(A) With respect to Performance Units, the Grantee shall (I) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee and (II) be entitled to receive in respect of all Performance Units which become vested as a result of a Qualified Termination a cash payment within thirty (30) days after such Qualified Termination.

(B) With respect to Performance Shares, all restrictions shall lapse as of the date of the Qualified Termination on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee.

(ii) in the event of a Change in Control described in Section 29.6(C):

(A) With respect to Performance Units, the Grantee shall (I) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee and (II) be entitled to receive in respect of all Performance Units which become vested as a result of such Change in Control a cash payment within thirty (30) days after such Change in Control.

(B) With respect to Performance Shares, all restrictions shall lapse as of the date of such Change in Control on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee.

9.5 Non-Transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

Section 10. Share Awards. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual a Share Award on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Section 11. Effect of a Termination on Options and Awards.

11.1 Earlier Termination. Upon the termination of an Optionee’s or Grantee’s employment with the Company and its Subsidiaries or of service to the Board as an Eligible Director, for any reason whatsoever, except as otherwise set forth in this Section 11, in an Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Options and Awards granted to such individual will be treated as follows:

(i) Any Options, Formula Options and Stock Appreciation Rights will (A) to the extent not vested and exercisable as of the date of such termination of employment or of service to the Board as an Eligible Director, terminate on the date of such termination and (B) to the extent vested and exercisable as of the date of such termination of employment or of service to the Board as an Eligible Director, remain exercisable for a period of ninety (90) days following the date of such termination or, in the event of such Optionee’s or Grantee’s death during such ninety (90) day period, remain exercisable by the estate of the deceased individual until the end of the period of one year following the date of such termination (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii) Any unvested portion of any Restricted Stock or Stock Units will be immediately forfeited.

(iii) Any Performance Shares or Performance Units will terminate.

(iv) Any other Awards to the extent not vested will terminate.

11.2 Upon Death or Disability. Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment is terminated with the Company and its Subsidiaries as a result of such individual’s death or such individual becoming Disabled, Options and Awards granted to such individual will be treated as follows:

(i) Any Options or Stock Appreciation Rights shall become immediately exercisable as of the date of such termination of employment, and the Optionee or Grantee, or in the event the Optionee or Grantee is incapacitated and unable to exercise the rights granted hereunder, the individual’s legal guardian or legal representative, or in the event the Optionee or Grantee dies, the estate of the deceased individual, shall have the right to exercise any rights the Optionee or Grantee would otherwise have had under the Plan for a period of one year after the date of such termination (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii) Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

(iii) Any Performance Shares or Performance Units will remain outstanding and the Grantee or the Grantee’s estate will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.3 Upon Retirement. Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment with the Company and its Subsidiaries is terminated by reason of such individual’s Retirement, Options and Awards granted to such individual will be treated as follows:

(i) With respect to any Options and Stock Appreciation Rights, for a period of 48 months following the date of such Retirement (but in no event beyond the maximum term of the Option or Stock Appreciation Right), the Options or Stock Appreciation Rights shall remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Optionee or Grantee shall have the right to exercise any rights the individual would otherwise have had under the Plan. Notwithstanding the foregoing, in the event that an Optionee does not exercise an Incentive Stock Option prior to the expiration of the three-month period after the date of the Optionee’s Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(ii) Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

(iii) Any Performance Shares or Performance Units will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.4 Upon Termination of Employment in Connection with Certain Dispositions. Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment with the Company and its Subsidiaries is terminated without Cause in connection with a disposition of one or more restaurants or other assets by the Company or its Subsidiaries, or in connection with a sale or other disposition of a Subsidiary, the Options and Awards granted to such individual will be treated as follows:

(i) With respect to Options and Stock Appreciation Rights, such Award will remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Optionee or Grantee will have the right to exercise any rights the individual would otherwise have had under the Plan for a period of one year following the date of such termination of employment (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

(ii) Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

(iii) Any Performance Shares or Performance Units will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

11.5 Upon Qualified Termination or Change in Control described in Section 29.6(C). Except as otherwise provided in an Agreement, upon a Qualified Termination or Change in Control described in Section 29.6(C) the Options and Awards granted to an individual will be treated as set forth in Sections 4.1(iii)(b), 4.2(iii), 5.2(v)(b), 5.4(vi), 6.6, 7.6, or 9.4.

Section 12. Effect of Change in Common Shares Subject to the Plan.

12.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iv) the number and class of Shares or other securities in respect of which Formula Restricted Stock Units are to be granted under Section 5, and (v) the Performance Objectives.

12.2 Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

12.3 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

Section 13. Effect of Certain Transactions. Subject to Sections 4.1(iii)(b), 4.2(iii), 6.6, 7.6 and 9.4 or as otherwise provided in an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.

Section 14. Listing and Registration of Common Shares. If at any time the Board shall determine that listing, registration or qualification of the Shares covered by an Option or Award upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Shares under the Option, the Option may not be exercised in whole or in part, and Shares shall not be delivered in connection with any other Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

Section 15. Misconduct. In the event that an Optionee or Grantee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or (iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee’s or Grantee’s employment with, or status as a director to, the Company or its Subsidiaries, then that Optionee or Grantee shall forfeit all rights under any outstanding Option or Award granted under the Plan and all of that Optionee’s or Grantee’s outstanding Options or Awards shall automatically terminate, unless the Committee shall determine otherwise.

Section 16. Payment Following Death or Incapacity. In the event any amounts or Shares become payable or issuable pursuant to an Award or Option after the Grantee or Optionee dies or becomes incapacitated, such amounts or Shares shall be paid or issued, in the case of death, to the decedent’s estate or, in the case of incapacity, to the Grantee’s or Optionee’s legal guardian or legal representative.

Section 17. Foreign Employees. Without amending the Plan, the Committee may grant Options or Awards to Eligible Individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.

Section 18. Deferral of Payments or Vesting. Notwithstanding anything to the contrary contained herein, the Committee may provide for the deferral of the issuance or vesting in Shares or the payment of cash in respect of an Option or Award granted under the Plan, provided that (i) with respect to Options, Stock Appreciation Rights and other Awards that are not intended to constitute deferred compensation under Section 409A, any such deferral shall be done in a manner and on such terms as will not result in any Option, Stock Appreciation Right or other such Award being treated as providing for deferred compensation under Section 409A of the Code and the regulations promulgated thereunder and (ii) any such deferral shall otherwise be done in a manner that complies with Section 409A of the Code. The terms and conditions of any such deferral shall be set forth in the Agreement evidencing such Option or Award.

Section 19. No Rights to Options, Awards or Employment. No individual shall have any claim or right to be granted an Option or Award under the Plan. Having received an Option or Award under the Plan shall not give an individual any right to receive any other grant under the Plan. No Optionee or Grantee shall have any rights to or interest in any Option or Award except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any individual any right to be retained in the employ of the Company or its Subsidiaries, or as a member of the Board.

Section 20. Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

Section 21. Withholding of Taxes.

21.1 At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, an Optionee or Grantee may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

21.2 If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

Section 22. Amendment or Termination; Duration. The Board may amend or terminate the Plan at any time, provided that the Board shall not make any change in the Options or Awards that will impair the rights of the Optionee or Grantee therein, without the consent of the Optionee or Grantee.

Section 23. Other Actions. The Plan shall not restrict the authority of the Committee, the Board or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any employee, director or other person. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

Section 24. Costs and Expenses. Except as provided in Section 21 hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Employee receiving a grant.

Section 25. Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

Section 26. Laws Governing Plan. The Plan shall be construed under and governed by the laws of the State of Ohio.

Section 27. Captions. The captions to the several sections hereof are not a part of the Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

Section 28. Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval of the Plan by the affirmative vote of the holders of a majority of the Company’s securities that are voted on the issue of the approval of the Plan at a meeting of stockholders duly held in accordance with the applicable laws of the State of Ohio.

Section 29. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the respective meanings set forth below:

29.1 “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

29.2 “Award” means a grant of Restricted Stock, a Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

29.3 “Board” means the Board of Directors of the Company.

29.4 “Cause” means:

(i) in the case of an Eligible Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

(ii) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect following a Change in Control; and

(iii) in all other cases, (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) intentional violation of Company or applicable Subsidiary policy, (d) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (e) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (a) of this Section 29.4(iii) shall not constitute “Cause.”

29.5 “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

29.6 “Change in Control” shall mean the occurrence of:

(A) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, as “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(B) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(C) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

(1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Company, and

(3) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Company’s then outstanding voting securities or its common stock;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan provided a Change in Control shall actually have occurred.

29.7 “Code” means the Internal Revenue Code of 1986, as amended.

29.8 “Disabled,” with regard to any particular Optionee or Grantee, shall have the meaning (i) set forth in Section 22(e)(3) of the Code, in the context of determining the period during which Incentive Stock Options granted to an Optionee may be exercised and (ii) set forth in the Company’s long term disability program applicable to such Optionee or Grantee in all other contexts or, if no long term disability program is applicable to such Optionee or Grantee, as set forth in the Company’s long term disability program generally applicable to officers of the Company.

29.9 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

29.10 “Eligible Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

29.11 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director or employee of the Company or a Subsidiary, or (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

29.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

29.13 “Fair Market Value” on any date shall be equal to the mean of the high and low prices at which Shares are traded on the New York Stock Exchange on such date.

29.14 “Formula Restricted Stock Units” means Formula Restricted Stock Units granted pursuant to Sections 5.1 and 5.2.

29.15 “Formula Options” means Formula Options granted pursuant to Sections 5.3 and 5.4.

29.16 “Good Reason” means the occurrence after a Change in Control of any of the following events or conditions without the affected individual’s express written consent:

(i) a change in the individual’s status, title, position or responsibilities (including reporting responsibilities) which, in the individual’s reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the individual of any duties or responsibilities which, in the individual’s reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the individual from or failure to reappoint or reelect him to any of such positions (except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the individual other than for Good Reason as otherwise defined herein);

(ii) a reduction by the Company in the individual’s base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, or a failure to increase individual’s annual base salary as of his established annual salary review date in any calendar year by a percentage at least as great as the annual increase in the Consumer Price Index for All Urban Consumers and for All Items most recently published by the United States Bureau of Labor Statistics prior to such salary review date;

(iii) the Company requiring the individual to be based at any place outside a 30-mile radius from the individual’s business office location immediately prior to the Change in Control, except for reasonably required travel on Company business which is not materially greater than such travel requirements prior to the Change in Control; and

(iv) the failure by the Company to continue to provide the individual with the compensation and benefits substantially similar (in terms of benefit levels and/or reward opportunities) to those provided for under this Plan and those provided to him under any of the employee benefit plans in which the individual becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the individual of any material fringe benefit enjoyed by him at the time of the Change in Control.

29.17 “Grantee” means a person to whom an Award has been granted under the Plan.

29.18 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

29.19 “Non-Employee Director” means a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

29.20 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

29.21 “Operating Unit” means any operating unit or division of the Company designated as a Operating Unit by the Committee.

29.22 “Option” means a Nonqualified Stock Option, an Incentive Stock Option, or any or all of them.

29.23 “Optionee” means a person to whom an Option has been granted under the Plan.

29.24 “Option Price” means the price at which a Share covered by an Option granted hereunder may be purchased.

29.25 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

29.26 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

29.27 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation.

29.28 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Operating Unit will be measured.

29.29 “Performance Objectives” has the meaning set forth in Section 9.3.

29.30 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.2.

29.31 “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.

29.32 “Plan” means this Wendy’s International, Inc. 2007 Stock Incentive Plan, as amended and restated from time to time.

29.33 “Qualified Termination” means, unless otherwise specified in an Award or in an employment or other agreement with the Company, the termination within a period commencing on a Change in Control described in Sections 29.6(A) or (B) and ending on the third anniversary of such Change in Control, (i) in the case of an employee of the Company or a Subsidiary, of the employee’s employment by the Company or Subsidiary without Cause or by the employee for Good Reason, or (ii) in the case of an Outside Director, of such Outside Director’s service on the Board in connection with or as a result of such Change in Control.

29.34 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 4.1.

29.35 “Retirement” means (i) in the case of an employee of the Company or a Subsidiary, the termination of employment at or after attaining age 60 with at least ten (10) years of service (as defined in the Company’s qualified retirement plans), other than by reason of death, Disability or for Cause and (ii) in the case of a member of the Board, termination of membership on the Board at or after attaining age 60 with at least three (3) years of service as a member of the Board, other than by reason of death, Disability or for Cause.

29.36 “Share Award” means an Award of Shares granted pursuant to Section 10.

29.37 “Shares” means shares of the common stock, without par, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

29.38 “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

29.39 “Stock Unit” means a right granted to an Eligible Individual under Section 4.2 representing a number of hypothetical Shares.

Section 30. Term of Plan. Options and Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is approved by the Shareholders, unless the Plan is earlier terminated pursuant to the provisions hereunder.

WENDY’S INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

APRIL 26, 2007

Wendy’s Corporate Headquarters

One Dave Thomas Boulevard (4288 West Dublin-Granville Road) • Dublin, OH 43017

(614) 764-3100 • Meeting begins at 9:00 a.m. • Doors open at 8:15 a.m.

Shareholders are invited to attend the Annual Meeting of Shareholders. Please note the following admission requirements:

•	For shareholders of record, an admission ticket (which is attached to the enclosed Proxy) and government-issued picture identification will be required to enter the meeting.

•	Shareholders owning common shares through a broker, bank or other record holder must bring evidence of ownership as of March 5, 2007, such as an account statement, proxy issued by the record holder or other acceptable document in addition to a government-issued picture identification.

•	A representative of a corporation, limited liability company, partnership or other legal entity that is a shareholder must also present acceptable evidence of authority to represent such entity at the meeting. Only one representative of an entity will be admitted.

•	AN INDIVIDUAL ARRIVING AT THE MEETING SITE WITHOUT AN ADMISSION TICKET, ACCOUNT STATEMENT, PROXY ISSUED BY THE RECORD HOLDER OR OTHER ACCEPTABLE DOCUMENT AND A GOVERNMENT-ISSUED PICTURE IDENTIFICATION WILL NOT BE ADMITTED UNLESS THE COMPANY CAN OTHERWISE VERIFY OWNERSHIP AS OF THE RECORD DATE. SEATING AT THE MEETING IS LIMITED AND ADMISSION IS ON A FIRST-COME, FIRST-SERVED BASIS. CAMERAS, CELL PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

The meeting will be broadcast live over the internet beginning at 9:00 a.m. EDT at www.wendys-invest.com and will be archived on the site. For further information, contact Wendy’s Investor Relations Department at 1-800-443-7266, extension 3138.

Directions: Exit heading south onto Sawmill Road (Exit 20) from I-270 which is located in the northwest section of the greater Columbus, Ohio area. Travel approximately  3/4 mile and turn right onto W. Dublin-Granville Road. Wendy’s Corporate Headquarters is located on W. Dublin-Granville Road, approximately  1/2 mile on the right.

Dear Wendy’s International, Inc. Shareholder:

You are invited to join our directors and management at the Annual Meeting of Shareholders of Wendy’s International, Inc. The meeting will be held at Wendy’s Corporate Headquarters, One Dave Thomas Boulevard (4288 West Dublin-Granville Road), Dublin, Ohio 43017, on Thursday, April 26, 2007, beginning at 9:00 a.m., local time.

We will elect directors; ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current year; approve the Company’s new Senior Executive Annual Performance Plan; approve the Company’s 2007 Stock Incentive Plan; consider three Shareholder Proposals, if presented at the Annual Meeting, as described on pages 57 to 64 of the Proxy Statement; and transact such other business as may properly come before the meeting. We will also announce the Company’s financial results for the first quarter. If you plan to attend the meeting, please note the attendance requirements described on the enclosed admission ticket.

It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form, and date, sign and return your proxy form in the enclosed envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendations of Wendy’s directors.

As an alternative, we are offering shareholders the opportunity to vote their shares electronically through the internet or by telephone. To vote by internet, log on to www.voteproxy.com and follow the on-screen instructions. To vote by telephone (touch-tone phone only), call 1-800-PROXIES and follow the recorded instructions. Please have the proxy card available when you vote by internet or telephone.

Sincerely,

Chief Executive Officer and President

If you plan to attend the Annual Meeting of Shareholders, please mark the box on the enclosed Proxy Card, tear off the attached Admission Ticket and bring it with you to the meeting.

The Admission Ticket and a government-issued picture identification will be required to enter the meeting.

ADMISSION TICKET

WENDY’S INTERNATIONAL, INC.

Annual Meeting of Shareholders

April 26, 2007

9:00 a.m., Local Time

If you plan to attend the Annual Meeting, please mark the box on the reverse side of the

Proxy Card and keep this portion as your Admission Ticket.

WENDY’S INTERNATIONAL, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting

April 26, 2007

The undersigned hereby constitutes and appoints Kerrii B. Anderson, Leon M. McCorkle, Jr. and Brendan P. Foley, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Wendy’s International, Inc. to be held at Wendy’s Corporate Headquarters, One Dave Thomas Boulevard (4288 West Dublin-Granville Road), Dublin, Ohio 43017, on Thursday, April 26, 2007, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you either sign and return this card or vote electronically.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current year, FOR the approval of the Company’s new Senior Executive Annual Performance Plan, FOR the approval of the Company’s 2007 Stock Incentive Plan and AGAINST the Shareholder Proposals.

(If you have written in the space below, please mark the corresponding box on the reverse side of the card.)

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF THE SHAREHOLDERS OF

WENDY’S INTERNATIONAL, INC.

Thursday, April 26, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have the proxy card available when you call.
ACCOUNT NUMBER
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have the proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

ê Please detach and mail in the envelope provided IF you are not voting via telephone or the internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors				2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current year.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES:

☐	WITHHOLD AUTHORITY	O Janet Hill
	FOR ALL NOMINEES	O John R. Thompson		3. Approval of the Company’s new Senior Executive Annual Performance Plan.	☐	☐	☐
O J. Randolph Lewis
☐	FOR ALL EXCEPT	O Stuart I. Oran
	(See instruction below)			4. Approval of the Company’s 2007 Stock Incentive Plan.	☐	☐	☐

				5. Approval of the Shareholder Proposal regarding a policy to identify and label all food products containing genetically-engineered ingredients or products of animal cloning.	☐	☐	☐

				6. Approval of the Shareholder Proposal regarding a report pertaining to social and environmental sustainability.	☐	☐	☐

				7. Approval of the Shareholder Proposal regarding a report on the feasibility of requiring suppliers to phase in controlled-atmosphere killing of poultry.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here. ●				8. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the nominees, FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current year, FOR approval of the new Senior Executive Annual Performance Plan, FOR approval of the 2007 Stock Incentive Plan, and AGAINST the Shareholder Proposals.

I hereby revoke all proxies heretofore given by me to vote at said meeting or any adjournments thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐	Please check here if you wish to attend the meeting. Please check here if you have written comments on the reverse side hereof.		☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.